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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

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Momenta Pharmaceuticals, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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 MOMENTA PHARMACEUTICALS, INC.
675 West Kendall Street
Cambridge, Massachusetts 02142

                      April 22, 2013

To Our Stockholders:

        You are cordially invited to attend the 2013 Annual Meeting of Stockholders of Momenta Pharmaceuticals, Inc. to be held at 10:30 a.m., local time, on Tuesday, June 11, 2013, at the Hotel Marlowe, 25 Edwin H. Land Blvd, Cambridge, MA 02141.

        The Notice of Meeting and Proxy Statement on the following pages describe the matters to be presented at the meeting.

        It is important that your shares be represented at this meeting to assure the presence of a quorum. Whether or not you plan to attend the meeting, we hope that you will have your stock represented by voting your shares over the Internet or by telephone as provided in the instructions set forth on the enclosed proxy card, or by completing, signing, dating and returning your proxy in the enclosed envelope, as soon as possible. Your stock will be voted in accordance with the instructions you have given in your proxy.

        Thank you for your continued support.

Sincerely,

Craig A. Wheeler President and Chief Executive Officer

 MOMENTA PHARMACEUTICALS, INC.
675 West Kendall Street
Cambridge, Massachusetts 02142

        NOTICE OF 2013 ANNUAL MEETING OF STOCKHOLDERS

To Be Held on June 11, 2013

To Our Stockholders:

        NOTICE IS HEREBY GIVEN that the 2013 Annual Meeting of Stockholders of Momenta Pharmaceuticals, Inc., or the Annual Meeting, will be held on Tuesday, June 11, 2013 at 10:30 a.m., local time, at the Hotel Marlowe, 25 Edwin H. Land Blvd, Cambridge, MA 02141. At the Annual Meeting, stockholders will consider and vote on the following matters:

  1.
  to elect three members to our board of directors to serve as Class III directors, each for a term of three years;

  2.
  to ratify the selection by the audit committee of our board of directors of Ernst & Young LLP as our independent registered public accounting firm for the year ending December 31, 2013;

  3.
  to approve, on an advisory basis, the compensation of our named executive officers; and

  4.
  to approve the Momenta Pharmaceuticals, Inc. 2013 Incentive Award Plan.

        The stockholders will also act on any other business that may properly come before the Annual Meeting or any adjournment thereof.

        Stockholders of record at the close of business on Monday, April 15, 2013 are entitled to notice of, and to vote at, the Annual Meeting or any adjournment thereof. Your vote is important regardless of the number of shares you own. A complete list of such stockholders will be open to the examination of any stockholder at our principal executive offices at 675 West Kendall Street, Cambridge, Massachusetts 02142, during ordinary business hours, for a period of ten days prior to the Annual Meeting as well as on the day of the Annual Meeting. The Annual Meeting may be adjourned from time to time without notice other than by announcement at the Annual Meeting.

        We hope that all stockholders will be able to attend the Annual Meeting in person. However, to ensure that a quorum is present at the Annual Meeting, please vote your shares over the Internet or by telephone as provided in the instructions set forth on the enclosed proxy card, or complete, date, sign and promptly return the enclosed proxy card whether or not you expect to attend the Annual Meeting. A postage-prepaid envelope, addressed to Broadridge Financial Solutions, which is serving as proxy tabulator, has been enclosed for your convenience. If you attend the Annual Meeting in person, your proxy will, upon your written request, be returned to you and you may vote your shares in person.

        All stockholders are cordially invited to attend the Annual Meeting.

By Order of the Board of Directors,

Bruce A. Leicher Secretary

Cambridge, Massachusetts
April 22, 2013

WHETHER OR NOT YOU EXPECT TO ATTEND THE ANNUAL MEETING, PLEASE VOTE YOUR SHARES OVER THE INTERNET OR BY TELEPHONE AS PROVIDED IN THE INSTRUCTIONS SET FORTH ON THE ENCLOSED PROXY CARD, OR COMPLETE, DATE AND SIGN THE ENCLOSED PROXY CARD AND PROMPTLY MAIL IT IN THE ENCLOSED ENVELOPE TO ASSURE REPRESENTATION OF YOUR SHARES AT THE ANNUAL MEETING. NO POSTAGE NEED BE AFFIXED IF THE PROXY CARD IS MAILED WITHIN THE UNITED STATES.

 MOMENTA PHARMACEUTICALS, INC.
675 WEST KENDALL STREET
CAMBRIDGE, MASSACHUSETTS 02142

PROXY STATEMENT

For the 2013 Annual Meeting of Stockholders
to be held on Tuesday, June 11, 2013

        This proxy statement and the enclosed proxy card are being furnished in connection with the solicitation of proxies by the board of directors of Momenta Pharmaceuticals, Inc., also referred to in this proxy statement as the "Company", "Momenta", "we" or "us", for use at the 2013 Annual Meeting of Stockholders, or the Annual Meeting, to be held on Tuesday, June 11, 2013 at 10:30 a.m., local time, at the Hotel Marlowe, 25 Edwin H. Land Blvd, Cambridge, MA 02141, and at any adjournment thereof. You may obtain directions to the location of the Annual Meeting by contacting Bruce A. Leicher, Secretary, Momenta Pharmaceuticals, Inc., 675 West Kendall Street, Cambridge, Massachusetts 02142, telephone: (617) 491-9700.

        All proxies will be voted in accordance with the instructions contained in those proxies. If no choice is specified, the proxies will be voted in accordance with the board of directors' recommendations. This means that the proxies will be voted in favor of Proposals 1, 2, 3 and 4 as set forth in the accompanying Notice of Meeting. Any proxy may be revoked by a stockholder at any time before it is exercised by delivery of written revocation to our Secretary, by executing and delivering a later-dated proxy or by appearing at the Annual Meeting and voting in person.

        Our 2012 Annual Report to Stockholders for the fiscal year ended December 31, 2012 is being mailed to stockholders with the mailing of these proxy materials on or about May 3, 2013.

Important Notice Regarding the Availability of Proxy Materials for the Annual
Meeting of Stockholders to be Held on June 11, 2013:

        This proxy statement and the 2012 Annual Report to Stockholders are available for viewing, printing and downloading at http://ir.momentapharma.com/annuals.cfm.

        A copy of our Annual Report on Form 10-K for the fiscal year ended December 31, 2012 as filed with the Securities and Exchange Commission, except for exhibits, will be furnished without charge to any stockholder upon request to Momenta Pharmaceuticals, Inc., 675 West Kendall Street, Cambridge, Massachusetts 02142, Attention: Bruce A. Leicher, facsimile: (617) 621-0431, by calling (617) 491-9700 or is available on our website at http://ir.momentapharma.com/annuals.cfm.

Voting Securities and Votes Required

        Stockholders of record at the close of business on Monday, April 15, 2013 will be entitled to notice of, and to vote at, the Annual Meeting. On that date, 51,924,643 shares of our common stock were issued and outstanding. Each share of common stock entitles the holder thereof to one vote with respect to all matters submitted to stockholders at the Annual Meeting. We have no other securities entitled to vote at the Annual Meeting.

        The presence in person or representation by proxy of the holders of a majority of the shares of common stock issued and outstanding and entitled to vote at the Annual Meeting is necessary to establish a quorum for the transaction of business. If a quorum is not present, the Annual Meeting will be adjourned until a quorum is obtained.

        Directors are elected by a plurality of the votes cast by the stockholders (Proposal 1). The ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm (Proposal 2), the approval, on an advisory basis, of the compensation of our named executive officers (Proposal 3) and the approval of the Momenta Pharmaceuticals, Inc. 2013 Incentive Award Plan (Proposal 4) require a majority of the votes cast by holders of stock present or represented and voting on such matter. The votes will be counted, tabulated and certified by a representative of Broadridge Financial Solutions, which will serve as the inspector of elections at the Annual Meeting.

        Abstentions and broker non-votes (when shares are represented at the Annual Meeting by a proxy specifically conferring only limited authority to vote on certain matters and no authority to vote on other matters) are included in the shares present or represented at the Annual Meeting for purposes of determining whether a quorum is present. Abstentions and broker non-votes will not be considered votes properly cast at the Annual Meeting. Because the approval of each proposal is based on the votes properly cast at the Annual Meeting, abstentions and broker non-votes will not be included in the calculation of the stockholder vote on proposals.

Voting Your Shares

        If you are the record holder of your shares, you may vote in one of four ways. You may vote by submitting your proxy over the Internet, by telephone, or by mail or you may vote in person at the Annual Meeting.

        You may vote over the Internet.    If you have Internet access, you may vote your shares from any location in the world by following the "Vote by Internet" instructions set forth on the enclosed proxy card.

        You may vote by telephone.    You may vote your shares by following the "Vote by Phone" instructions set forth on the enclosed proxy card.

        You may vote by mail.    You may vote by completing, dating and signing the proxy card that accompanies this proxy statement and promptly mailing it in the enclosed postage-prepaid envelope. You do not need to put a stamp on the enclosed envelope if you mail it in the United States. The shares you own will be voted according to the instructions on the proxy card you mail. If you return the proxy card, but do not give any instructions on a particular matter described in this proxy statement, the shares you own will be voted in accordance with the recommendations of our board of directors. Our board of directors recommends that you vote FOR each nominee for director, FOR the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm, FOR the approval, on an advisory basis, of the compensation of our named executive officers and FOR approval of the Momenta Pharmaceuticals, Inc. 2013 Incentive Award Plan.

        You may vote in person.    If you attend the Annual Meeting, you may vote by delivering your completed proxy card in person or you may vote by completing a ballot. Ballots will be available at the meeting.

Changing Your Vote; Revocation of Proxy; Broker Non-Votes

        Voting over the Internet or by telephone or execution of a proxy will not in any way affect a stockholder's right to attend the Annual Meeting and vote in person. A proxy may be revoked before it is used to cast a vote. To revoke a proxy, a stockholder must:

  •
  file with our Secretary, at or before the taking of the vote at the Annual Meeting, a written notice of revocation bearing a later date than the proxy;

  •
  duly execute a later-dated proxy relating to the same shares and deliver it to our Secretary before the taking of the vote; or

  •
  attend the Annual Meeting and vote in person. Attendance at the Annual Meeting, if a stockholder does not vote, will not be sufficient to revoke a proxy.

        Any written notice of revocation or subsequent proxy should be sent to us at the following address: Momenta Pharmaceuticals, Inc., 675 West Kendall Street, Cambridge, MA 02142,

Attention: Bruce A. Leicher, Secretary. The shares represented by all properly executed proxies received in time for the Annual Meeting will be voted as specified in those proxies. If the shares you own are held in your name and you do not specify in the proxy card how your shares are to be voted, they will be voted for the election of the directors named in this proxy statement, for the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm, for the approval, on an advisory basis, of the compensation of our named executive officers, for approval of the Momenta Pharmaceuticals, Inc. 2013 Incentive Award Plan and, in the discretion of the persons appointed as proxies, on any other items that may properly come before the Annual Meeting. If the shares you own are held in "street name," the bank or brokerage firm, as the record holder of your shares, is required to vote your shares in accordance with your instructions. To vote your shares held in "street name," you will need to follow the directions provided to you by your bank or brokerage firm.

        Under applicable stock exchange rules, if you do not give instruction to your bank, broker or other nominee, the nominee will still be able to vote your shares with respect to certain "discretionary" items, but will not be allowed to vote your shares with respect to certain "non-discretionary" items. In the case of non-discretionary items, the shares that do not receive voting instructions will be treated as broker non-votes. The election of directors, the approval of a non-binding advisory vote on executive compensation and the approval of the Momenta Pharmaceuticals, Inc. 2013 Incentive Award Plan are non-discretionary items and the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm is a discretionary item.

 PROPOSAL ONE

ELECTION OF DIRECTORS

Board Recommendation

        The board of directors recommends a vote FOR the election of each of Dr. Thomas P. Koestler, Dr. Bennett M. Shapiro and Dr. Elizabeth Stoner as Class III directors.

        We have three classes of directors, currently consisting of three Class I directors, three Class II directors and three Class III directors. At each annual meeting, directors are elected for a full term of three years to succeed those whose terms are expiring. The terms of the three classes are staggered in a manner so that only one class is elected by stockholders annually. Dr. Thomas P. Koestler, Dr. Bennett M. Shapiro and Dr. Elizabeth Stoner are currently serving as Class III directors. The Class III directors elected this year will serve as members of our board of directors until the 2016 annual meeting of stockholders, or until their respective successors are elected and qualified.

        The persons named in the enclosed proxy card will vote to elect Drs. Koestler, Shapiro and Stoner as Class III directors unless you withhold authority to vote for the election of any or all nominees by marking the proxy card (whether executed by you or through the Internet or telephonic voting). Stockholders may vote by proxy to elect no more than three persons to our board of directors at the Annual Meeting. Drs. Koestler, Shapiro and Stoner currently serve on our board of directors. The nominees have indicated their willingness to continue to serve if elected. However, if any director nominee should be unable to serve, the shares of common stock represented by proxies may be voted for a substitute nominee designated by our board of directors. Our board of directors has no reason to believe that the nominees will be unable to serve if elected.

        No director, nominee for election as a director or executive officer is related by blood, marriage or adoption to any other director, nominee for election as a director or executive officer. No arrangements or understandings exist between any director or nominee for election as a director and any other person pursuant to whom such person is to be selected as a director or nominee for election as a director.

Our Board of Directors

        Set forth below for each of our directors, including the Class III director nominees, is information as of April 15, 2013 with respect to each director's (a) name and age, (b) positions and offices with us, (c) principal occupation and business experience during at least the past five years, (d) directorships, if any, of other publicly-held companies during the past five years, (e) the year such person became a member of our board of directors, and (f) specific experience, qualifications, attributes and skills that led our board to the conclusion that such person should serve as a director. In addition to the information presented below regarding each nominee's specific experience, qualifications, attributes and skills that led our board of directors to the conclusion that he should serve as a director, we also believe that all of our director nominees have a reputation for integrity, honesty and adherence to high ethical standards and have each demonstrated business acumen and an ability to exercise sound judgment, as well as a commitment of service to our company and our board.

Name	Age	Director Since	Principal Occupation, Other Business Experience During the Past Five Years and Other Directorships
Class III directors, nominees to be elected at the 2013 Annual Meeting (if elected, terms to expire in 2016)
Thomas P. Koestler(2)(4)	61	2011

Thomas P. Koestler, Ph.D. has been a director since January 2011. Since February 2010, Dr. Koestler has served as Executive Director-Healthcare at Vatera Healthcare Partners, a private equity company. Prior to joining Vatera Healthcare Partners, Dr. Koestler was Executive Vice President of Schering-Plough Corporation, a pharmaceutical company, and President of Schering-Plough Research Institute, the pharmaceutical research and development arm of Schering-Plough Corporation, which he joined in 2003. Dr. Koestler has also held senior positions at Pharmacia Corporation, Novartis AG, Ortho-McNeil and Bristol-Myers Squibb. Dr. Koestler is also a member of the board of directors of Novo Nordisk A/S and a number of privately-held companies. Dr. Koestler holds a BS degree in biology and genetics from Daemen College and a Ph.D. from the State University of New York, where he studied medicine and pathology. Dr. Koestler's qualifications to sit on the board include his years of senior executive experience in the pharmaceutical industry, including his involvement with over 80 product approvals during his career, including 30 related to new molecular entities.

Name	Age	Director Since	Principal Occupation, Other Business Experience During the Past Five Years and Other Directorships
Bennett M. Shapiro(2)(4)	73	2003

Bennett M. Shapiro, M.D., has been a director since May 2003. Since June 2006, he has served as a Senior Partner at PureTech Ventures, a venture capital firm, and since August 2003 he has served as a private consultant providing advice to executives. From September 1990 to July 2003, Dr. Shapiro served as an Executive Vice President of Merck & Co., Inc., a research-based pharmaceutical company. Dr. Shapiro is the former head of Worldwide Licensing and External Research at Merck; prior to that he served as the head of Basic and Preclinical Research at Merck and as Chairman of the Biochemistry department at the University of Washington. Dr. Shapiro serves on the board of a number of privately-held biopharmaceutical companies. During the last five years, Dr. Shapiro also served as a member of the board of directors of Celera Genomics. Dr. Shapiro received his B.S. in Chemistry from Dickinson College and his M.D. from Jefferson Medical College. Dr. Shapiro's qualifications to sit on the board include his years of senior executive experience in the pharmaceutical industry, including his expertise in leading research-based organizations, and his experience serving on other boards of directors in the biopharmaceutical industry.

Elizabeth Stoner(3)(4)	62	2007

Elizabeth Stoner, M.D., has been a director since October 2007. Since September 2012, Dr. Stoner has been the Chief Development Officer at Vascular Pharmaceuticals and since March 2010, she has been the Chief Development Officer at Rhythm Pharmaceuticals, both of which are biotechnology companies. Since October 2007, Dr. Stoner has served as a Managing Director at MPM Capital, a healthcare venture capital firm. Prior to joining MPM Capital, Dr. Stoner had a 22-year career at Merck Research Laboratories. At the time of her retirement from Merck, Dr. Stoner was Senior Vice President of Global Clinical Development Operations with responsibility for the company's clinical development activities in more than 40 countries. Prior to her position at Merck, she was an Assistant Professor of Pediatrics at Cornell University Medical College. Dr. Stoner serves on the board of Radius Health, Inc. During the last five years, Dr. Stoner served on the board of Metabasis Therapeutics, Inc., a biopharmaceutical company. Dr. Stoner received her B.S. in Chemistry from Ottawa University, KS, her M.S. in Chemistry from the State University of New York at Stony Brook, and her M.D. from Albert Einstein College of Medicine. Dr. Stoner's qualifications to sit on the board include her more than 20 years of senior executive experience in the pharmaceutical industry, including her expertise in leading clinical development organizations.

Name	Age	Director Since	Principal Occupation, Other Business Experience During the Past Five Years and Other Directorships
Class II directors (terms to expire in 2015)
John K. Clarke(1)(2)	59	2002

John K. Clarke has been a director since April 2002. Mr. Clarke founded Cardinal Partners, a venture capital firm, in 1997, and has served as its Managing General Partner since its founding. He has founded and served as interim Chief Executive Officer of a number of portfolio companies, including Alkermes, Inc., Arris Pharmaceuticals, Inc., Cubist Pharmaceuticals, Inc. and the DNX Corporation. Mr. Clarke is chairman of the board of directors of Alnylam Pharmaceuticals, Inc. and serves as a member of the board of directors of Verastem, Inc. as well as a number of privately-held healthcare companies. During the last five years, Mr. Clarke also served as a member of the board of directors of Sirtris Pharmaceuticals and Visicu, Inc. He received his B.A. in Biology and Economics from Harvard College and his M.B.A. from the Wharton School of the University of Pennsylvania. Mr. Clarke's qualifications to sit on the board include his financial expertise, his years of experience providing advisory services to organizations in the biotechnology industry and his experience serving on other boards of directors in the biopharmaceutical industry.

James R. Sulat(1)(3)	62	2008

James R. Sulat has been a director since June 2008 and has served as chairman of the board since December 2008. Since October 2009, Mr. Sulat has served as the Chief Executive Officer and Chief Financial Officer of Maxygen, Inc., a biopharmaceutical company. Prior to that, he served as the Chief Financial Officer of Memory Pharmaceuticals Corp., a biopharmaceutical company, from February 2008 through November 2008, and previously served as Memory Pharmaceuticals' President and Chief Executive Officer from May 2005 through February 2008 and as a member of the board of directors of Memory Pharmaceuticals from May 2005 through January 2009. Mr. Sulat serves as a director of Maxygen, Inc. and Intercell AG. Mr. Sulat received a B.S. in Administrative Sciences from Yale University, and an M.B.A. and an M.S. in Health Services Administration from Stanford University. Mr. Sulat's qualifications to sit on the board include his experience with public and financial accounting matters, his experience as chief executive officer and chief financial officer at companies within the biopharmaceutical industry and his experience serving on other boards of directors in the biopharmaceutical industry.

Name	Age	Director Since	Principal Occupation, Other Business Experience During the Past Five Years and Other Directorships
Craig A. Wheeler	52	2006

Craig A. Wheeler has served as our President and a director since August 2006 and was appointed our Chief Executive Officer effective September 2006. Prior to joining Momenta, Mr. Wheeler served as President of Chiron Biopharmaceuticals, a division of Chiron Corporation, a biotechnology company, from August 2001 until June 2006. Mr. Wheeler has been a member of the board of directors of Avanir Pharmaceuticals, Inc. since September 2005 and has served as chairman of the board since May 2007. Mr. Wheeler also serves on the Governance and Audit Committees of Avanir Pharmaceuticals. Mr. Wheeler received B.S. and M.S. degrees in chemical engineering from Cornell University and an M.B.A. degree from the Wharton School of the University of Pennsylvania. Mr. Wheeler's qualifications to sit on the board include his years of senior management experience in the biotechnology industry, including over six years as our President and Chief Executive Officer, his experience serving on the board and committees at Avanir Pharmaceuticals, and his experience as a principal in a major management consulting firm with a focus on healthcare.

Class I directors (terms to expire in 2014)
Bruce L. Downey(1)(2)	66	2009

Bruce Downey has been a director since June 2009. Mr. Downey has served as a Partner at NewSpring Capital, a venture capital firm, since April 2009. Previously, Mr. Downey was Chairman and Chief Executive Officer of Barr Pharmaceuticals, Inc., a global specialty pharmaceutical company that operated in more than 30 countries worldwide and was acquired by Teva Pharmaceuticals in 2008. Mr. Downey joined Barr Pharmaceuticals, Inc. in 1993 and was appointed Chairman of the Board and Chief Executive Officer in 1994. Mr. Downey is a member of the board of directors of Cardinal Health, Inc. as well as privately held companies. Mr. Downey graduated with honors from Miami University in 1969 and received his law degree cum laude from Ohio State. Mr. Downey's qualifications to sit on the board include his significant experience serving as a chief executive officer of a global generic pharmaceutical company that also had a substantial brand business and an active biologics research and development program, his years serving as a lawyer in private practice and his experience serving on other boards of directors in the biopharmaceutical industry.

Name	Age	Director Since	Principal Occupation, Other Business Experience During the Past Five Years and Other Directorships
Marsha H. Fanucci(1)(3)	59	2005

Marsha H. Fanucci has been a director since March 2005. Ms. Fanucci served as Senior Vice President and Chief Financial Officer of Millennium Pharmaceuticals, Inc., a biopharmaceutical company, from July 2004 through January 2009, where she was responsible for corporate strategy, treasury, financial planning and reporting and operations. While at Millennium since 2000, she also served as Vice President, Finance and Corporate Strategy and Vice President, Corporate Development. (Millennium was acquired by Takeda Pharmaceutical Company Limited in May 2008 and is now Millennium: The Takeda Oncology Company). Ms. Fanucci is a member of the board of directors of Alnylam Pharmaceuticals, Inc. and Ironwood Pharmaceuticals, Inc. She received her B.S. in Pharmacy from West Virginia University and her M.B.A. from Northeastern University. Ms. Fanucci's qualifications to sit on the board include her expertise with public and financial accounting matters, including her experience leading financial organizations in biotechnology companies.

Peter Barton Hutt(3)	78	2001

Peter Barton Hutt, LL.B., L.L.M., has been a director since June 2001. Mr. Hutt is a senior counsel at the law firm of Covington & Burling LLP and has been an attorney with that firm beginning in 1960. He served as Chief Counsel for the Food and Drug Administration from 1971 through 1975. Mr. Hutt is a member of the Institute of Medicine of the National Academy of Sciences and teaches a course on Food and Drug Law each Winter Term at Harvard Law School. He co-authored the casebook used to teach Food and Drug Law and has published numerous papers on the subject. Mr. Hutt is a member of the board of directors of DBV Technologies, Q Therapeutics, Xoma Ltd., and several privately-held life sciences companies. During the last five years, Mr. Hutt also served as a member of the board of directors of Celera Genomics, CV Therapeutics, Inc., Favrille, Inc., Introgen Therapeutics, Inc. and Ista Pharmaceuticals, Inc. Mr. Hutt received his B.A., magna cum laude, from Yale University, his L.L.B. from Harvard University and his L.L.M. from New York University. Mr. Hutt's qualifications to sit on the board include his 50 years of experience and expertise in food and drug regulation, including his service at the U.S. Food and Drug Administration and at Covington & Burling, and his experience serving on other boards of directors in the biopharmaceutical industry.

(1)
Member of audit committee.

(2)
Member of compensation committee.

(3)
Member of nominating and corporate governance committee.

(4)
Member of science committee.

        For information relating to compensation of our directors, including shares of our common stock owned by and options granted to each of our directors, see the disclosure set forth under the headings "Executive Compensation—Compensation of Directors" and "Security Ownership of Certain Beneficial Owners and Management and Related Stockholder Matters."

 CORPORATE GOVERNANCE

General

        We believe that good corporate governance is important to ensure that Momenta is managed for the long-term benefit of our stockholders. We continuously review our corporate governance policies and practices and to compare them to those suggested by various authorities in corporate governance and the practices of other public companies.

        This section describes key corporate governance practices that we have adopted. Complete copies of our corporate governance guidelines, committee charters and code of conduct described below are available on the "Investors—Corporate Governance" section of our website at www.momentapharma.com. Alternatively, you may request a copy of any of these documents by writing to Momenta Pharmaceuticals, Inc., 675 West Kendall Street, Cambridge, Massachusetts 02142, attention: Bruce A. Leicher, Secretary, fax: (617) 621-0431.

Corporate Governance Guidelines

        Our board of directors has adopted corporate governance guidelines to assist our board of directors in the exercise of its duties and responsibilities and to serve the best interests of Momenta and its stockholders. These guidelines, which provide a framework for the conduct of the board of directors' business, provide that:

  •
  the principal responsibility of the directors is to oversee the management of Momenta;

  •
  a majority of the members of the board of directors shall be independent directors;

  •
  the independent directors shall meet periodically in executive session;

  •
  directors shall have full and free access to management and, as necessary and appropriate, independent advisors;

  •
  new directors shall participate in an orientation program and all directors are expected to participate in continuing director education funded by the company on an ongoing basis; and

  •
  at least annually the board of directors and its committees shall conduct a self-evaluation to evaluate whether they are functioning effectively.

Board Determination of Independence

        Under applicable NASDAQ rules, a director will only qualify as an "independent director" if, in the opinion of our board of directors, that person does not have a relationship which would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. Our board of directors has determined that none of John K. Clarke, Bruce L. Downey, Marsha H. Fanucci, Peter Barton Hutt, Thomas P. Koestler, Bennett M. Shapiro, Elizabeth Stoner and James R. Sulat, from which group directors are currently selected to comprise our audit, compensation and nominating and corporate governance committees, has a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director and that each of these directors is an "independent" director as that term is defined under applicable NASDAQ rules.

Board Leadership Structure

        Our board separated the positions of chairman of the board and chief executive officer in 2005. Separating these positions allows our chief executive officer to focus on our day-to-day business, while allowing the chairman of the board to lead the board in its fundamental role of providing advice to and independent oversight of management and corporate governance. The board recognizes the time, effort, and energy that the chief executive officer is required to devote to his position, and further recognizes the commitment required to serve as chairman of the board, particularly as the board's oversight responsibilities continue to grow. While our bylaws and corporate governance guidelines do not require that our chairman and chief executive officer positions be separate, the board believes that our practice of having separate positions and having an independent outside director serve as chairman is the appropriate leadership structure for the company at this time. However, in the event that in the future the chairman of the board is not an independent director, our corporate governance guidelines provide that the nominating and corporate governance committee will nominate an independent director to serve as "Lead Director" who will be approved by a majority of the independent directors.

Board Meetings and Attendance

        Our board of directors met eight times during the fiscal year ended December 31, 2012, either in person or by teleconference. During 2012, each director attended at least 75% of the aggregate of the total number of board meetings and committee meetings on which she or he then served.

Director Attendance at Annual Meetings of Stockholders

        Our corporate governance guidelines provide that directors are expected to attend the annual meeting of stockholders. All of our then-current directors, with the exception of John K. Clarke, attended the 2012 annual meeting of stockholders.

Board Committees

        Our board of directors has established four standing committees—audit, compensation, nominating and corporate governance and science—each of which operates under a charter that has been approved by our board of directors. Current copies of the audit, compensation, nominating and corporate governance and science committee charters are posted on the "Investors—Corporate Governance" section of our website located at www.momentapharma.com.

        Our board of directors has determined that all of the members of each of the audit, compensation and nominating and corporate governance committees are independent as defined under applicable NASDAQ rules, including, in the case of all members of the audit committee, the independence requirements contemplated by Rule 10A-3 under the Securities Exchange Act of 1934, as amended, or the Exchange Act.

  Audit Committee

        The audit committee currently consists of Marsha H. Fanucci, John K. Clarke, Bruce L. Downey and James R. Sulat. Ms. Fanucci chairs the audit committee. The audit committee held nine meetings in 2012. Our audit committee's responsibilities include:

  •
  appointing, approving the compensation of, and assessing the independence of our independent registered public accounting firm;

  •
  overseeing the work of our independent registered public accounting firm, including the receipt and consideration of reports from the firm;

  •
  reviewing and discussing with management our annual and quarterly financial statements and related disclosures;

  •
  monitoring our internal control over financial reporting and disclosure controls and procedures;

  •
  discussing and monitoring our risk management policies and corporate compliance program;

  •
  establishing policies regarding hiring employees from the independent registered public accounting firm and procedures for the receipt and retention of accounting related complaints and concerns;

  •
  meeting with management and independently with our independent registered public accounting firm;

  •
  reviewing and approving or ratifying any related person transactions; and

  •
  preparing the audit committee report required by Securities and Exchange Commission rules, which is included below under "Report of the Audit Committee."

        Our board of directors has determined that each of Marsha H. Fanucci, Bruce L. Downey, John K. Clarke and James R. Sulat is an "audit committee financial expert" as defined by applicable Securities and Exchange Commission rules.

  Compensation Committee

        The compensation committee currently consists of John K. Clarke, Bruce L. Downey, Thomas P. Koestler and Bennett M. Shapiro. Mr. Clarke chairs the compensation committee. The compensation committee held nine meetings in 2012. Our compensation committee's responsibilities include:

  •
  annually reviewing and approving corporate goals and objectives relevant to compensation of our chief executive officer, or CEO;

  •
  determining the CEO's compensation;

  •
  reviewing and approving the compensation of our other executive officers;

  •
  overseeing an evaluation of our senior executives;

  •
  overseeing and administering our equity incentive plans;

  •
  reviewing and making recommendations to the board of directors with respect to director compensation;

  •
  reviewing and discussing annually with management our "Compensation Discussion and Analysis," which is included below; and

  •
  preparing the compensation committee report required by Securities and Exchange Commission rules, which is included below under "Compensation Committee Report."

        The processes and procedures followed by our compensation committee in considering and determining executive compensation are described below under the heading "Executive Compensation Processes."

  Nominating and Corporate Governance Committee

        Our nominating and corporate governance committee currently consists of Peter Barton Hutt, Marsha H. Fanucci, Elizabeth Stoner and James R. Sulat. Mr. Hutt chairs the nominating and corporate governance committee. The nominating and corporate governance committee held four meetings in 2012. Our nominating and corporate governance committee's responsibilities include:

  •
  identifying individuals qualified to become board members;

  •
  recommending to the board of directors the persons to be nominated for election as directors and to each of the board's committees;

  •
  reviewing and making recommendations to the board of directors with respect to director independence determinations under applicable NASDAQ rules;

  •
  reviewing and making recommendations to the board of directors with respect to management succession planning;

  •
  reviewing and assessing our code of business conduct and ethics;

  •
  overseeing our enterprise risk management program;

  •
  overseeing and periodically reviewing material litigation in which we are engaged;

  •
  developing and recommending to the board of directors corporate governance principles; and

  •
  overseeing an annual evaluation of the board of directors.

        The processes and procedures followed by our nominating and corporate governance committee in identifying and evaluating director candidates are described below under the heading "Director Nomination Process."

  Science Committee

        Our science committee currently consists of Thomas P. Koestler, Bennett M. Shapiro and Elizabeth Stoner. Dr. Shapiro chairs the science committee. The science committee held four meetings in 2012. Our science committee's responsibilities include:

  •
  reviewing the scientific, clinical, regulatory and intellectual property strategies that underlie our major research and development programs;

  •
  reviewing the annual research and development budget and allocation of resources to certain of our programs;

  •
  reviewing the organization and structure of the research and development organization; and

  •
  assessing the attainment of research and development milestones.

The Board's Role in Risk Oversight

        Our board of directors administers its risk oversight function directly and through our board committees. The audit committee's role in the risk oversight process includes receiving regular reports from our compliance officer, who oversees our compliance program, members of senior management on our compliance committee who have functional compliance responsibility, and other members of senior management on areas of material risk to us, including operational, financial, legal, regulatory, strategic and reputational risks. The audit committee receives these reports from the appropriate "risk owner" within the company to enable the audit committee to understand our risk identification, risk management and risk mitigation strategies. The chairwoman of the audit committee reports on these discussions to the full board during each regularly-scheduled board meeting. The compensation committee assists the board in fulfilling its oversight responsibilities with respect to the management of risks arising from our compensation policies and programs. The nominating and governance committee assists the board in fulfilling its oversight responsibilities with respect to the management of risks associated with board organization, membership and structure, succession planning for our directors and executive officers, corporate governance, and potential legal issues that may impact the company, and also by reviewing the code of business conduct and ethics which creates a foundation for our compliance program.

Executive Compensation Processes

        We have implemented an annual performance review program for our employees, including our executives, with annual corporate goals that are proposed by management, reviewed by the compensation committee and approved by the board of directors. These corporate goals target the achievement of specified operational and financial goals; specific research, clinical, regulatory, commercial and/or compliance milestones; and business development and financing initiatives. Individual performance is evaluated in part by reviewing the extent to which an employee's performance facilitates the achievement of our annual corporate and business goals. Annual salary changes, individual components of annual incentive cash bonus awards and equity awards for each of our Chief Executive Officer, Chief Financial Officer, and each of our three other most highly compensated executive officers are tied to a combination of achievement of corporate goals and individual performance.

        The compensation committee has the authority to retain compensation consultants and other outside advisors to assist in the evaluation of executive officer compensation. To assist the compensation committee in discharging its responsibilities, since mid- 2010, the compensation committee retained Radford Survey and Consulting, a business unit of AON, an independent compensation consultant that we refer to as Radford, to evaluate certain aspects of our compensation practices and assist the compensation committee with setting executive compensation.

        For further information about our executive compensation, please see the "Executive Compensation—Compensation Discussion and Analysis" section below.

Director Nomination Process

        The process followed by our nominating and corporate governance committee to identify and evaluate director candidates includes requests to board members for recommendations, meetings from time to time to evaluate biographical information and background material relating to potential candidates and interviews of selected candidates by members of the nominating and corporate governance committee and other members of the board of directors.

        In considering whether to recommend any particular candidate for inclusion in the board's slate of director nominees, the nominating and corporate governance committee applies the criteria attached to its charter. These criteria include the candidate's integrity, business acumen, knowledge of our business and industry, experience, diligence, conflicts of interest and the ability to act in the interests of all stockholders. The criteria further specify that the value of diversity on the board should be considered by the nominating and corporate governance committee in the director identification and nomination process. While we do not have a formal policy on diversity, the nominating and corporate governance committee seeks nominees with a broad diversity of experience, professions, skills, gender, race, national origin and backgrounds and considers such factors in evaluating prospective nominees. The nominating and corporate governance committee does not assign specific weights to particular criteria and no particular trait is a prerequisite for each prospective nominee. We believe that the backgrounds and qualifications of our directors, considered as a group, should provide a composite mix of experience, knowledge and abilities that will allow the board of directors to fulfill its responsibilities. Nominees are not discriminated against on the basis of race, religion, national origin, gender, sexual orientation, disability or any other basis proscribed by law.

        Stockholders may recommend individuals to the nominating and corporate governance committee for consideration as potential director candidates by submitting their names, together with appropriate biographical information and background materials and a statement as to whether the stockholder or group of stockholders making the recommendation has beneficially owned more than 5% of our common stock for at least a year as of the date such recommendation is made, to the nominating and corporate governance committee, c/o Bruce A. Leicher, Secretary, Momenta Pharmaceuticals, Inc., 675 West Kendall Street, Cambridge, Massachusetts 02142. Assuming that appropriate biographical and background material has been provided on a timely basis, the nominating and corporate governance committee will evaluate stockholder-recommended candidates by following substantially the same process, and applying substantially the same criteria, as it follows for candidates submitted by others.

        Stockholders also have the right under our bylaws to directly nominate director candidates, without any action or recommendation on the part of the nominating and corporate governance committee or the board of directors, by following the procedures set forth in our amended and restated bylaws that are described below under the heading "Stockholder Proposals."

Communicating with the Independent Directors

        Our board of directors will give appropriate attention to written communications that are submitted by stockholders and will respond if and as appropriate. The chairman of the board of directors (if an independent director) or the lead director (if one is appointed), or otherwise the chairperson of the nominating and corporate governance committee, subject to advice and assistance from the general counsel and secretary and, if requested, outside legal counsel, is primarily responsible for monitoring communications from stockholders and for providing copies of summaries of such communications to the other directors as he or she considers appropriate.

        Under procedures approved by a majority of the independent directors, communications are forwarded to all directors if they relate to important substantive matters and include suggestions or comments that the chairman of the board considers to be important for the directors to know. In general, communications relating to corporate governance and corporate strategy are more likely to be forwarded than communications relating to ordinary business affairs, personal grievances and matters as to which we tend to receive repetitive or duplicative communications.

        Stockholders who wish to send communications on any topic to the board of directors should address such communications to board of directors c/o Bruce A. Leicher, Secretary, Momenta Pharmaceuticals, Inc., 675 West Kendall Street, Cambridge, Massachusetts 02142, fax: (617) 621-0431.

Code of Business Conduct and Ethics

        We have adopted a written code of business conduct and ethics that applies to our directors, officers and employees, including our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions. We have posted a current copy of the code on our website, which is located at www.momentapharma.com under the Corporate Governance tab in the Investors section of our website. In addition, we intend to post on our website all disclosures that are required by law or NASDAQ Global Market listing standards concerning any amendments to, or waivers from, any provision of the code.

Section 16(a) Beneficial Ownership Reporting Compliance

        Section 16(a) of the Exchange Act requires our directors, executive officers and the holders of more than 10% of our common stock to file with the Securities and Exchange Commission initial reports of ownership of our common stock and other equity securities on a Form 3 and reports of changes in such ownership on a Form 4 or Form 5. Officers, directors and 10% stockholders are required by Securities and Exchange Commission regulations to furnish us with copies of all Section 16(a) forms they file. Based solely on our review of copies of Section 16(a) reports furnished to us and representations made to us, we believe that during 2012 our officers, directors and holders of more than 10% of our common stock complied with all Section 16(a) filing requirements.

Our Executive Officers

        The following table sets forth the names, ages and positions of our current executive officers as of April 16, 2013:

Name	Age	Position
Craig A. Wheeler*	52	President and Chief Executive Officer
Richard P. Shea	61	Senior Vice President and Chief Financial Officer
Ganesh V. Kaundinya, Ph.D.	46	Chief Scientific Officer and Senior Vice President, Research
John E. Bishop, Ph.D.	51	Senior Vice President, Pharmaceutical Sciences
Bruce A. Leicher	57	Senior Vice President, General Counsel and Secretary
James M. Roach, M.D.	53	Chief Medical Officer and Senior Vice President, Development

*
Mr. Wheeler is a member of our board of directors. See Proposal One—Election of Directors for more information about Mr. Wheeler.

        Richard P. Shea has been our Senior Vice President and Chief Financial Officer since July 2007. From October 2003 through July 2007, he served as our Vice President and Chief Financial Officer. Mr. Shea is a CPA and received his A.B. from Princeton University and his M.B.A. from Boston University.

        Ganesh V. Kaundinya, Ph.D., is a co-founder of our company and has been our Chief Scientific Officer since September 2007 and our Senior Vice President, Research since April 2005. From January 2002 through April 2005, he served as our Vice President, Technology. Dr. Kaundinya received his M.S. and Ph.D. in Chemical Engineering from the Massachusetts Institute of Technology.

        John E. Bishop, Ph.D., has been our Senior Vice President, Pharmaceutical Sciences since December 2006. He served as our Vice President, Pharmaceutical Sciences and Manufacturing from November 2004 to December 2006. Dr. Bishop received his B.S. magna cum laude in Chemistry and German from Tufts University, his Ph.D. in Organic Chemistry from UC Berkeley and his M.B.A. from Northeastern University.

        Bruce A. Leicher has been our Senior Vice President and General Counsel since July 2008 and Secretary since September 2008. From December 2006 to July 2008, Mr. Leicher served as Senior Vice President, General Counsel and Secretary at Altus Pharmaceuticals Inc., a biopharmaceutical company after serving in senior legal positions at several biopharmaceutical companies. Mr. Leicher also practiced with the law firms Hill & Barlow, Hale and Dorr and Butler and Binion. Mr. Leicher received his B.A. from the University of Rochester and his J.D. from Georgetown University Law Center. Mr. Leicher served as a law clerk to the Honorable Thomas F. Hogan, U.S. District Court Judge for the District of Columbia.

        James M. Roach, M.D., has been our Chief Medical Officer and Senior Vice President, Development since February 2008. Dr. Roach is board certified in Internal Medicine, Pulmonary Disease, and Critical Care Medicine and is an Assistant Clinical Professor of Medicine at Harvard Medical School and an Associate Physician at Brigham and Women's Hospital. Dr. Roach received his B.A. in biology and philosophy from the College of the Holy Cross and his M.D. from Georgetown University School of Medicine. He completed his residency in Internal Medicine and fellowship in Pulmonary and Critical Care Medicine at the Walter Reed Army Medical Center in Washington, D.C.

 EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

        The following discussion provides information regarding compensation earned by the following executive officers during 2012:

  •
  Craig A. Wheeler, our President and Chief Executive Officer,

  •
  Richard P. Shea, our Senior Vice President, Finance and Chief Financial Officer,

  •
  James M. Roach, our Senior Vice President, Development and Chief Medical Officer,

  •
  Ganesh V. Kaundinya, our Senior Vice President, Research and Chief Scientific Officer, and

  •
  Bruce A. Leicher, our Senior Vice President, General Counsel and Secretary.

        We refer to these executive officers as our "Named Executives."

Executive Summary

        The objectives of our executive compensation program are to align the interests of management with the interests of stockholders through a system that correlates compensation to company-wide objectives and, to a lesser extent, individual performance, and to attract, retain and motivate talented employees. Our program is designed to reward both short- and long-term company and individual performance, with the goal of increasing stockholder value over the long term. In determining executive compensation for 2012, we considered the results of the most recent advisory, non-binding vote of stockholders on the compensation of the Named Executives, which was approved by more than 90% of the votes cast at the 2012 annual meeting of stockholders. Upon review, we determined it was not necessary to make any changes to our program or philosophy. Our stockholders also overwhelmingly indicated their preference for an annual say-on-pay vote and we intend to hold an annual advisory vote on our named executive officers' compensation.

        Our key compensation decisions for 2012 included the following:

  •
  The compensation committee increased base salaries for each of our Named Executives effective January 1, 2012, ranging from a 3.0% to 4.1% increase, as outlined in our Proxy Statement filed in 2012. This increase was based in part on the compensation committee's review of industry trends in base salary increases as well as individual performance reviews of the Named Executives.

  •
  The compensation committee determined that the company achieved 75% of its corporate goals for 2012 and, based on this performance and individual performances for the Named Executives (except the CEO whose bonus is completely dependent upon achievement of corporate goals), approved an annual incentive bonus of 45% of base salary for our CEO and annual incentive bonuses ranging from 26.3% to 26.9% of base salary for our other Named Executives, representing approximately 75% of the Named Executives' target bonuses for 2012.

  •
  In 2012, the Named Executives received grants of both stock options and restricted stock, the amounts of which were based in part on each Named Executive's position in the Company and in part on his or her individual achievements in 2012.

        The following pages of this Compensation Discussion and Analysis include the following:

  •
  an overview of our program, including our policy on pay for performance;

  •
  a description of the roles of those responsible for overseeing and implementing the compensation plan;

  •
  a description of how we develop our competitive compensation structure, including how we use external data;

  •
  a discussion of the impact of this analysis on the compensation of our Named Executives; and

  •
  a summary of the other elements of executive officer compensation.

        The compensation tables appear immediately following this Compensation Discussion and Analysis.

Overview of Compensation Program and Philosophy

        Our "pay-for-performance" philosophy forms the foundation for the compensation committee's decisions regarding executive compensation. Like most companies, we use a combination of fixed and variable compensation programs to reward and incentivize strong performance, and to align the interests of our executives with our stockholders. This compensation philosophy, and the program structure approved by the compensation committee, is central to our ability to attract, retain and motivate individuals who can achieve the results that our stockholders expect.

        Our compensation committee has determined that our compensation program should be designed to:

  •
  link pay to performance, measured on the corporate as well as individual level;

  •
  reinforce business strategy and reflect and reinforce our values;

  •
  reward teamwork and integrity;

  •
  motivate our people to achieve meaningful results in support of our company goals;

  •
  keep things simple to promote understanding and enable employees to make informed decisions; and

  •
  retain our management team and our other employees.

        Our executive compensation philosophy is based on the following principles:

  •
  Competitive and Fair Compensation.  We believe that the performance of our Named Executives should be viewed, and their overall compensation should be determined, in the context of our industry, the competitive landscape and our performance. While we do not have an exact formula for allocating between cash and non-cash compensation, we try to balance short-term cash compensation and long-term equity compensation by offering reasonable base salaries, market-competitive benefits and perquisites, annual incentive cash bonuses and opportunities for financial growth through our equity incentive programs. Cash and non-cash components are established separately and viewed distinctly by our compensation committee.

  •
  Sustained Performance.  In determining total compensation, we stress a philosophy that is performance driven. Our Named Executives are primarily rewarded based upon an assessment of corporate performance and secondarily on individual performance. Corporate performance is evaluated by reviewing the extent to which established corporate goals are met. Individual performance is evaluated by reviewing how each Named Executive contributed in the context of overall corporate goals. Our compensation philosophy emphasizing performance permeates total compensation for both executives and non-executives. We believe that the design of our executive compensation program affects all of our employees and, because the performance of every employee is important to our success, we are cognizant of the effect that executive compensation may have on other employees.

        Compensation and benefits elements for employees at all levels, including for our Named Executives, include base salary, annual incentive cash bonuses, annual equity awards and other benefits.

Compensation for our Named Executives also includes severance and change-of-control arrangements. Other aspects of our compensation program are intended to further align the interest of our executives with our stockholders, including stock ownership guidelines that more closely align executives' interests with those of stockholders.

Stock Ownership Guidelines

        In September 2007, our board of directors, upon recommendation of the compensation committee, approved a stock ownership and retention program for our executive officers and directors. The purpose of the program is to ensure that each of our executive officers and directors has a long-term equity stake in Momenta, to more closely align the interests of the executive officers and directors with those of our stockholders and to further promote our commitment to sound corporate governance.

        Under the program's guidelines:

  •
  our President and CEO is expected to hold shares of our common stock having an aggregate value equal to or greater than three times his or her annual base salary;

  •
  other executive officers are expected to hold shares of our common stock having an aggregate value equal to or greater than one times their annual base salary; and

  •
  non-employee directors are expected to hold shares of our common stock having an aggregate value equal to or greater than three times their then current annual base retainer for general board membership, excluding committee retainers, per-meeting or other similar fees.

        Our executive officers and directors are expected to comply with these guidelines by the later of March 31, 2013 or the fifth anniversary of the date that each such person becomes subject to the guidelines. Until the applicable minimum share requirement is achieved, each executive officer and director is required to retain all shares of restricted stock upon the lapse of vesting restrictions, net of shares surrendered or sold to pay applicable withholding taxes. In addition, in December 2012 the compensation committee approved an amendment to the Stock Ownership Guidelines providing that, in the event that the applicable minimum share requirement is not achieved as of each determination date, such executive officer or director may not exercise and sell any stock options (other than to sell or surrender shares for payment of any taxes related to stock option exercises), including without limitation any sales pursuant to a 10b5-1 plan. Once an executive officer or director has met these guidelines, he or she must continue to satisfy the guidelines so long as he or she remains subject to the guidelines. Each executive officer and director's satisfaction of the minimum share requirement will be measured on an annual basis. Shares that count toward satisfaction of the guidelines include:

  •
  shares of common stock owned outright by the executive officer or director or his or her spouse or minor children;

  •
  shares of common stock held in trust for the benefit of the executive officer or director or his or her spouse or minor children; and

  •
  restricted stock or restricted stock units for which applicable restrictions have lapsed.

        The minimum share requirement may be waived, at the discretion of the compensation committee, if compliance would create severe hardship, would prevent an executive officer or director from complying with a court order, as in the case of a divorce settlement, or when he or she attains the age of 62.

        As of March 31, 2013, we had two directors and one executive officer that did not hold stock sufficient to satisfy the stock ownership requirements. The compensation committee reviewed the holdings of each of the individuals and concluded to take no other action than the restrictions outlined in the Stock Ownership Guidelines, as had been amended in December 2012, namely that each such director and executive officer is required to retain shares of restricted stock upon the lapse of vesting restrictions, net of shares surrendered or sold to pay applicable withholding taxes and each such director and executive officer may not exercise and sell any stock options (other than to sell or surrender shares for payment of any taxes related to stock option exercises), including without limitation any sales pursuant to a 10b5-1 plan until such time as such director or executive officer is in compliance with the Stock Ownership Guidelines.

Determining Executive Compensation—Roles and Process

        Utilizing the philosophy and background outlined above, our compensation committee determines the parameters of the executive compensation program, including appropriate target levels and performance measures, and administers our executive compensation program. This section discusses in greater detail the roles and process underlying the application of our executive compensation philosophy.

  Role of the Compensation Committee

        Our compensation committee recognizes the importance of maintaining sound principles for the development and administration of our compensation program, which is intended to strengthen the link between executive pay and performance. The compensation committee, in accordance with its written charter, oversees all aspects of our director, officer and other executive compensation policies. Based on the process described under the caption "Role of CEO in Compensation Decisions," below, the CEO, together with our Senior Vice President, Human Resources, makes a recommendation to the compensation committee on each Named Executive's compensation, except his and her own. Named Executives do not propose or seek approval for their own compensation. The compensation committee then determines the compensation of each of these Named Executives. The chairman of the board and the chairman of the compensation committee evaluate the CEO's performance, utilizing input from the board of directors and from selected executive officers in connection with an annual 360-performance review, and make recommendations to the compensation committee, which then determines the CEO's compensation. The compensation committee also directly engages the services of an independent compensation consultant to assist the committee in evaluating its compensation practices and levels, as described in more detail under the caption "Role of External Advisors" below.

  Role of CEO in Compensation Decisions

        The CEO's role in the compensation process begins with the establishment of our corporate and business performance objectives against which the payment of annual incentive bonus awards will be measured. Our CEO, together with our executive team, discusses and formulates annual corporate and business goals. These goals are presented to our compensation committee, which reviews and finalizes the goals and recommends them for approval by our board of directors. The CEO's role in the compensation process continues with his review of our Named Executives. Our CEO elicits 360-performance reviews with respect to each of our Named Executives. These 360-performance reviews are evaluations of each Named Executive that are submitted to our CEO by our employees who interact with these Named Executives. Each executive also completes a written self-assessment which is submitted to the CEO. The CEO then assimilates the feedback from the 360-performance reviews, the self-assessment and the CEO's own evaluation into formal written evaluations of each Named Executive. The CEO's evaluation includes documenting each Named Executive's performance during the year, detailing accomplishments, areas of strength and areas for development. Each Named Executive is then rated based on his or her performance during the year. The CEO then works directly with our Senior Vice President, Human Resources to provide comprehensive recommendations for salary changes, individual components of annual incentive cash bonus awards and equity awards for each of our Named Executives. These recommendations are presented to, reviewed by, modified or accepted, and approved by our compensation committee. The CEO then meets with each Named Executive and reviews his or her respective performance evaluation and compensation changes, if any.

        At the request of the compensation committee, our CEO attends all or portions of periodic meetings of the compensation committee, but does not attend portions of any meeting in which the compensation committee discusses his compensation or performance. In addition, our compensation committee reviews information prepared by its compensation consultants with respect to executive compensation trends among our peer-group companies, including the overall blend of salary, bonus and equity compensation within such group.

        The compensation committee has delegated to our CEO the authority to make stock option grants under our 2004 Stock Incentive Plan, as amended, to newly-hired employees below the senior director level based on a number of options within a range as set forth in a matrix previously approved by the board of directors. All other stock options are granted by the compensation committee.

  Role of External Advisors

        To assist the compensation committee in discharging its responsibilities, they have directly engaged independent compensation consultants to provide advice and recommendations in determining compensation practices and levels. In 2012, the compensation committee utilized one independent compensation consultant, Radford, to evaluate certain aspects of our compensation practices and to assist in making recommendations for our board of directors and executive compensation programs. As part of this process, members of the compensation committee reviewed materials provided by our compensation consultants, and had the opportunity to meet independently with Radford periodically throughout the year to discuss our executive and director compensation and to receive input and advice. The compensation committee has access to all written reports and studies provided by Radford to management. Radford did not provide any other services to us other than those described in this Executive Compensation section. After review and consultation with Radford, the compensation committee has determined that Radford is independent and there is no conflict of interest resulting from retaining Radford currently or during the year ended December 31, 2012. In reaching these conclusions, the compensation committee considered the factors set forth in Exchange Act Rule 10C-1 and NASDAQ listing standards.

        We do not use "internal pay equity" as a constraint on compensation paid to our CEO or other Named Executives. Such systems typically put a ceiling on part or all of an executive's compensation based on a specified multiple of compensation awarded to another executive or a class of employees of the company. Our management and our compensation committee do not believe that such arbitrary limitations are an appropriate way to make compensation decisions for our executives. Instead, we rely on the judgment of the compensation committee, after considering recommendations from management and external advisors, available market data and evaluations of executive performance, in the context of a program that is weighted heavily in favor of performance-based compensation for our Named Executives.

Use of Competitive Market Compensation Data

        In September 2011, in light of a significant increase in our revenue as well as an increase in our number of employees, among other factors, Radford, our compensation consultant, examined our historical peer group companies and determined the appropriateness of retaining those companies as our peer group and/or identifying other suitable companies to be included in the peer group. Radford focused on creating a peer group that represented companies within our industry and captured companies at a similar stage of development with a similar financial profile as us.

        In reviewing and selecting potential peer group companies, Radford first identified all publicly traded, U.S.-headquartered companies in the biotechnology/pharmaceutical industry at the commercial stage. Radford next refined the pool to reflect companies with 75 to 750 employees, annual revenue between $20 million and $175 million and a market capitalization between $275 million to $2.5 billion. Radford next qualitatively evaluated and refined the pool to identify each company's business focus and corporate strategy, where publicly disclosed. Radford then selected companies that were similar to us, taking into consideration the business focus, financial profile and stage of development for each company. As a result, the compensation committee reviewed and approved the peer group companies presented by Radford based on the above methodology and analysis, which were:

Acorda Therapeutics, Inc.	Jazz Pharmaceuticals, Inc.
Akorn, Incorporated	Nectar Therapeutics
Alkermes, Inc.	Onyx Pharmaceuticals, Inc.
Auxilium Pharmaceuticals, Inc.	Questor Pharmaceuticals
Halozyme Therapeutics, Inc.	Salix Pharmaceuticals, Inc.
Idenix Pharmaceuticals, Inc.	Seattle Genetics, Inc.
Impax Laboratories, Inc.	Spectrum Pharmaceuticals, Inc.
Incyte Corporation	Theravance, Inc.
InterMune, Inc.	ViroPharma Incorporated
Isis Pharmaceuticals, Inc.

        The 2012 peer group included certain changes from the peer group used by the compensation committee in 2011, including the removal of Dyax, Enzon Pharma and Inspire Pharma and the addition of Akom Incorporated, Halozyme Therapeutics, Nectar Therapeutics and Questor Pharmaceuticals. Companies were removed from the peer group either because they were acquired by other companies or, at the time the 2012 peer group was approved by the compensation committee, they fell outside of the parameters for the peer group set by Radford and described above. Companies were added to the peer group because they fell within the parameters for the peer group described above and the compensation committee believed the business of each aligned well with the company.

        In the fall of 2012, Radford provided analysis and advice regarding our executive compensation program, including base salaries, short-term incentives and long-term incentives, as compared with the new peer group companies. In conducting its review, Radford considered the company's ability to continue to recruit, retain and motivate the executive team.

        Although we maintain the peer group for executive compensation and performance reference purposes, the peer group compensation data is limited to publicly available information and therefore does not necessarily provide comparisons for all officers. By contrast, survey data has the advantage of including data on executive positions beyond what is available in public filings, but may not be specific to the selected companies in the peer group. In light of this, in order to determine the appropriate target level for company-wide salary increases for 2012, in the fall of 2011 we obtained survey data from the following survey sources: Culpepper (life sciences—biotechnology), Mercer (all industries—national) and Radford (life sciences industry). These surveys were utilized to assure that our proposed merit salary increases were competitive in the market. The projected merit salary increases for 2012 contained in the surveys were between 3.0% and 3.5% of current base salaries. Using these data, we set a company-wide target level of merit salary increase for 2012 at 3.5%, with the goals of retaining a competitive compensation package and aligning internal compensation with external candidates coming into the company. With respect to the survey data presented to the compensation committee, the identities of the individual companies included in the survey were not provided to the compensation committee, and the compensation committee did not refer to individual compensation information for such companies.

        In order to determine the appropriate target level for company-wide salary increases for 2013, in the fall of 2012 we obtained survey data from the same sources. The projected merit salary increases for 2013 contained in the surveys were between 2.9% and 3.0% of current base salaries. It was further noted that actual salary changes tend to be approximately 0.5% higher than the estimates provided in the surveys. Using these data, we set a target level of merit salary increase for 2013 at 3.5%. In addition, in January 2013, the compensation committee reviewed peer-group and market information assembled by Radford related to target bonus levels for executives at the senior vice president level. Based on the information reviewed, the committee raised the target bonus level for executives at the senior vice president level from 35% to 40% beginning with performance in 2013.

        We believe that by utilizing both publicly available peer group data and the survey data from the published surveys in which we participate, we are able to develop the best set of competitive data reasonably available for use in making compensation decisions.

        Based on the objectives outlined above, the compensation committee strives to set target compensation opportunity levels to be competitive with the market that we compete in for executive talent and that are appropriate for the skills, experience and performance of each individual. However, the compensation committee does not establish compensation levels based directly on benchmarking. The compensation committee instead relies on the judgment of its members in making compensation decisions regarding base salaries, target bonus levels and long-term equity incentive awards after reviewing our performance and carefully evaluating each named executive officer's performance during the year, leadership qualities, business responsibilities, career with our company, current compensation arrangements and long-term potential to enhance stockholder value. The compensation committee does not guarantee that any executive will receive a specific market-derived compensation level.

        In addition, the compensation committee has taken the approach of determining the mix of compensation elements, such as base salary, bonus opportunity and equity awards, on an individual basis. The compensation committee allocates total compensation between cash and equity compensation based on a number of objective and subjective factors, including the role and responsibilities of the individual executive, and the nature of the behaviors the incentives are intended to motivate. The compensation committee's philosophy is to balance compensation between long-term and short-term compensation, cash and non-cash compensation, and to take into the account the roles and responsibilities of the individual officer.

Elements of Compensation

        Our compensation program is designed to reward each Named Executive based upon a combination of corporate and individual performance. Corporate performance is evaluated by reviewing the extent to which pre-set goals are met, which generally include the achievement of specified operational and financial goals; specific research, clinical, regulatory, commercial or compliance milestones; and business development and financing initiatives. We evaluate individual performance in part by reviewing the extent to which individual performance facilitated the achievement of the corporate and business goals discussed above.

        The compensation package offered to each Named Executive is comprised of a combination of:

  •
  base salary;

  •
  annual incentive cash bonus awards;

  •
  annual equity awards;

  •
  other benefits, such as health, dental, disability and life insurance; and

  •
  severance and change-of-control agreements.

        Base Salary.    Base salaries are established for our Named Executives at levels that are intended to reflect the scope of each Named Executive's industry experience, knowledge and qualifications. In setting base salary, our compensation committee reviews salary levels in effect for comparable positions within our peer group companies and also from survey data of comparable positions within our industry. We believe that base salaries are a fundamental element of our executive compensation program because they provide a stable source of income for our Named Executives at a competitive level. Base salaries are reviewed at least annually by our compensation committee and are adjusted from time to time to ensure that our executive compensation structure remains aligned with our compensation objectives. Any adjustments are based upon various subjective criteria and the compensation paid by peer group companies. Subjective performance criteria include an executive's ability to lead through motivating and inspiring others, demonstrate the skills necessary to perform effectively in his or her area of responsibility, recognize and pursue new business opportunities and initiate programs that enhance our growth and success.

  2012 Base Salary

        The compensation committee reviewed the salaries of the Named Executives at its January 2012 meeting. The compensation committee had previously approved a 3.5% merit increase for all employees based on the committee's review of survey data of merit salary increase trends within our industry. The compensation committee used that target percentage increase as well as performance review input for each of the Named Executives to approve salary increases to be effective as of January 1, 2012. Based on the foregoing information, the compensation committee approved salary increases for the Named Executives to be effective as of January 1, 2012 as set forth below:

Name	2011 Base Salary	2012 Base Salary	Increase
Craig A. Wheeler	$576,467	$600,000	4.1%
Richard P. Shea	$340,035	$350,236	3.0%
James M. Roach	$367,644	$380,511	3.5%
Ganesh V. Kaundinya	$359,980	$374,379	4.0%
Bruce A. Leicher	$348,791	$360,999	3.5%

  2013 Base Salary

        The compensation committee reviewed the salaries of the Named Executives at its January 2013 meeting. The compensation committee had previously approved a 3.5% merit increase for all employees in connection with its review of survey data of industry trends. The compensation committee used that target as well as performance review input for each of the Named Executives to approve salary increases to be effective as of January 1, 2013. Based on the foregoing information, the compensation committee approved salary increases for the Named Executives to be effective as of January 1, 2013 as set forth below:

Name	2012 Base Salary	2013 Base Salary	Increase
Craig A. Wheeler	$600,000	$621,000	3.5%
Richard P. Shea	$350,236	$362,494	3.5%
James M. Roach	$380,511	$395,732	4.0%
Ganesh V. Kaundinya	$374,379	$387,482	3.5%
Bruce A. Leicher	$360,999	$373,634	3.5%

        Annual Incentive Cash Bonus.    We use annual incentive cash bonuses to motivate and reward our Named Executives to achieve and exceed specified goals in a time frame that is one year in duration. Annual incentive cash bonuses are determined on the basis of our achievement of corporate performance targets and individual contribution toward those corporate goals. Our corporate goals are typically focused upon the achievement of specific research, clinical, regulatory, commercial, financial, compliance or operational milestones. We consider these goals to be conducive to the creation of stockholder value and designed to contribute to our current and future financial success.

        Under our annual incentive cash bonus program, corporate goals are proposed by management and approved by the compensation committee and the board of directors. Each corporate goal is assigned a percentage value (e.g., 10%, 15%, 20%, etc.) and within each corporate goal there are achievement milestones that are expressed in the following target percentages: 70%, 100% and 130%. If achievement relative to a corporate goal does not meet at least the 70% target percentage, no achievement percentage is assigned. If, for example, we were to achieve 100% of our corporate goals, but only to the extent of the 70% target percentage within each goal, the annual bonus pool for that year would be 70% of the aggregate bonus potential for all participants. In addition, our compensation committee has the discretion to take into consideration mitigating and/or extraordinary circumstances when determining the level of achievement of goals and related milestones. The CEO's annual incentive bonus award is completely dependent upon the achievement of corporate goals, and senior vice presidents' target bonuses are 75% dependent upon the achievement of corporate goals and 25% dependent upon the subjective analysis of their individual performance in relation to the corporate goals. As discussed previously, the individual performance of each Named Executive is reviewed by our CEO and includes a thorough 360-performance review process. These reviews are presented to our compensation committee along with compensation recommendations. However, the final determinations of the individual achievement levels for each executive for bonus determination purposes is based on the compensation committee's subjective determination and not be reference to pre-determined performance objectives.

        The target bonus potential for the CEO is 60% of base salary, with a maximum bonus opportunity equal to 150% of his base salary. The target bonus potential for the other Named Executives was 35% of base salary for 2012. Bonuses, if any, are determined and paid on an annual basis after completion of the fiscal year in which bonuses are earned.

        The corporate goals for 2012 were:

  •
  enabling manufacture of enoxaparin sodium injection (10%);

  •
  advancing our M356 program (15% related to regulatory advancement and 15% related to development);

  •
  advancing our M402 program (5%);

  •
  advancing our research program (10%);

  •
  advancing our M923 program (20%);

  •
  advancing our biologics program (10%);

  •
  maintaining market capitalization (5%); and

  •
  achievement of financial discipline goals (10%).

        In assessing the achievement of these goals, the compensation committee considered the recommendations of our CEO, who, with input from the other executive officers, assessed our performance against corporate goals for 2012 and made recommendations to the board of directors and the compensation committee. The compensation committee then reviewed and discussed these recommendations, taking into account mitigating and/or extraordinary circumstances. In January 2013, the compensation committee made a determination of the achievement of the corporate goals at 62% and, in its discretion, awarded an additional 13% to the achievement level of corporate goals related to significant achievements during the year, including important progress in the M923 and M356 programs in areas outside of those originally set forth in the corporate goals, as well as the advancement of one of our research programs. As a result, the compensation committee concluded that, including the additional achievements, our total achievement level of the 2012 corporate goals was 75%, as follows:

Corporate Goal	Percentage Value (%)	Actual Level of Achievement (%)
Enabling manufacture of Enoxaparin Sodium Injection	10	100
Advancement of our M356 Program—Regulatory	15	130
Advancement of our M356 Program—Development	15	100
Advancement of our M402 Program	5	70
Advancement of our Research Program	10	70
Advancement of our M923 Program	20	0
Achievement of our Biologics Program	10	70
Maintain Market Capitalization	5	0
Financial Discipline Goals	10	0
Additional Achievements	13	100

        In January 2013, the compensation committee reviewed each Named Executive's performance recommendation as submitted by the CEO and our Senior Vice President, Human Resources. The individual objectives for our Named Executives included meeting specified targets in the following areas: successfully managing the business to the budget; business development achievements; pipeline development; and strategic planning. Based on the 75% corporate goal achievements (weighted 100% for Mr. Wheeler and 75% for all other Named Executives), and subjective analysis of their individual performance in relation to the corporate goals (weighted 25% for all Named Executives except Mr. Wheeler), in January 2013, we paid bonuses to our Named Executives for their performance in 2012 representing the following percentages of base salary as of December 31, 2012:

Name	Target Bonus Potential as a Percentage of Base Salary	2012 Bonus Payment	Percentage of 2012 Base Salary	Percentage of Target Bonus
Craig A. Wheeler	60%	$270,000	45.0%	75.0%
Richard P. Shea	35%	$91,937	26.3%	75.0%
James M. Roach	35%	$102,382	26.9%	76.9%
Ganesh V. Kaundinya	35%	$98,274	26.3%	75.0%
Bruce A. Leicher	35%	$95,947	26.6%	75.9%

        Equity Awards.    Compensation for employees, including executive officers, also includes equity awards designed to align the long-term interests of our employees and our stockholders, to reward the achievement of individual performance goals and to assist in the retention of executives. We believe that equity compensation is a critical component of competitive compensation in the industry in which we operate.

        For 2012 performance, our compensation committee approved annual stock option grants to all of our employees, including the Named Executives, and also approved the award of restricted stock to executives, including the Named Executives. The compensation committee does not use a quantitative formula to relate option grants or restricted stock awards to the degree to which an individual achieved his or her goals for a particular year. The compensation committee intends that the annual aggregate value of awards (using the Black Scholes model or equivalent valuation methodology) to executives will be set between the 50th and 75th percentiles for companies represented in the Radford survey data of companies in our industry that it reviews from its compensation consultants.

        The compensation committee reviewed equity awards for 2012 performance of the Named Executives in February 2013. At that meeting, the compensation committee approved the following equity awards for our Named Executives as follows:

Name	Number of Shares of Common Stock Underlying Stock Options(1)	Shares of Restricted Common Stock(2)
Craig A. Wheeler	150,000	60,000
Richard P. Shea	28,000	11,000
James M. Roach	30,800	12,100
Ganesh V. Kaundinya	28,000	11,000
Bruce A. Leicher	28,000	11,000

(1)
The shares of common stock underlying these options vest as to 6.25% of the shares at the end of each three-month period after the date of grant.

(2)
These shares of common stock are subject to a restricted stock agreement, pursuant to which 25% of such shares vest and become free from forfeiture on the first anniversary of the date of grant and an additional 6.25% of the shares vest and become free from forfeiture at the end of each successive three-month period thereafter.

        Timing and Pricing of Option Grants.    The compensation committee's procedure for timing of equity grants is intended to ensure that grant timing is not manipulated to result in a price that is favorable to employees. Commencing in 2007, the annual equity grant date for all eligible employees, including the Named Executives, is the date of the regularly scheduled meeting of the compensation committee following completion of company-wide performance reviews. The grant date timing is driven by the fact that it coincides with our calendar-year-based performance management cycle, allowing us to deliver the equity awards close in time to performance appraisals, which increases the impact of the awards by strengthening the link between pay and performance.

        Aside from the annual equity grant, it is our policy that options will normally be granted:

  •
  to non-employee members of the board of directors, on the date of our annual general meeting each calendar year; and

  •
  to newly-hired employees on regularly scheduled monthly dates after their date of hire, which monthly dates are scheduled outside of quarterly earnings blackout periods.

        Initial stock option grants typically vest as to 25% of the shares subject to such option one year from the date of grant and 6.25% of the shares subject to such option on a quarterly basis thereafter. Annual option awards generally vest quarterly over a four-year period commencing three months from the date of grant.

        The compensation committee sets the exercise price of all stock options to equal the closing price of our common stock on the NASDAQ Global Market on the day before the date of grant in the case of annual non-employee director grants, and the date of grant for all other grants.

        Other Elements of Compensation and Perquisites.    We maintain broad-based benefits that are provided to eligible employees, including health, dental, life and disability insurance and a 401(k) plan. Our Named Executives are eligible to participate in all of our employee benefit plans, in each case on the same basis as other employees. In order to attract, retain and pay market levels of compensation, we provide our executive officers and other employees the following benefits and perquisites:

        Medical Insurance.    We provide to our Named Executives, their spouses, domestic partners and children, health, dental and vision insurance coverage that we generally make available to other employees. We pay a portion of the premiums for this insurance for all employees.

        Life and Disability Insurance.    We provide each Named Executive disability and/or life insurance that we may from time to time make available to other executive employees of the same level of employment. Our CEO also receives reimbursement for an additional $3.0 million dollar life and disability policy, capped at a maximum of $5,000 of reimbursement premium per year.

        Defined Contribution Plan.    We offer a Section 401(k) Savings/Retirement Plan, or the 401(k) Plan, a tax-qualified retirement plan, to eligible employees. The 401(k) Plan permits eligible employees to defer up to 60% of their annual eligible compensation, subject to certain limitations imposed by the Internal Revenue Code, which we refer to as the Code. The employees' elective deferrals are immediately vested and non-forfeitable in the 401(k) Plan. In any plan year, we will contribute to each participant a matching contribution equal to 50% of the first 6% of the participant's compensation that he or she has contributed to the plan. Our contribution is subject to vesting at the rate of 25% at the end of each year over the first four years of employment. All of our Named Executives participated in the 401(k) Plan during 2012 and received matching contributions.

        Employee Stock Purchase Plan.    We also offer an Employee Stock Purchase Plan, or the ESPP. The ESPP is available to all of our employees, including the Named Executives, who work more than 20 hours in a week and five months during the course of a year. Under the ESPP, eligible participants purchase shares of our common stock at a discount of 15% from the fair market value of the lower of the beginning date or end date of the applicable purchase period. The purchase dates occur on the last business day of January and July of each year. To pay for the shares, each participant may authorize periodic payroll deductions ranging from 1% to 15% of his or her cash compensation, subject to certain limitations imposed by applicable law. All payroll deductions collected from the participant during a plan period are automatically applied to the purchase of common stock on that period's purchase date provided the participant remains an eligible employee and has not withdrawn from the ESPP prior to that date.

        Other.    We make available certain other perquisites or fringe benefits to all eligible employees, including the Named Executives, such as tuition reimbursement, parking subsidies, mass transit commuting passes, professional society dues, gym subsidies, cell phones and food and recreational fees incidental to official company functions, including board meetings. The CEO is also entitled to financial and tax advice and reimbursement of expenses in connection with using his personal airplane for business purposes (up to the equivalent amount of a first class commercial fare per usage).

        Severance and Change-of-Control Benefits.    Pursuant to employment agreements, our Named Executives are entitled to specified benefits in the event of the termination of their employment under specified circumstances, including termination without cause and for good reason.

        We believe that severance protections, particularly in the context of a change-of-control transaction, can play a valuable role in attracting and retaining executive officers, are an important part of an executive's compensation and are consistent with competitive practices. Accordingly, we provide such protections for our Named Executives and certain other executives. We believe that the occurrence, or potential occurrence, of a change-of-control will create uncertainty regarding the continued employment of our Named Executives. This uncertainty results from the fact that many change-of-control transactions result in significant organizational changes, particularly at the senior executive level. Our practice, in the case of our employment agreements, has been to structure these change-of-control benefits as "double trigger" benefits. In other words, the change of control does not itself trigger benefits; rather, benefits are paid only if the employment of the Named Executive is terminated during the twelve-month (or 24-month in the case of the CEO) period after the change of control. We believe a "double trigger" benefit maximizes stockholder value because it prevents an unintended windfall to executives in the event of a friendly change of control, while still providing them appropriate incentives to cooperate in negotiating any change of control in which they believe they may lose their jobs. Because we believe that a termination by the executive for good reason is conceptually the same as a termination by us without cause, and that in the context of a change-of-control potential acquirers would otherwise have an incentive to constructively terminate the executive's employment to avoid paying severance, we provide severance benefits in these circumstances. We have provided more detailed information about these benefits, along with estimates of their value under various circumstances, under the captions "—Employment, Severance and Change of Control Arrangements" and "—Potential Termination and Change of Control Payments" below.

Tax Considerations

        Section 162(m) of the Code places a limit of $1,000,000 per person on the amount of compensation that a public company may deduct in any year with respect to its chief executive officer and the three most highly compensated named executive officers employed by the company at the end of the year (other than the company's chief financial officer). However, some forms of performance-based compensation are excluded from the $1,000,000 deduction limit if certain requirements are met. Our compensation committee has not adopted a policy requiring all executive compensation to be fully deductible. However, our compensation committee reviews the potential impact of section 162(m) periodically and, if consistent with its goals of sustained profitability and creation of long-term stockholder value, may seek to structure executive officer compensation to allow deductions under section 162(m). Our compensation committee reserves the right to use its judgment to authorize compensation payments that may be subject to the section 162(m) limitation when it believes these payments are appropriate.

 SUMMARY COMPENSATION TABLE FOR 2012

        The following table sets forth information regarding compensation earned by Named Executives.

Name and Principal Position	Year	Salary ($)	Stock Awards(1) ($)	Option Awards(1) ($)	Non-Equity Incentive Plan Compensation ($)	All Other Compensation(2) ($)	Total ($)
Craig A. Wheeler	2012	600,000	926,400	1,406,670	270,000	27,130	3,230,200
President, Chief Executive Officer	2011	576,467	3,140,625	869,920	380,468	23,345	4,990,825
and Director	2010	549,016	1,152,750	993,200	494,115	23,510	3,212,591
Richard P. Shea	2012	350,236	108,080	187,556	91,937	11,955	749,764
Senior Vice President and Chief	2011	340,035	777,683	201,630	127,641	11,670	1,458,659
Financial Officer	2010	302,253	146,015	235,885	158,682	11,490	854,325
James M. Roach	2012	380,511	161,703	245,539	102,382	11,976	902,111
Chief Medical Officer	2011	367,644	777,683	201,630	141,543	11,670	1,500,170
and Senior Vice President, Development	2010	355,212	146,015	235,885	186,487	11,490	935,089
Ganesh V. Kaundinya	2012	374,379	161,703	245,539	98,274	12,324	892,219
Chief Scientific Officer and Senior	2011	359,980	789,975	221,786	138,592	12,018	1,522,351
Vice President, Research	2010	346,135	160,617	259,474	184,386	11,925	962,537
Bruce A. Leicher	2012	360,999	200,720	281,334	95,947	12,012	951,012
Senior Vice President, General Counsel	2011	348,791	777,683	201,630	179,320	11,370	1,518,794
and Secretary	2010	336,996	146,015	235,885	176,922	11,370	907,188

(1)
Valuation based on the aggregate grant date fair value of stock and option awards computed in accordance with the Financial Accounting Standards Board, or FASB, Accounting Standards Codification, or ASC, Topic 718, Stock Compensation (excluding the effect of estimated forfeitures). These amounts include awards of restricted stock that contain a performance condition: the marketing approval from the United States Food and Drug Administration for M356 in the United States. The Company determined that it is probable this performance condition will be achieved and therefore the value in the table reflects the maximum possible payout. The awards granted to the Named Executives in 2011 with the performance-based vesting include: Mr. Wheeler, 147,500 shares of restricted stock; Mr. Shea, 45,000 shares of restricted stock; Dr. Roach, 45,000 shares of restricted stock; Dr. Kaundinya, 45,000 shares of restricted stock; and Mr. Leicher, 45,000 shares of restricted stock. The aggregate grant date fair value of stock and option awards do not correspond to the actual value that will be realized by the Named Executive upon vesting or exercise of such award. The assumptions used by us with respect to the valuation of stock and option awards are set forth in Note 11 to our financial statements contained in our Annual Report on Form 10-K for year ended December 31, 2012 as filed with the Securities and Exchange Commission on February 28, 2013.

(2)
The following table sets forth information regarding all other compensation for the year ended December 31, 2012:

Name	Tax Advice Expense ($)	Insurance Expense ($)	Tax Gross-up ($)	401(k) Match ($)	Parking/ Transit ($)	Gym Fees ($)	Insurance Premiums ($)	Total ($)
Craig A. Wheeler	5,000	5,000	3,175	7,500	4,968	131	1,356	27,130
Richard P. Shea	—	—	—	7,500	3,120	—	1,335	11,955
James M. Roach	—	—	—	7,500	3,120	—	1,356	11,976
Ganesh V. Kaundinya	—	—	—	7,500	3,120	348	1,356	12,324
Bruce A. Leicher	—	—	—	7,500	3,156	—	1,356	12,012

 2012 GRANTS OF PLAN-BASED AWARDS

        The following table sets forth information regarding awards made to our Named Executives during the year ended December 31, 2012:

				Estimated Future Payouts Under Non-Equity Incentive Plan Awards(2)
							All Other Option Awards: Number of Securities Underlying Options (#)
						All Other Stock Awards: Number of Shares of Stock (#)			Grant Date Fair Value of Stock and Option Awards(6) ($)
								Exercise Price of Option Awards(5) ($/Sh)
Name	Type of Award(1)	Grant Date		Target ($)	Maximum ($)
Craig A. Wheeler	RS	2/14/2012	(3)	—	—	60,000	—	—	926,400
	SO	2/14/2012	(4)	—	—	—	150,000	15.44	1,406,670
	AIBP	N/A		360,000	900,000
Richard P. Shea	RS	2/14/2012	(3)	—	—	7,000	—	—	108,080
	SO	2/14/2012	(4)	—	—	—	20,000	15.44	187,556
	AIBP	N/A		122,583
James M. Roach	RS	2/14/2012	(3)	—	—	10,473	—	—	161,703
	SO	2/14/2012	(4)	—	—	—	26,183	15.44	245,539
	AIBP	N/A		133,179
Ganesh V. Kaundinya	RS	2/14/2012	(3)	—	—	10,473	—	—	161,703
	SO	2/14/2012	(4)	—	—	—	26,183	15.44	245,539
	AIBP	N/A		131,033
Bruce A. Leicher	RS	2/14/2012	(3)	—	—	13,000	—	—	200,720
	SO	2/14/2012	(4)	—	—	—	30,000	15.44	281,334
	AIBP	N/A		126,350

(1)
Type of Award:
AIBP = Annual Incentive Bonus Plan
RS = Restricted Stock
SO = Stock Option

(2)
All awards in these columns were granted under our annual incentive cash bonus plan. The actual amounts awarded are reported in the "Non-Equity Incentive Plan Compensation" column in the Summary Compensation Table above. See "Executive Compensation—Compensation Discussion and Analysis—Elements of Compensation—Annual Incentive Cash Bonus" for a description of this plan.

(3)
These shares of common stock are subject to a restricted stock agreement dated February 14, 2012, pursuant to which 25% of such shares vested and became free from forfeiture on February 14, 2013 and an additional 6.25% of the shares vest and become free from forfeiture at the end of each successive three-month period thereafter.

(4)
The shares of common stock underlying this option vest as to 6.25% of the shares at the end of each three-month period beginning on February 14, 2012.

(5)
The exercise price of the applicable stock option is equal to the closing price of our common stock as reported by the NASDAQ Global Market on the date of grant.

(6)
Valuation based on the aggregate grant date fair value of stock and option awards computed in accordance with FASB ASC Topic 718 (excluding the effect of estimated forfeitures). The aggregate grant date fair value of stock and option awards do not correspond to the actual value that will be realized by the Named Executive upon vesting or exercise of such award. The assumptions used by us with respect to the valuation of stock and option awards are set forth in Note 11 to our financial statements contained in our Annual Report on Form 10-K for year ended December 31, 2012 as filed with the Securities and Exchange Commission on February 28, 2013.

 OUTSTANDING EQUITY AWARDS AT 2012 YEAR-END

        The following table sets forth information regarding outstanding stock options and awards of restricted stock held by our Named Executives as of December 31, 2012:

	Option Awards						Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable		Number of Securities Underlying Unexercised Options (#) Unexercisable		Option Exercise Price ($)	Option Expiration Date	Number of Shares of Stock That Have Not Vested (#)		Market Value of Shares of Stock That Have Not Vested(1) ($)
Craig A. Wheeler	375,000	(2)	—		16.18	8/21/2016	4,688	(3)	55,272
	77,000	(4)	—		7.41	2/22/2018	23,438	(5)	276,334
	93,750	(6)	6,250	(6)	10.43	2/25/2019	42,188	(7)	497,397
	68,750	(8)	31,250	(8)	15.37	2/18/2020	147,500	(9)	1,739,025
	43,750	(10)	56,250	(10)	13.26	2/22/2021	60,000	(11)	707,400
	28,125	(12)	121,875	(12)	15.44	2/14/2022	—		—
Richard P. Shea	62,072	(13)	—		0.61	10/27/2013	535	(3)	6,308
	12,800	(14)	—		4.91	3/24/2014	2,969	(5)	35,005
	11,250	(15)	—		6.88	1/31/2015	5,216	(7)	61,497
	18,750	(16)	—		23.62	3/6/2016	45,000	(9)	530,550
	7,000	(17)	—		12.81	2/21/2017	7,000	(11)	82,530
	15,000	(18)	—		10.41	8/14/2017	—		—
	34,750	(4)	—		7.41	2/22/2018	—		—
	16,031	(6)	1,069	(6)	10.43	2/25/2019	—		—
	16,327	(8)	7,423	(8)	15.37	2/18/2020	—		—
	10,140	(10)	13,038	(10)	13.26	2/22/2021	—		—
	3,750	(12)	16,250	(12)	15.44	2/14/2022
James M. Roach	147,500	(4)	—		7.41	2/22/2018	594	(3)	7,003
	17,812	(6)	1,188	(6)	10.43	2/25/2019	2,969	(5)	35,005
	16,327	(8)	7,423	(8)	15.37	2/18/2020	5,216	(7)	61,497
	10,140	(10)	13,038	(10)	13.26	2/22/2021	45,000	(9)	530,550
	4,909	(12)	21,274	(12)	15.44	2/14/2022	10,473	(11)	123,477
Ganesh V. Kaundinya	31,200	(19)	—		4.91	4/6/2014	565	(3)	6,661
	25,000	(15)	—		6.88	1/31/2015	3,267	(5)	38,518
	15,000	(17)	—		12.81	2/21/2017	5,737	(7)	67,639
	34,750	(4)	—		7.41	2/22/2018	45,000	(9)	530,550
	16,921	(6)	1,129	(6)	10.43	2/25/2019	10,473	(11)	123,477
	17,960	(8)	8,165	(8)	15.37	2/18/2020	—		—
	11,153	(10)	14,342	(10)	13.26	2/22/2021	—		—
	4,909	(12)	21,274	(12)	15.44	2/14/2022	—		—
Bruce A. Leicher	100,000	(20)	—		15.12	8/19/2018	416	(3)	4,905
	12,468	(6)	832	(6)	10.43	2/25/2019	2,969	(5)	35,005
	16,327	(8)	7,423	(8)	15.37	2/18/2020	5,216	(7)	61,497
	10,140	(10)	13,038	(10)	13.26	2/22/2021	45,000	(9)	530,550
	5,625	(12)	24,375	(12)	15.44	2/14/2022	13,000	(11)	153,270

(1)
Based on $11.79 per share, the last sale price of Momenta common stock on December 31, 2012.

(2)
Represents two option grants made on August 22, 2006, each with an exercise price of $16.18. The shares of common stock underlying these options vested as to 25% of the shares on August 22, 2007 and as to an additional 6.25% of the shares at the end of each successive three-month period thereafter.

(3)
These shares of common stock are subject to a restricted stock agreement dated February 25, 2009, pursuant to which 25% of such shares vested and became free from forfeiture on February 25, 2010 and an additional 6.25% of the shares vest and become free from forfeiture at the end of each successive three-month period thereafter.

(4)
The shares of common stock underlying these options vested as to 6.25% of the shares at the end of each three-month period beginning on May 22, 2008.

(5)
These shares of common stock are subject to a restricted stock agreement dated February 18, 2010, pursuant to which 25% of such shares vested and became free from forfeiture on February 18, 2011 and an additional 6.25% of the shares vest and become free from forfeiture at the end of each successive three-month period thereafter.

(6)
The shares of common stock underlying these options vest as to 6.25% of the shares at the end of each three-month period beginning on May 25, 2009.

(7)
These shares of common stock are subject to a restricted stock agreement dated February 22, 2011, pursuant to which 25% of such shares vested and became free from forfeiture on February 22, 2012 and an additional 6.25% of the shares vest and become free from forfeiture at the end of each successive three-month period thereafter.

(8)
The shares of common stock underlying these options vest as to 6.25% of the shares at the end of each three-month period beginning on May 18, 2010.

(9)
These shares of common stock are subject to a restricted stock agreement dated March 28, 2011, pursuant to which 50% of such shares shall vest on the date that the Company (or any of the Company's partners or collaborators) receives marketing approval from the Food and Drug Administration for M356, a generic version of Copaxone® (glatiramer acetate injection), in the United States, provided that approval occurs on or before March 28, 2015; and the remaining fifty percent (50%) of the shares shall vest on the first anniversary of such initial vest date. The restricted common stock will only vest if the recipient is an employee of the Company as of the applicable vesting date.

(10)
The shares of common stock underlying these options vest as to 6.25% of the shares at the end of each three-month period beginning on February 22, 2011.

(11)
These shares of common stock are subject to a restricted stock agreement dated February 14, 2012, pursuant to which 25% of such shares vested and became free from forfeiture on February 14, 2013 and an additional 6.25% of the shares vest and become free from forfeiture at the end of each successive three-month period thereafter.

(12)
The shares of common stock underlying these options vest as to 6.25% of the shares at the end of each three-month period beginning on February 14, 2012.

(13)
The shares of common stock underlying this option vested as to 25% of the shares on October 28, 2004 and as to an additional 6.25% of the shares at the end of each successive three-month period thereafter.

(14)
The shares of common stock underlying this option vested as to 25% of the shares on October 29, 2004 and as to an additional 6.25% of the shares at the end of each successive three-month period thereafter.

(15)
The shares of common stock underlying this option vested as to 6.25% of the shares at the end of each three-month period beginning on May 1, 2005.

(16)
The shares of common stock underlying this option vested as to 6.25% of the shares at the end of each three-month period beginning on June 7, 2006.

(17)
The shares of common stock underlying this option vested as to 6.25% of the shares at the end of each three-month period beginning on May 22, 2007.

(18)
The shares of common stock underlying this option vested as to 6.25% of the shares at the end of each three-month period beginning on November 15, 2007.

(19)
To avoid unintended adverse tax consequences to Dr. Kaundinya under Section 409A of the Internal Revenue Code, we and Dr. Kaundinya amended an outstanding stock option to purchase 38,400 shares of common stock with an original exercise price of $0.99 per share. As amended, the portion of the original option vested as of December 31, 2004, or 7,200 shares, remained in full force and effect and continued to have an exercise price of $0.99. The remaining portion of such option was deemed cancelled and a replacement option for the purchase of 31,200 shares was deemed granted to Dr. Kaundinya on December 30, 2005 with an exercise price equal to $4.91 per share. The shares of common stock underlying this replacement option vested as to 12,000 shares on January 1, 2006 and as to an additional 6.25% of the shares at the end of each three-month period beginning on April 1, 2006.

(20)
The shares of common stock underlying this option vested as to 25% of the shares on August 19, 2009 and as to an additional 6.25% of the shares at the end of each successive three-month period thereafter.

 2012 OPTION EXERCISES AND STOCK VESTED

        The following table sets forth information regarding options exercised by our Named Executives and shares of restricted stock that vested and became free from forfeiture during the fiscal year ended December 31, 2012.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)(1)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting(2) ($)
Craig A. Wheeler	—	—	75,000	1,037,198
Richard P. Shea	46,728	669,145	9,243	127,988
James M. Roach	15,000	115,350	8,805	120,992
Ganesh V. Kaundinya	7,200	76,608	9,642	133,028
Bruce A. Leicher	—	—	12,781	179,095

(1)
Value realized on exercise is based on the closing sale price of our common stock on the applicable date of exercise less the applicable option exercise price.

(2)
Value realized upon vesting is based on the closing sale price of our common stock on the applicable vesting date.

Employment, Severance and Change of Control Arrangements

Craig A. Wheeler Employment Agreement

        On August 22, 2006, we entered into an employment agreement with Craig A. Wheeler, pursuant to which Mr. Wheeler serves as our President and CEO and as a member of the board of directors. In December 2010, Mr. Wheeler's employment agreement was amended to ensure compliance with Section 409A of the Internal Revenue Code of 1986, as amended.

  Salary, Bonus and Benefits

        Pursuant to his employment agreement, Mr. Wheeler receives an annual base salary determined by the compensation committee, which is $621,000 for 2013. Mr. Wheeler is also eligible to receive bonuses of up to 150% of his base salary for the applicable fiscal year, with an annual bonus target of 60% of the then-applicable base salary. The compensation committee approved a $270,000 bonus paid to Mr. Wheeler in 2013 based on our achievement of corporate goals in 2012. Mr. Wheeler is also entitled to specified benefits, including: participation in our sponsored benefit programs; reimbursement for life and disability insurance premium expenses up to $5,000 per year and related tax gross-up payments; and reimbursement of tax and financial advisor fees incurred by Mr. Wheeler, up to $5,000 per year, during the period of his employment.

  Equity Awards

        Mr. Wheeler's employment agreement also provided for the grant or issuance, as applicable, of certain stock-based awards, all of which have fully vested and are reflected in the Outstanding Equity Awards at 2012 Year End table to the extent still held by Mr. Wheeler. Since 2009, the grant of stock-based awards to Mr. Wheeler has been at the discretion of the board of directors in accordance with the overall equity practices of the company.

  Payments Upon Termination by Reason of Death or Disability, Termination Without Cause or Resignation for Good Reason

        Under his employment agreement, Mr. Wheeler or Momenta may terminate his employment at any time. In the event Mr. Wheeler's employment is terminated without cause by us, as the result of death or disability or Mr. Wheeler terminates his employment for good reason, other than in connection with a change in control, we have agreed to pay Mr. Wheeler a lump sum equal to:

  •
  12 months of the highest base salary in effect during the 12 months prior to the date of termination; and

  •
  the greater of 60% of Mr. Wheeler's base salary or his last paid bonus.

        Additionally, Mr. Wheeler and his dependents will continue to receive benefits under the company's medical and dental plans, or will receive comparable benefits, for a maximum of 12 months following such termination subject to his re-employment with comparable benefits. In addition, any time-based restricted stock awards that would have vested if Mr. Wheeler had remained employed for an additional 12 months and 25% of any unvested performance-based awards will fully and immediately vest.

  Payments Upon Termination in Connection with a Change of Control

        If Mr. Wheeler terminates his employment for good reason within 24 months following a change of control of Momenta, or if we terminate Mr. Wheeler's employment without cause within 24 months following a change of control, we have agreed to pay Mr. Wheeler a lump-sum cash payment equal to:

  •
  24 months of Mr. Wheeler's highest base-salary in effect during the 12 months prior to termination of his employment;

  •
  an amount equal to the greater of 60% of Mr. Wheeler's last two years of base salary or two times the last bonus paid to Mr. Wheeler; and

  •
  if the aggregate purchase price paid in a change of control transaction equals or exceeds $1.1 billion, an additional amount equal to 12 months of base salary in effect at the time of Mr. Wheeler's termination and the greater of 60% of one year of base salary or the last bonus paid to Mr. Wheeler.

        Additionally, Mr. Wheeler is entitled to a tax gross-up payment following such termination and Mr. Wheeler and his dependents will continue to receive benefits under the company's medical and dental plans, or will receive comparable benefits for 24 months (or a maximum of 36 months if the purchase price of the transaction equals or exceeds $1.1 billion) following such termination subject to his re-employment with comparable benefits. In addition, the unvested portions of all stock-based awards shall fully and immediately vest.

  Non-Competition, Non-Solicitation, Confidential Information and Developments

        Our employment agreement with Mr. Wheeler also contains non-disclosure, non-competition and assignment of intellectual property terms. These terms provide for the protection of our confidential information, the transfer of ownership rights to intellectual property developed by Mr. Wheeler to us and a 12-month non-compete provision.

Executive Employment Agreements with Richard P. Shea, James M. Roach, Ganesh V. Kaundinya and Bruce A. Leicher

        We have also entered into executive employment agreements, or the Executive Employment Agreements, with Richard P. Shea, James M. Roach, Ganesh V. Kaundinya and Bruce A. Leicher. In

December 2010, each of the Executive Employment Agreements was amended to ensure compliance with Section 409A of the Internal Revenue Code of 1986, as amended.

  Salary, Bonus and Benefits

        Pursuant to the Executive Employment Agreements, we have agreed to pay Messrs. Shea, Roach, Kaundinya and Leicher annual base salaries as determined by the compensation committee. If our board of directors approves an annual bonus, Messrs. Shea, Roach, Kaundinya and Leicher will be eligible for a discretionary bonus award. The annual target for each executive's bonus will be 40% of the executive's annualized base salary. The compensation committee will determine, in its sole discretion, whether (and in what amount) a bonus award is payable to each executive. In order to be eligible for any bonus hereunder, the executive must be an active employee of Momenta on the date such bonus is paid.

        Each executive shall be entitled to participate in all benefit plans and programs that we establish and make available to our employees to the extent that the executive is eligible under (and subject to the provisions of) the plan documents governing those programs.

  Payments Upon Resignation by the Executive Without Good Reason or Termination by Us for Cause

        If the executive voluntarily resigns his employment other than for good reason (as defined in each Executive Employment Agreement), or if we terminate the executive for cause (as defined in each Executive Employment Agreement), we shall pay the executive all accrued and unpaid base salary through the executive's date of termination and any vacation that is accrued but unused as of such date. The executive shall not be eligible for any severance or separation payments or any continuation of benefits (other than those provided for COBRA), or any other compensation pursuant to the Executive Employment Agreement or otherwise. The executive also shall have such rights, if any, with respect to outstanding stock options and restricted stock grants as may be provided under each applicable agreement.

  Payments Upon Termination by Reason of Death or Disability, Termination Without Cause or Resignation for Good Reason

        If the executive's employment with us is terminated by reason of the executive's death or disability (as defined in each Executive Employment Agreement), by us without cause, or by the executive's voluntary resignation for good reason, other than in connection with a change in control (as defined in each Executive Employment Agreement), then the executive shall be paid all accrued and unpaid base salary and any accrued but unused vacation through the date of termination. In addition, the executive shall be eligible to receive the following separation benefits:

  •
  an amount equal to the sum of 12 months of the executive's base salary as of the date of termination and the greater of (i) the annual discretionary target bonus established by our board of directors (or any other person or persons having authority with respect thereto) for the executive for the fiscal year in which the date of termination occurs or (ii) the annual bonus paid to the executive for the most recently completed fiscal year;

  •
  insurance, medical, dental, health and accident and disability benefits as in effect immediately prior to the termination date for a period of 12 months; and

  •
  continued vesting of any unvested stock options and any future stock option grants awarded to the executive after the date of the Executive Employment Agreement for a period of 12 months from the date of termination and an extension of the right to exercise any outstanding stock options on the earlier of three months after such 12-month period or the original expiration date of the applicable outstanding stock option. The executive shall also be entitled to immediate vesting, on the date of termination, of any restricted stock awards with underlying shares that vest solely through the passage of time (i.e., service-based vesting) and not upon the achievement of specified conditions or milestones (i.e., performance-based vesting), including any future restricted stock awards granted to the executive after the date of the Executive Employment Agreement that contain service-based vesting provisions, in each case that would have vested during the period of 12 months from the date of termination.

  Payments Upon Termination in Connection with a Change of Control

        If the executive's employment with the Company is terminated without cause or if the executive terminates his employment with good reason within one year following a change in control (as defined in each Executive Employment Agreement), the executive shall be entitled to all accrued and unpaid base salary and any accrued but unused vacation through the date of termination. In addition, the executive shall be eligible to receive the following separation benefits:

  •
  an amount equal to the sum of 12 months of the executive's base salary as of the date of termination and the greater of (i) the annual discretionary target bonus established by our board of directors (or any other person or persons having authority with respect thereto) for the executive for the fiscal year in which the date of termination occurs or (ii) the annual bonus paid to the executive for the most recently completed fiscal year;

  •
  insurance, medical, dental, health and accident and disability benefits as in effect immediately prior to the termination date for a period of 12 months; and

  •
  immediate vesting of any unvested stock options, restricted stock awards and any future grants awarded to the executive. All such equity awards (whether stock options or restricted stock grants) will remain exercisable in accordance with the applicable stock option plan or grant agreement.

  Non-Competition, Non-Solicitation, Confidential Information and Developments

        Each of Messrs. Shea, Roach, Kaundinya and Leicher have entered into agreements providing for the protection of our confidential information, the transfer of ownership rights to intellectual property developed by each such executive to us and a 12-month non-compete provision.

Potential Termination and Change of Control Payments

Potential Termination and Change of Control Payments for Craig A. Wheeler

        The following table describes the potential payments, benefits and acceleration of vesting applicable to stock options and restricted stock awards under our employment agreement with Craig A. Wheeler. The amounts shown below assume that the termination of Mr. Wheeler was effective as of December 31, 2012. Actual amounts payable to Mr. Wheeler upon his termination can only be determined definitively at the time of his actual departure.

Benefit	Voluntary Termination or Termination for Cause	Termination Without Cause, Termination by Reason of Death or Disability, Resignation for Good Reason		Termination Without Cause or Resignation for Good Reason Within 24 Months of a Change of Control
Accrued Obligations
Unused Vacation	$68,077	$68,077		$68,077
Severance Benefits
Lump-sum cash payment	—	980,468	(2)	1,960,936	(3)
Lump-sum payment with respect to business combination	—	—		980,468	(4)
Insurance/Healthcare benefits	—	28,624	(5)	85,872	(6)
Market Value of Stock Vesting on Termination(1)	—	1,250,140	(7)	3,283,927	(8)
Gross-Up Payments	—	—		2,945,670	(9)

Total	$68,077	$2,327,309		$9,324,950

(1)
Based on the last sale price of our common stock on December 31, 2012, which was $11.79 per share.

(2)
Represents a lump sum payment equal to 12 months of the highest base salary in effect for Mr. Wheeler during the 12 months prior to his termination, or $600,000, plus an amount equal to his last paid bonus, or $380,468. This amount is to be paid in full six months and one day after the date of Mr. Wheeler's termination.

(3)
Represents a lump sum payment equal to 24 months of the highest base salary in effect for Mr. Wheeler during the 12 months prior to his termination, or $1,200,000, plus an amount equal to two times his last paid bonus, or $760,936. This amount is to be paid in full six months and one day after the date of Mr. Wheeler's termination.

(4)
Assumes that the change of control involves a business combination with an aggregate purchase price exceeding $1.1 billion. In such event, Mr. Wheeler is entitled to an additional lump sum payment equal to 12 months of the highest base salary in effect for Mr. Wheeler during the 12 months prior to his termination, or $600,000, plus an amount equal to his last paid bonus, or $380,468.

(5)
Represents benefits payable over 12 months for continuation of coverage under medical and dental plans for Mr. Wheeler and his dependents subject to Mr. Wheeler's re-employment with comparable healthcare benefits. The value is based upon the type of insurance coverage we carried for Mr. Wheeler as of December 31, 2012 and is valued at the premiums in effect on December 31, 2012.

(6)
Assumes that the change of control involves a business combination with an aggregate purchase price exceeding $1.1 billion, and represents benefits payable over 36 months for continuation of coverage under medical and dental plans for Mr. Wheeler and his dependents subject to

  Mr. Wheeler's re-employment with comparable healthcare benefits. In the event the aggregate purchase price is less than $1.1 billion, Mr. Wheeler would be entitled to 24 months continuation of coverage under medical and dental plans for Mr. Wheeler and his dependents subject to Mr. Wheeler's re-employment with comparable healthcare benefits, with a value equal to $57,248. This value is based upon the type of insurance coverage we carried for Mr. Wheeler as of December 31, 2012 and is valued at the premiums in effect on December 31, 2012.

(7)
Represents the acceleration of vesting of 4,688 shares of common stock subject to a restricted stock agreement between us and Mr. Wheeler dated February 25, 2009 and 6,250 shares of common stock underlying stock options granted to Mr. Wheeler dated February 25, 2009. Additionally, vesting is accelerated by 18,750 shares of common stock subject to a restricted stock agreement between us and Mr. Wheeler dated February 18, 2010, 18,750 shares of common stock subject to a restricted stock agreement between us and Mr. Wheeler dated February 22, 2011, 36,875 shares of common stock subject to a restricted stock agreement between us and Mr. Wheeler dated March 28, 2011 and 26,250 shares of common stock subject to a restricted stock agreement between us and Mr. Wheeler dated February 14, 2012. If Mr. Wheeler's employment with us is terminated without cause in periods after December 31, 2012, acceleration of vesting to additional equity awards will apply. See the discussion in this proxy statement under the heading "Employment, Severance and Change of Control Arrangements—Craig A. Wheeler Employment Agreement."

(8)
Represents the acceleration of vesting of 4,688 shares of common stock subject to a restricted stock agreement between us and Mr. Wheeler dated February 25, 2009 and 6,250 shares of common stock underlying stock options granted to Mr. Wheeler dated February 25, 2009. Additionally, vesting is accelerated by 23,438 shares of common stock subject to a restricted stock agreement between us and Mr. Wheeler dated February 18, 2010 and 42,188 shares of common stock subject to a restricted stock agreement between us and Mr. Wheeler dated February 22, 2011. Finally, the result of such termination clause includes the immediate vesting in full of 147,500 shares of common stock subject to a restricted stock agreement between us and Mr. Wheeler dated March 28, 2011 and 60,000 shares of common stock subject to a restricted stock agreement between us and Mr. Wheeler dated February 14, 2012. If Mr. Wheeler's employment with us is terminated without cause in periods after December 31, 2012, acceleration of vesting to additional equity awards will apply. See the discussion in this proxy statement under the heading "Employment, Severance and Change of Control Arrangements—Craig A. Wheeler Employment Agreement."

(9)
Represents the excise tax payable under section 280G of the United States Internal Revenue Code.

Potential Termination and Change of Control Payments for Messrs. Shea, Roach, Kaundinya and Leicher

        The following table describes the potential payments, benefits and acceleration of vesting applicable to stock options and restricted stock awards under our Executive Employment Agreements with each of Messrs. Shea, Roach, Kaundinya and Leicher. The amounts shown below assume that the termination of each executive was effective as of December 31, 2012 and that each of the Executive Employment Agreements was effective as of December 31, 2012. Actual amounts payable to each

Named Executive listed below upon his termination can only be determined definitively at the time of each Named Executive's actual departure.

Name	Benefit	Voluntary Termination or Termination for Cause	Termination for Death, Disability, Without Cause or for Good Reason Other than in Connection with Change of Control		Termination Without Cause or Resignation for Good Reason Within 12 Months of a Change of Control
Richard P. Shea	Accrued Obligations
	Unused Vacation	$21,216	$21,216		$21,216
	Severance Benefits
	Lump Sum Cash Severance		477,877	(2)	477,877	(2)
	Insurance/Healthcare Benefits		28,624	(3)	28,624	(3)
	Market Value of Stock Vesting on Termination(1)	—	99,193	(4)	717,343	(5)
	Total	$21,216	$626,910		$1,245,060
James M. Roach	Accrued Obligations
	Unused Vacation	$16,344	$16,344		$16,344
	Severance Benefits
	Lump Sum Cash Severance		522,054	(2)	522,054	(2)
	Insurance/Healthcare Benefits		28,624	(3)	28,624	(3)
	Market Value of Stock Vesting on Termination(1)	—	117,959	(4)	759,147	(5)
	Total	$16,344	$684,981		$1,326,169
Ganesh V. Kaundinya	Accrued Obligations
	Unused Vacation	$25,919	$25,919		$25,919
	Severance Benefits
	Lump Sum Cash Severance		512,971	(2)	512,971	(2)
	Insurance/Healthcare Benefits		28,624	(3)	28,624	(3)
	Market Value of Stock Vesting on Termination(1)		123,067	(4)	768,381	(5)
	Total	$25,919	$690,581		$1,335,895
Bruce A. Leicher	Accrued Obligations
	Unused Vacation	$12,149	$12,149		$12,149
	Severance Benefits
	Lump Sum Cash Severance		500,319	(2)	500,319	(2)
	Insurance/Healthcare Benefits		28,624	(3)	28,624	(3)
	Market Value of Stock Vesting on Termination(1)		128,416	(4)	786,357	(5)
	Total	$12,149	$669,508		$1,327,449

(1)
Based on the last sale price of our common stock on December 31, 2012, which was $11.79 per share.

(2)
Represents an amount equal to the Named Executive's annual base salary payable over the applicable severance period and an amount equal to the greater of (i) the annual bonus paid to the Named Executive for the most recently completed fiscal year or (ii) the 2012 target bonus potential. Such amounts are to be paid within 30 days after the Named Executive's termination date. For more information relating to compensation earned by our Named Executives, see the section of this proxy statement entitled "Executive Compensation—Summary Compensation Table."

(3)
Represents amounts payable over 12 months for continuation of coverage for insurance, medical, dental, health and accident and disability benefits for each Named Executive and his family members subject to the Named Executive's re-employment with comparable healthcare benefits. The value is based upon the type of insurance coverage we carried for each Named Executive as of December 31, 2012 and is valued at the premiums in effect on December 31, 2012. For more information relating to compensation earned by our Named Executives, see the section of this proxy statement entitled "Executive Compensation—Summary Compensation Table."

(4)
Represents continued vesting for an additional 12-month period of all unvested stock options and all time-based restricted stock awards held by the Named Executives as of December 31, 2012. For more information concerning option and restricted common stock awards held by our Named Executives, see the section of this proxy statement entitled "Executive Compensation—Outstanding Equity Awards at 2012Year End."

(5)
Represents immediate vesting of all unvested stock options and all time-based and performance-based restricted stock awards held by the Named Executives as of December 31, 2012. For more information concerning option and restricted common stock awards held by our Named Executives, see the section of this proxy statement entitled "Executive Compensation—Outstanding Equity Awards at 2012Year End."

Compensation of Directors

        Non-employee director compensation is set by our board of directors at the recommendation of the compensation committee. Our current compensation for non-employee directors consists of:

        Grant of Stock Options Upon Appointment.    Each newly elected non-employee director automatically receives an option to purchase up to 30,000 shares of our common stock upon appointment to the board of directors. These options vest quarterly over the three years following the grant date, subject to such director's continued service on the board of directors.

        Grant of Additional Stock Options.    Non-employee directors who served on our board of directors during the prior calendar year and who continue to serve on the board of directors are granted an option to purchase up to 17,750 shares of our common stock the day following the date of the annual meeting of stockholders. These options vest quarterly over the year following the grant date, subject to the non-employee director's continued service on the board of directors. Currently, each such non-employee director stock option will terminate on the earlier of ten years from the date of grant or two years after the recipient ceases to serve as a director.

        Payment of Retainer Fee; Reimbursement of Travel and Other Expenses.    In addition to an option grant, each non-employee director receives an annual retainer for his or her service on our board of directors as well as additional fees for committee service as follows:

Position	Fees
Annual Retainer	$40,000
Non-Employee Chairman of the Board	$30,000
Audit Committee Chairperson	$20,000
Audit Committee Members (other than the Chairperson)	$10,000
Compensation Committee Chairperson	$15,000
Compensation Committee Members	$7,500
Nominating and Corporate Governance Committee Chairperson	$12,000
Nominating and Corporate Governance Committee Members	$6,000
Science Committee Chairperson	$10,000
Science Committee Members	$7,500
Science Committee, Chairperson and Members	$ 3,000 for each all-day session attended (up to a maximum of $15,000 per year) which is in addition to the standard quarterly meetings of the Science Committee

        All retainer amounts are paid quarterly. Non-employee directors also received reimbursement for reasonable travel and other expenses in connection with attending meetings of our board of directors.

        The following table sets forth the fees earned by each of our non-employee directors for his or her service on the board of directors, the aggregate grant date fair value of option awards granted to our non-employee directors for the year ended December 31, 2012:

2012 DIRECTOR COMPENSATION

Name	Fees Earned or Paid in Cash(1)	Option Awards(2)(3)(4)(5)	Total
John K. Clarke	$65,000	$156,702	$221,702
Bruce L. Downey	$57,500	$156,702	$214,202
Marsha H. Fanucci	$66,000	$156,702	$222,702
Peter Barton Hutt	$52,000	$156,702	$208,702
Thomas P. Koestler	$55,000	$156,702	$211,702
Bennett M. Shapiro	$57,500	$156,702	$214,202
Elizabeth Stoner	$53,500	$156,702	$210,202
James R. Sulat	$86,000	$156,702	$242,702

(1)
The fees earned by the non-employee directors in 2012 consist of the following: (i) an annual retainer; (ii) a fee to the non-employee chairman of the board; and (iii) an annual fee for chairing and being a member of each of the audit, compensation, nominating and corporate governance and science committees.

(2)
Valuation based on the aggregate grant date fair value of option awards computed in accordance with FASB ASC Topic 718, Stock Compensation (excluding the effect of estimated forfeitures). These amounts do not correspond to the actual value that will be realized by the director upon vesting or exercise of such award. The assumptions used by us with respect to the valuation of stock and option awards are set forth in Note 11 to our financial statements contained in our Annual Report on Form 10-K for year ended December 31, 2012 as filed with the Securities and Exchange Commission on February 28, 2013.

(3)
The following table sets forth the option awards granted to our non-employee directors during the year ended December 31, 2012 and the aggregate grant date fair value of those option awards:

Name	Grant Date	Number of Shares Subject to Options	Grant Date Fair Value
John K. Clarke	6/13/2012	17,750	$156,702
Bruce L. Downey	6/13/2012	17,750	$156,702
Marsha H. Fanucci	6/13/2012	17,750	$156,702
Peter Barton Hutt	6/13/2012	17,750	$156,702
Thomas P. Koestler	6/13/2012	17,750	$156,702
Bennett M. Shapiro	6/13/2012	17,750	$156,702
Elizabeth Stoner	6/13/2012	17,750	$156,702
James R. Sulat	6/13/2012	17,750	$156,702
(4)
On June 13, 2012, the day following our 2012 annual meeting of stockholders, we granted each of our non-employee directors serving at that time an option to purchase 17,750 shares of our common stock, each with an exercise price equal to the closing price of our common stock on the NASDAQ Global Market on the day prior to the date of grant, which was $14.87 per share. All such options shall become exercisable in four equal quarterly installments commencing the date of grant, provided that the optionee then remains a director.

(5)
The following table shows the aggregate number of stock option grants outstanding for each non-employee director as of December 31, 2012 and the number of options awards that vested during the year ended December 31, 2012:

Name	Aggregate Number of Shares Subject to Outstanding Stock Options(#)	Number of Shares Vested in 2012
John K. Clarke	161,500	17,750
Bruce L. Downey	80,500	17,750
Marsha H. Fanucci	161,500	17,750
Peter Barton Hutt	166,500	17,750
Thomas P. Koestler	47,750	17,750
Bennett M. Shapiro	140,700	17,750
Elizabeth Stoner	89,701	17,750
James R. Sulat	85,500	17,750

Risk Assessment of Compensation Policies and Programs

        We periodically assesses our compensation policies and programs for purposes of determining the relationship of such policies and programs to our enterprise risks. This assessment typically occurs in connection with the establishment of corporate goals and annual incentive programs for our employees. We do not believe that our compensation policies or programs create risks that are reasonably likely to have a material adverse effect on us.

Compensation Committee Report

        The compensation committee has reviewed and discussed the Compensation Discussion and Analysis with the Company's management. Based on this review and discussion, the compensation committee recommended to our Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement.

        By the Compensation Committee of the Board of Directors of Momenta Pharmaceuticals, Inc.:

        John K. Clarke (Chairperson)
Bruce L. Downey
Thomas P. Koestler
Bennett M. Shapiro

Compensation Committee Interlocks and Insider Participation

        The compensation committee currently consists of John K. Clarke, who serves as chairman, Bruce L. Downey, Thomas P. Koestler and Bennett M. Shapiro.

        During 2012, none of our executive officers served as a member of the board of directors or compensation committee, or other committee serving an equivalent function, of any other entity that has one or more of its executive officers serving as a member of our board of directors or compensation committee. None of the members of our compensation committee has ever been an employee of Momenta.

        Novartis Pharma AG, which holds more than five percent of our voting securities, has been granted registration rights with respect to shares of our common stock under the terms of an investors' right agreement with us.

 SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
AND RELATED STOCKHOLDER MATTERS

        The following table sets forth information regarding beneficial ownership of our common stock as of April 15, 2013 by:

  •
  each person, or group of affiliated persons, known to us to be the beneficial owner of more than 5% of the outstanding shares of our common stock as of such date based on currently available Schedules 13D and 13G filed with the Securities and Exchange Commission;

  •
  each of our directors (which includes all nominees);

  •
  our Named Executives; and

  •
  all of our directors and executive officers as a group.

        The number of shares of common stock beneficially owned by each person or entity is determined in accordance with the applicable rules of the Securities and Exchange Commission and includes voting or investment power with respect to shares of our common stock. The information is not necessarily indicative of beneficial ownership for any other purpose. Shares of our common stock issuable under stock options exercisable on or before June 14, 2013 are deemed beneficially owned for computing the percentage ownership of the person holding the options, but are not deemed outstanding for computing the percentage ownership of any other person. Unless otherwise indicated, to our knowledge, all persons named in the table have sole voting and investment power with respect to their shares of common stock, except to the extent authority is shared by spouses under community property laws. Unless otherwise indicated, the address of all directors and executive officers is c/o Momenta Pharmaceuticals, Inc., 675 West Kendall Street, Cambridge, Massachusetts 02142. The inclusion of any shares deemed beneficially owned in this table does not constitute an admission of beneficial ownership of those shares.

Name and Address of Beneficial Owner	Total Number of Shares Beneficially Owned		Percentage of Common Stock Beneficially Owned(1)
Holders of more than 5% of our Common Stock
BlackRock, Inc. 40 East 52nd Street New York, NY 10022	5,248,262	(2)	10.1%
Novartis AG Lichstrasse 35 CH 4058 Basel, Switzerland	4,708,679	(3)	9.1%
Visium Balanced Master Fund, Ltd. c/o Visium Asset Management, LP 888 7th Avenue New York, NY 10019	4,000,000	(4)	7.7%
T. Rowe Price Associates, Inc. 100 E. Pratt Street Baltimore, MD 21202	3,991,277	(5)	7.7%
Scopia Capital Management LLC 152 West 57th Street, 33rd Floor New York, NY 10019	3,799,786	(6)	7.3%
FMR, LLC 82 Devonshire Street Boston, MA 02109	3,146,221	(7)	6.1%
The Vanguard Group 100 Vanguard Blvd. Malvern, PA 19355	2,675,796	(8)	5.2%
Directors (which includes all nominees) and Named Executives
John K. Clarke	230,623	(9)	*
Bruce L. Downey	80,500	(10)	*
Marsha H. Fanucci	132,100	(11)	*
Peter Barton Hutt	171,865	(12)	*
Thomas P. Koestler	40,250	(13)	*
Bennett M. Shapiro	147,700	(14)	*
Elizabeth Stoner	97,510	(15)	*
James R. Sulat	95,500	(16)	*
Craig A. Wheeler	1,338,063	(17)	2.5%
Richard P. Shea	369,909	(18)	*
Ganesh V. Kaundinya	595,566	(19)	*
Bruce A. Leicher	267,007	(20)	*
James M. Roach	297,106	(21)	*
All Directors and executive officers as a group (14 persons)	4,079,375	(22)	7.5%

*
Less than 1% of our outstanding common stock.

(1)
Applicable percentage of ownership for each holder is based on 51,924,643 shares of common stock outstanding on April 15, 2013, plus any common stock equivalents and presently exercisable stock options or warrants held by each such holder, and options or warrants held by each such holder which will become exercisable as of June 14, 2013.

(2)
Information is based on a Schedule 13G/A filed by BlackRock, Inc. on March 11, 2013 and is as of February 28, 2013.

(3)
Information is based on a Schedule 13D filed on August 4, 2006 by Novartis AG ("Novartis") and Novartis Pharma AG ("Novartis Pharma"), as amended by Amendment No. 1 to Schedule 13D filed on September 6, 2006 by Novartis and Novartis Pharma. According to the Schedule 13D, as amended, Novartis and Novartis Pharma have shared voting and dispositive power over all 4,708,679 shares.

(4)
Information is based on a Schedule 13G/A filed by Visium Balanced Master Fund, Ltd. ("VBMF"), Visium Asset Management, LP ("VAM"), JG Asset, LLC ("JGA") and Jacob Gottlieb on February 14, 2013, and is as of December 31, 2012. According to the Schedule 13G/A, VBMF, VAM, JGA and Jacob Gottlieb have shared voting and dispositive power over all 4,000,000 shares.

(5)
Information is based on a Schedule 13G/A filed by T. Rowe Price Associates, Inc. ("T. Rowe") on February 11, 2013, and is as of December 31, 2012. According to the Schedule 13G/A, T. Rowe has sole voting power with respect to 1,264,581 shares and sole dispositive power with respect to all 3,991,277 shares.

(6)
Information is based on a Schedule 13G/A filed by Scopia Management Inc. ("Scopia"), Matthew Sirovich and Jeremy Mindich on February 14, 2013, and is as of December 31, 2012. According to the Schedule 13G/A, Scopia, Matthew Sirovich and Jeremy Mindich have shared voting and dispositive power over all 3,799,786 shares.

(7)
Information is based on a Schedule 13G filed by FMR LLC and Edward C. Johnson 3d on February 14, 2013, and is as of December 31, 2012. According to the Schedule 13G, FMR LLC and Edward C. Johnson 3d each has sole dispositive power over all 3,146,221 shares.

(8)
Information is based on a Schedule 13G filed by The Vanguard Group on February 13, 2013, and is as of December 31, 2012. According to the Schedule 13G, The Vanguard Group has sole voting power with respect to 71,658 shares, sole dispositive power with respect to 2,605,838 shares and shared dispositive power with respect to 69,958 shares.

(9)
Consists of 69,123 shares of common stock owned directly by Mr. Clarke and 161,500 shares of common stock underlying options held by Mr. Clarke exercisable on or before June 14, 2013.

(10)
Consists entirely of shares of common stock underlying options exercisable on or before June 14, 2013.

(11)
Consists of 9,000 shares of common stock owned directly by Ms. Fanucci and 123,100 shares of common stock underlying options held by Ms. Fanucci exercisable on or before June 14, 2013.

(12)
Consists of 5,365 shares of common stock owned directly by Mr. Hutt and 166,500 shares of common stock underlying options held by Mr. Hutt exercisable on or before June 14, 2013.

(13)
Consists entirely of shares of common stock underlying options exercisable on or before June 14, 2013.

(14)
Consists of 7,000 shares of common stock owned directly by Dr. Shapiro and 140,700 shares of common stock underlying options held by Dr. Shapiro exercisable on or before June 14, 2013.

(15)
Consists of 11,143 shares of common stock owned directly by Dr. Stoner and 86,367 shares of common stock underlying options held by Dr. Stoner exercisable on or before June 14, 2013.

(16)
Consists of 10,000 shares of common stock owned directly by Mr. Sulat and 85,500 shares of common stock underlying options held by Mr. Sulat exercisable on or before June 14, 2013.

(17)
Consists of 592,314 shares of common stock, of which 308,752 shares remain subject to a repurchase right by us pursuant to restricted stock agreements between us and Mr. Wheeler, and 745,749 shares of common stock underlying options exercisable on or before June 14, 2013.

(18)
Consists of 150,854 shares of common stock, of which 68,263 shares remain subject to a repurchase right by us pursuant to restricted stock agreements between us and Mr. Shea, and 219,055 shares of common stock underlying options exercisable on or before June 14, 2013.

(19)
Consists of 426,069 shares of common stock, of which 71,569 shares remain subject to a repurchase right by us pursuant to a restricted stock agreement between us and Dr. Kaundinya, and 169,497 shares of common stock underlying options exercisable on or before June 14, 2013.

(20)
Consists of 110,249 shares of common stock, of which 72,763 shares remain subject to a repurchase right by us pursuant to a restricted stock agreement between us and Mr. Leicher, and 156,758 shares of common stock underlying options exercisable on or before June 14, 2013.

(21)
Consists of 88,167 shares of common stock, of which 71,968 shares remain subject to a repurchase right by us pursuant to a restricted stock agreement between us and Dr. Roach, and 208,939 shares of common stock underlying options exercisable on or before June 14, 2013.

(22)
Consists of an aggregate of 1,580,738 shares of common stock, of which 664,884 shares remain subject to a repurchase right by us pursuant to restricted stock agreements, and 2,498,637 shares of common stock underlying options exercisable on or before June 14, 2013.

Equity Compensation Plan Information

        The following table provides information about the securities authorized for issuance under our equity compensation plans as of December 31, 2012:

Plan Category	Number of securities to be issued upon exercise of outstanding options (a)	Weighted-average exercise price of outstanding options (b)	Number of securities remaining available future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by security holders(1)(2)	5,386,094	$13.48	6,241,396
Equity compensation plans not approved by security holders	—	—	—

Total	5,386,094	$13.48	6,241,396

(1)
Includes information regarding the following stockholder-approved equity compensation plans: 2004 Stock Incentive Plan, as amended, 2004 Employee Stock Purchase Plan and Amended and Restated 2002 Stock Incentive Plan.

(2)
Upon the approval of our amended 2004 Stock Incentive Plan, we have not granted further stock options under the Amended and Restated 2002 Stock Incentive Plan.

 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Compensation Paid to Directors and Executive Officers

        Please see discussion under the heading "Executive Compensation."

Registration Rights

        For information relating to certain registration rights granted by us to a certain stockholder, please see the discussion under the heading "Compensation Committee Interlocks and Insider Participation."

POLICIES AND PROCEDURES FOR RELATED PERSON TRANSACTIONS

        Our board of directors has adopted written policies and procedures for the review of any transaction, arrangement or relationship in which we are a participant, the amount involved exceeds $120,000, and one of our executive officers, directors, director nominees or 5% stockholders (or their immediate family members), each of whom we refer to as a "related person," has a direct or indirect material interest.

        If a related person proposes to enter into such a transaction, arrangement or relationship, which we refer to as a "related person transaction," the related person must report the proposed related person transaction to our General Counsel. The policy calls for the proposed related person transaction to be reviewed and, if deemed appropriate, approved by our audit committee. Whenever practicable, the reporting, review and approval will occur prior to entry into the transaction. If advance review and approval is not practicable, the audit committee will review, and, in its discretion, may ratify the related person transaction. The policy also permits the chairman of the audit committee to review and, if deemed appropriate, approve proposed related person transactions that arise between committee meetings, subject to ratification by the audit committee at its next meeting. Any related person transactions that are ongoing in nature will be reviewed annually.

        A related person transaction reviewed under the policy will be considered approved or ratified if it is authorized by the audit committee after full disclosure of the related person's interest in the transaction. As appropriate for the circumstances, the audit committee will review and consider:

  •
  the related person's interest in the related person transaction;

  •
  the approximate dollar value of the amount involved in the related person transaction;

  •
  the approximate dollar value of the amount of the related person's interest in the transaction without regard to the amount of any profit or loss;

  •
  whether the transaction was undertaken in the ordinary course of our business;

  •
  whether the terms of the transaction are no less favorable to us than terms that could have been reached with an unrelated third party;

  •
  the purpose of, and the potential benefits to us of, the transaction; and

  •
  any other information regarding the related person transaction or the related person in the context of the proposed transaction that would be material to investors in light of the circumstances of the particular transaction.

        Our audit committee may approve or ratify the transaction only if the audit committee determines that, under all of the circumstances, the transaction is in our best interests. Our audit committee may impose any conditions on the related person transaction that it deems appropriate.

        In addition to the transactions that are excluded by the instructions to the Securities and Exchange Commission's related person transaction disclosure rule, our board of directors has determined that the following transactions do not create a material direct or indirect interest on behalf of related persons and, therefore, are not related person transactions for purposes of this policy:

  •
  interests arising solely from the related person's position as an executive officer of another entity (whether or not the person is also a director of such entity), that is a participant in the transaction, where (a) the related person and all other related persons own in the aggregate less than a 10% equity interest in such entity, (b) the related person and his or her immediate family members are not involved in the negotiation of the terms of the transaction and do not receive any special benefits as a result of the transaction, and (c) the amount involved in the transaction equals less than the greater of $200,000 or 5% of the annual gross revenues of the company receiving payment under the transaction; and

  •
  a transaction that is specifically contemplated by provisions of our charter or bylaws.

        The policy provides that transactions involving compensation of executive officers shall be reviewed and approved by our compensation committee in the manner specified in its charter.

        We will disclose the terms of related person transactions in our filings with the Securities and Exchange Commission to the extent required. Other than as described below, since January 1, 2012, we have not been a party to, and we have no plans to be a party to, any transaction or series of similar transactions in which the amount involved exceeded or will exceed $120,000 and in which any executive officer, director, director nominee, holder of more than 5% of our capital stock, or any member of the immediate family of any of the foregoing, had or will have a direct or indirect material interest, other than in connection with the transactions described below.

        Ganesh V. Kaundinya, the Company's Chief Scientific Officer and Senior Vice President, Research, is an inventor on a number of patents invented while Dr. Kaundinya was at the Massachusetts Institute of Technology, or MIT, prior to Dr. Kaundinya founding and joining the Company. As an inventor on the patents, Dr. Kaundinya is paid a royalty for any licensing fees or other income received by MIT for the patents. In November 2002, the Company licensed a number of patents on which Dr. Kaundinya is one of a number of inventors.

        Until 2011, Dr. Kaundinya received minimal, immaterial royalties related to the patents from annual license fees paid by the Company to MIT. However, in August 2011, Dr. Kaundinya received a royalty of $212,573 for MIT's fiscal year 2011 for patents licensed by Momenta and used in connection with our enoxaparin program. In October 2011, our audit committee ratified and approved the license agreement the Company previously entered into with MIT under our policy taking into consideration the effect of the license agreement on the distribution by MIT to inventors of royalties paid under the license agreement. In August, 2012, Dr. Kaundinya received a royalty of $350,105 related to the patents.

 PROPOSAL TWO

RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        The audit committee of our board of directors has selected the firm of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2013. Although stockholder approval of the selection of Ernst & Young LLP is not required by law, our board of directors believes that it is advisable to give stockholders an opportunity to ratify this selection. If this proposal is not approved at the Annual Meeting, our audit committee directors will reconsider its appointment of Ernst & Young LLP. Representatives of Ernst & Young LLP are expected to be present at the Annual Meeting and will have the opportunity to make a statement, if they desire to do so, and will be available to respond to appropriate questions from our stockholders.

Board Recommendation

        The board of directors recommends a vote FOR the ratification of the selection by the Audit Committee of Ernst & Young LLP as our independent registered public accounting firm for the year ending December 31, 2013.

Auditors' Fees

        The following table summarizes the fees of Ernst & Young LLP, our independent registered public accounting firm, billed to us for each of the last two fiscal years.

Fee Category	2012	2011
Audit Fees(1)	$435,000	$398,500
Audit-Related Fees(2)	67,000	—
Tax Fees(3)	61,235	72,205
All Other Fees	—	—

Total Fees	$563,235	$470,705

(1)
Audit fees consist of fees for the audit of our financial statements, the audit of our internal control over financial reporting, the review of the interim financial statements included in our quarterly reports on Form 10-Q, and other professional services provided in connection with regulatory filings or engagements.

(2)
Audit-related fees consist of fees for assurance and related services that are reasonably related to the performance of the audit and the review of our financial statements and which are not reported under "Audit Fees."

(3)
Tax fees consist of fees for tax compliance, tax advice and tax planning services. All of the tax fees were pre-approved by the audit committee in accordance with the pre-approval policies and procedures described below. Tax compliance services, which relate to Federal and State tax return assistance accounted for $20,000 of the total tax fees billed in 2012 and $27,500 of the total tax fees billed in 2011. Tax advice and tax planning services relate to periodic consultations.

Pre-Approval Policies and Procedures

        Our audit committee has adopted policies and procedures relating to the approval of all audit and non-audit services that are to be performed by our independent registered public accounting firm. This policy generally provides that we will not engage our independent registered public accounting firm to render audit or non-audit services unless the service is specifically approved in advance by our audit committee or the engagement is entered into pursuant to one of the pre-approval procedures described below.

        From time to time, our audit committee may pre-approve specified types of services that are expected to be provided to us by our independent registered public accounting firm during the next 12 months. Any such pre-approval is detailed as to the particular service or type of services to be provided and is also generally subject to a maximum dollar amount.

Report of the Audit Committee

        The audit committee has reviewed our audited consolidated financial statements for the fiscal year ended December 31, 2012 and has discussed these consolidated financial statements with our management and our independent registered public accounting firm. Management is responsible for the preparation of our consolidated financial statements and for maintaining an adequate system of disclosure controls and procedures and internal control over financial reporting for that purpose. Our independent registered public accounting firm is responsible for conducting an independent audit of our annual consolidated financial statements in accordance with generally accepted auditing standards and issuing a report on the results of their audit. The audit committee is responsible for providing independent, objective oversight of these processes.

        The audit committee has also received from, and discussed with, our independent registered public accounting firm various communications that they are required to provide to the audit committee, including the matters required to be discussed by Statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1, AU section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T.

        Our independent registered public accounting firm also provided the audit committee with the written disclosures and letter required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant's communications with the audit committee concerning independence, and our audit committee has discussed with our independent registered public accounting firm their independence.

        Based on the review and discussions referred to above, the audit committee recommended to our board of directors that the audited consolidated financial statements be included in our Annual Report on Form 10-K for the year ended December 31, 2012 for filing with the Securities and Exchange Commission.

By the Audit Committee of the Board of Directors of Momenta Pharmaceuticals, Inc.:

        Marsha H. Fanucci (Chairwoman)
Bruce L. Downey
John K. Clarke
James R. Sulat

 PROPOSAL THREE

ADVISORY VOTE ON EXECUTIVE COMPENSATION

        The Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, or the Dodd-Frank Act, enables our stockholders to vote to approve, on a non-binding advisory basis, the compensation of our Named Executives as disclosed in this proxy statement in accordance with applicable SEC rules. This vote, commonly known as a "say-on-pay" proposal, provides stockholders with the opportunity to express their views on our named executives' compensation and is required by Section 14A of the Exchange Act. The vote is not intended to address any specific item of our executive compensation, but rather the overall compensation of our Named Executives and the philosophy, policies and practices described in this proxy statement. We have determined to hold a non-binding, advisory vote on the compensation of our Named Executives annually. The next such non-binding, advisory vote will occur at the 2014 Annual Meeting of Stockholders.

        As described in the section of this proxy statement entitled "Executive Compensation," including "Compensation Discussion and Analysis" and related compensation tables, our executive compensation program is designed to attract, retain, and motivate talented individuals with the executive experience and leadership skills necessary for us to increase stockholder value. We seek to provide executive compensation that is competitive with companies that are similar to us. We also seek to provide near-term and long-term financial incentives that reward executives when strategic corporate objectives designed to increase long-term stockholder value are achieved. We believe that executive compensation should include base salary, cash incentives and equity awards. We also believe that our executive officers' base salaries should be set at approximately median levels relative to comparable companies, and cash and equity incentives should generally be set at levels that give executives the opportunity to achieve above-average total compensation reflecting above-average company performance. In particular, our executive compensation philosophy is to promote long-term value creation for our stockholders by rewarding improvement in selected financial metrics, and by using equity incentives.

        Our board of directors is asking stockholders to vote in favor of the following non-binding resolution:

        RESOLVED, that the compensation paid to our Named Executives, as disclosed pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the compensation discussion and analysis, the compensation tables and any related material disclosed in this proxy statement, is hereby approved.

        The say-on-pay vote is advisory, and therefore not binding on us, our board of directors, or the compensation committee of the board of directors. However, our board of directors and compensation committee value the opinions of our stockholders and to the extent there is any significant vote against the Named Executive compensation as disclosed in this proxy statement, we will consider our stockholders' concerns and the compensation committee will evaluate whether any actions are necessary to address those concerns.

Board Recommendation

        The board of directors recommends a vote FOR the approval of the compensation of our Named Executives as disclosed in this proxy statement.

 PROPOSAL FOUR

APPROVAL OF THE MOMENTA PHARMACEUTICALS, INC.

2013 INCENTIVE AWARD PLAN

Overview

        On March 5, 2013, the Board adopted the Momenta Pharmaceuticals, Inc. 2013 Incentive Award Plan, or the 2013 Plan, subject to and effective upon shareholder approval at the annual meeting. We are asking our shareholders to approve the 2013 Plan in order to permit the Company to use the 2013 Plan to achieve the Company's performance, recruiting, retention and incentive goals.

        The 2013 Plan includes a variety of forms of awards, including stock options, stock appreciation rights, restricted stock, restricted stock units and dividend equivalents to allow the Company to adapt its incentive compensation program to meet the needs of the Company in the changing business environment in which the Company operates.

        We strongly believe that the approval of the 2013 Plan is essential to our continued success. The Board and management believe that equity awards motivate high levels of performance, align the interests of our employees and shareholders by giving directors, employees and consultants the perspective of an owner with an equity stake in the Company, and provide an effective means of recognizing their contributions to the success of the Company. The Board and management believe that equity awards are necessary to remain competitive in our industry and are essential to recruiting and retaining the highly qualified employees who help the Company meet its goals. The Board and management believe that the ability to grant equity awards will be important to the future success of the Company and is in the best interests of the Company's shareholders.

        If approved, the 2013 Plan will serve as the successor to our 2004 Stock Incentive Plan (the "2004 Plan"). Assuming shareholders approve the 2013 Plan, the 2013 Plan will be effective as the date of the annual meeting and the 2004 Plan will terminate on that date (except with respect to awards previously granted under the 2004 Plan that remain outstanding) and no further awards will be granted under the 2004 Plan. If the 2013 Plan is not approved, we will continue to make grants under the 2004 Plan until all shares available thereunder have been issued or the plan expires in April 2014.

Stockholder Approval Requirement

        In general, stockholder approval of the 2013 Plan is necessary in order for us to (1) meet the stockholder approval requirements of the principal securities market on which shares of our common stock are traded and (2) take tax deductions for certain compensation resulting from awards granted thereunder qualifying as performance-based compensation under Section 162(m) of the Code, and (3) grant stock options that qualify as incentive stock options ("ISOs"), as defined under Section 422 of the Code. Because our existing 2004 Plan is not qualified under Section 162(m) of the Code, approval of the 2013 Plan will benefit stockholders by allowing for tax deductions for certain future equity awards that would not qualify for tax deductions absent shareholder approval.

Benefits of the 2013 Plan

        We depend on the performance and commitment of our employees. The use of stock-based long-term incentives assists us in attracting, retaining, motivating and rewarding talented employees. Providing equity grants creates long-term participation in the Company and aligns the interests of our employees with the interests of our shareholders. The use of equity awards as compensation also allows the company to conserve cash resources for other important purposes.

        The 2013 Plan provides the compensation committee with the flexibility to effectively use the shares under the plan to provide incentives to our personnel. The 2013 Plan contains provisions we believe are consistent with best practices in equity compensation and which we believe further protect our shareholders' interests.

        Additional features of the 2013 Plan include:

  •
  No Increase to Shares Available for Issuance without Stockholder Approval.  Without shareholder approval, the 2013 Plan prohibits any alteration or amendment that operates to increase the total number of shares of common stock that may be issued under the 2013 Plan (other than adjustments in connection with certain corporate reorganizations and other events). Shareholders will have the opportunity to see how successful the 2013 Plan is before approving any additional shares.

  •
  No Single-Trigger Vesting of Awards.  The 2013 Plan does not have single-trigger accelerated vesting provision for change in control.

  •
  No Repricing of Awards.  Awards may not be repriced, replaced or regranted through cancellation or modification without stockholder approval if the effect would be to reduce the exercise price for the shares under the award.

  •
  Limitations on Dividend Payments on Performance Awards.  Dividends and dividend equivalents may not be paid on awards subject to performance vesting conditions unless and until such conditions are met.

  •
  Limitations on Grants.  The maximum number of shares of our common stock that may be subject to one or more awards granted to any participant, other than a non-employee director, pursuant to the 2013 Plan during any calendar year is 1,000,000. However, this number may be adjusted to take into account equity restructurings and certain other corporate transactions as described below. The maximum amount that may be paid in cash to any participant during any calendar year pursuant to awards granted under the 2013 Plan that are initially payable in cash is $5,000,000. The maximum number of shares of our common stock that may be subject to one or more awards granted to any non-employee director pursuant to the 2013 Plan during any calendar year is 100,000 shares.

  •
  Section 162(m) Qualification.  The 2013 Plan is designed to allow awards made under the 2013 Plan, including equity awards and incentive cash bonuses, to qualify as performance-based compensation under Section 162(m) of the Code. In order to grant performance-based compensation under Section 162(m) of the Code under the 2004 Plan, we would have needed to submit the 2004 Plan for re-approval by our stockholders. Approval of the 2013 Plan will allow us to grant equity awards that constitute performance-based compensation under Section 162(m) of the Code for five years, subject to earlier re-approval if required under Section 162(m) of the Code. However, awards granted under the 2013 Plan will be treated as qualified performance-based compensation under Section 162(m) of the Code only if the awards and the procedures associated with them comply with all requirements of Section 162(m) of the Code.

Background for the Determination of the Share Reserve Under the 2013 Plan

        In its determination to recommend that the Board approve the 2013 Plan, the compensation committee reviewed the benefits of implementing a new plan prior to expiration of the 2004 Plan and also reviewed an analysis prepared by Radford, its independent compensation consultant. Specifically, the compensation committee considered that:

  •
  The number of shares reserved for issuance initially under the 2013 Plan will be 3,300,000, which is significantly less than 6,241,396, which was the number of shares available for grant under the 2004 Plan as of December 31, 2012.

  •
  Our three-year average burn rate, based on the ISS methodology of calculation, of 3.35% was below the industry mean of 3.84%.

  •
  If we do not implement a new plan, the 2004 Plan will expire in April 2014, prior to our next shareholder meeting, at which time we would lose an important compensation tool aligned with stockholder interests to attract, motivate and retain highly qualified talent.

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  Based on historical usage, we estimate that the shares reserved for issuance under the 2013 Plan would be sufficient for approximately one to two years of awards, depending on projected new employee growth and assuming we continue to grant awards consistent with our historical usage and current practices, as reflected in our three-year average burn rate, and noting that future circumstances may require us to change our current equity grant practices. Based on the foregoing, we expect that we would require an additional increase to the share reserve under the 2013 Plan in 2014 or 2015 (primarily dependent on the future price of our shares, award levels/amounts and hiring activity during the next few years), noting again that the share reserve under the 2013 Plan could last for a longer or shorter period of time, depending on our future equity grant practices, which we cannot predict with any degree of certainty at this time.

  •
  If approved, the issuance of the 3,300,000 shares to be initially reserved under the 2013 Plan would dilute the holdings of shareholders by an additional 6% on a fully diluted basis, calculated by dividing (i) 3,300,000 shares by (ii) the number of shares of our common stock outstanding as of December 31, 2012.

  •
  Radford concluded that our shareholder value transfer as a percentage of market capitalization was 14%, which was within an allowable range under the policies of shareholder proxy advisory services.

        In light of the factors described above, and the fact that the ability to continue to grant equity compensation is vital to our ability to continue to attract and retain employees in the competitive labor markets in which we compete, the Board has determined that the size of the share reserve under the 2013 Plan is reasonable and appropriate at this time.

        The following is a summary of certain principal features of the 2013 Plan. This summary is qualified in its entirety by reference to the complete text of the 2013 Plan. Shareholders are urged to read the actual text of the 2013 Plan in its entirety which is set forth as Exhibit A.

Summary of the 2013 Plan

        Purpose.    The purpose of the 2013 Plan is to promote the success and enhance the value of the Company by linking the individual interests of the members of the Board, employees, and consultants to those of Company stockholders and by providing such individuals with an incentive for outstanding performance to generate superior returns to Company stockholders. The 2013 Plan is further intended to provide flexibility to the Company in its ability to motivate, attract, and retain the services of members of the Board, employees, and consultants upon whose judgment, interest, and special effort the successful conduct of the Company's operation is largely dependent.

        Share Reserve.    The number of shares of Company common stock reserved for issuance under the 2013 Plan will be equal to the sum of: (a) 3,300,000 shares reserved for issuance under the 2013 Plan, plus (b) one share for each share subject to a stock option that was granted through December 31, 2012 under the 2004 Plan and our Amended and Restated 2002 Stock Incentive Plan (together, the "Prior Plans") that subsequently expires, is forfeited or is settled in cash (up to a maximum of 5,386,094 shares), plus (c) 1.35 shares for each share subject to an award other than a stock option that was granted through December 31, 2012 under the Prior Plans and that subsequently expires, is forfeited, is settled in cash or repurchased (up to a maximum of 1,137,394 shares), as provided below.

        Share Counting.    Each share issued in connection with an award granted on or after the effective date of the 2013 Plan other than stock options and stock appreciation rights will be counted against the 2013 Plan's share reserve as 1.35 shares for every one share issued in connection with such award, while each share issued in connection with an award of stock options or stock appreciation rights will count against the share reserve as one share for every one share granted. The payment of dividend equivalents in cash in conjunction with an outstanding award will not be counted against the number of shares available for issuance under the 2013 Plan.

        If (1) any award under the 2013 Plan is forfeited or expires or is settled in cash (in whole or in part) or (2) after the effective date of the 2013 Plan any shares subject to an award granted under the Prior Plans on or prior to December 31, 2012 are forfeited or expire or are settled for cash (in whole or in part), the shares subject to such award shall, to the extent of such forfeiture, expiration or cash settlement, be used again for new grants under the 2013 Plan. In addition, any shares repurchased by us at the same or lower price paid by the participant so that such shares are returned to the Company may be used again for new grants under the 2013 Plan. Any shares that again become available for grant will be added back as (1) one share for each share subject to a stock option or stock appreciation right granted under the 2013 Plan or any Prior Plan, (2) 1.35 shares for each share subject to an award other than an option or stock appreciation right granted under the 2013 Plan or any Prior Plan.

        Notwithstanding the foregoing, the following shares will not be added to the shares authorized for grant under the 2013 Plan: (1) any shares tendered or withheld to satisfy the exercise price of an option, (2) any shares tendered or withheld to satisfy any tax withholding obligation with respect to an award, (3) any shares subject to a stock appreciation right that are not issued in connection with the stock settlement of the stock appreciation right on its exercise, and (4) any shares purchased on the open market with the cash proceeds from the exercise of options.

        To the extent permitted by applicable law or any exchange rule, and subject to certain other restrictions, shares issued in assumption of, or in substitution for, any outstanding awards or shares available under a pre-existing plan of an entity acquired by the Company or any of its subsidiaries that was approved by stockholders and not adopted in contemplation of such acquisition will not be counted against the share available for grant under the 2013 Plan.

        Administration.    The 2013 Plan is administered, with respect to grants to officers, employees, directors and consultants, by the Plan administrator (the "Administrator"), defined as the Board or one (1) or more committees designated by the Board. The compensation committee currently acts as the Administrator. With respect to grants to officers and directors, the compensation committee shall be constituted in such a manner as to satisfy applicable laws, including Rule 16b-3 promulgated under the Exchange Act and Section 162(m) of the Code.

        The Administrator has the authority, in its discretion, to select employees, consultants and directors to whom awards may be granted from time to time, to determine whether and to what extent awards are granted, to determine the number of shares or the amount of other consideration to be covered by each award (subject to the limitations set forth below), to approve award agreements for use under the 2013 Plan, to determine the terms and conditions of any award (including the vesting schedule applicable to the award), to amend the terms of any outstanding award granted under the 2013 Plan (subject to the limitations described above), to construe and interpret the terms of the 2013 Plan and awards granted, to establish additional terms, conditions, rules or procedures to accommodate the rules or laws of applicable non-U.S. jurisdictions, and to take such other action not inconsistent with the terms of the 2013 Plan, as the Administrator deems appropriate.

        Eligibility.    Any person who is an employee, a consultant or a non-employee director, as determined by the Administrator, is eligible for an award under the 2013 Plan. The Administrator determines the type and size of award and sets the terms, conditions, restrictions and limitations applicable to the award within the confines of the 2013 Plan's terms. As of March 31, 2013, approximately 251 employees and 8 non-employee directors would be eligible to receive awards under the 2013 Plan if the plan had been in effect on such date; however, this number is subject to change as the number of individuals in our businesses is adjusted to meet our operational requirements. Although the 2013 Plan would permit the Administrator to make grants to consultants of the company, the company as a general practice does not grant stock options to consultants.

        Award Limits.    The maximum aggregate number of shares with respect to one or more awards that may be granted to any one person other than a Non-Employee Director during any calendar year shall be 1,000,000, the maximum aggregate number of Shares with respect to one or more awards that may be granted to a Non-Employee Director during any calendar year shall be 100,000 and the maximum aggregate amount of cash that may be paid in cash to any one person during any calendar year with respect to one or more awards initially payable in cash shall be $5,000,000.

        No Repricings or Exchanges without Shareholder Approval.    The Company shall obtain shareholder approval prior to (a) the reduction of the exercise price of any stock option or the base appreciation amount of any stock appreciation right awarded under the 2013 Plan or (b) the cancellation of a stock option or stock appreciation right at a time when its exercise price or base appreciation amount exceeds the fair market value of the underlying shares, in exchange for cash or another stock option, stock appreciation right, restricted stock or other award (unless the cancellation and exchange occurs in connection with a Corporate Transaction).

        Terms and Conditions of Awards.    The 2013 Plan provides for the grant of stock options, restricted stock, restricted stock units, dividend equivalent rights, and stock appreciation rights (collectively referred to as "awards"). Each award granted under the 2013 Plan shall be designated in an award agreement. Under the 2013 Plan, the Administrator may establish one or more programs to permit selected participants the opportunity to elect to defer receipt of consideration payable under an award. The Administrator also may establish under the 2013 Plan separate programs for the grant of particular forms of awards to one or more classes of participants.

        Stock Options.    Stock options granted under the 2013 Plan may be either incentive stock options under the provisions of Section 422 of the Code or non-qualified stock options. Incentive stock options may be granted only to employees. The option exercise price of all stock options granted pursuant to the 2013 Plan will not be less than 100% of the fair market value of our common stock on the date of grant. The closing price per share of our common stock, as quoted on the NASDAQ Global Market, on April 15, 2013, was $13.00 per share. Incentive stock options granted to any person who owns, as of the date of grant, stock possessing more than ten percent of the total combined voting power of all classes of our stock or any subsidiary corporation or parent corporation (each, as defined in Section 424 of the Code), however, shall have an exercise price that is not less than 110% of the fair market value of our common stock on the date of grant and may not have a term extending beyond the fifth anniversary of the date of grant. To the extent that the aggregate fair market value of the shares subject to stock options designated as incentive stock options which become exercisable for the first time by a participant during any calendar year exceeds $100,000, such excess stock options shall be treated as non-qualified stock options. Options may be granted subject to vesting schedules and restrictions on transfer and repurchase or forfeiture rights in favor of the Company as specified in the award agreements to be issued under the 2013 Plan. The Administrator will determine when an option will vest and become exercisable, though no option will be exercisable more than ten years after the date of grant.

        Stock Appreciation Rights.    A stock appreciation right entitles its holder, upon exercise of all or a portion of the stock appreciation right, to receive from us an amount determined by multiplying the difference obtained by subtracting the exercise or base price per share of the stock appreciation right from the fair market value at the time of exercise of the stock appreciation right by the number of shares with respect to which the stock appreciation right has been exercised, subject to any limitations imposed by the Administrator. The exercise or base price per share subject to a stock appreciation right will be set by the Administrator, but may not be less than 100% of the fair market value on the date the stock appreciation right is granted. The Administrator determines the period during which the right to exercise the stock appreciation right vests in the holder, but in no event may a stock appreciation right have a term extending beyond the tenth anniversary of the date of grant. Payment pursuant to the stock appreciation right awards may be in cash, shares, or a combination of both, as determined by the Administrator. Generally, a stock appreciation right may be exercised only while such person remains an employee or non-employee director of us or one of our subsidiaries or affiliates or for a specified period of time (up to the remainder of the award term) following the holder's termination of service with us or one of our subsidiaries or affiliates.

        Restricted Stock.    A restricted stock award is the grant of shares of common stock subject to certain restrictions (including restrictions on transfer, vesting and voting rights) and may be subject to substantial risk of forfeiture until specific conditions are met. The Administrator will determine the purchase price, if any, for restricted stock, as well as any terms, conditions and restrictions applicable to the award. Unless otherwise determined by the Administrator, holders of restricted stock shall have the right to receive dividends and distributions paid with respect to their shares, except that certain extraordinary distributions will be restricted unless the Administrator determines otherwise. In addition, for shares of restricted stock with performance-based vesting, dividends paid prior to vesting will only be paid to the extent that the performance-based vesting conditions are subsequently satisfied and the share vests. During the period of restriction, participants holding shares of restricted stock may have full voting rights with respect to such shares. Except as otherwise determined by the Administrator, upon termination of service during the restriction period, holders of restricted stock for which a price was not paid must return the restrict stock to the company. If the holder paid for the restricted stock, the Company has the right to repurchase the unvested restricted stock at a price equal to what the holder paid, or other price as set in the award agreement.

        Restricted Stock Units.    A restricted stock unit award provides for the issuance of our common stock at a future date upon the satisfaction of specific conditions set forth in the applicable award agreement. The Administrator will specify the dates on which the restricted stock units will become fully vested and nonforfeitable, and may specify such conditions to vesting as it deems appropriate, including conditions based on achieving one or more of the performance criteria listed below, or other specific criteria, including service to us or any of our subsidiaries or affiliates. Restricted stock units generally will be forfeited, and the underlying shares of our common stock will not be issued, if the applicable vesting conditions are not met. The Administrator will specify, or permit the restricted stock unit holder to elect, the conditions and dates upon which the shares underlying the vested restricted stock units will be issued (subject to compliance with the deferred compensation requirements of Section 409A of the Code). Restricted stock units may be paid in cash, shares, or both, as determined by the Administrator. Restricted stock units may constitute, or provide for a deferral of, compensation subject to Section 409A of the Code, and there may be certain tax consequences if the requirements of Section 409A of the Code are not met.

        Stock Payments.    A stock payment is a payment in the form of shares of our common stock or an option or other right to purchase shares of our common stock. The number or value of shares of any stock payment will be determined by the Administrator and may be based on continuing service with us or any of our subsidiaries or affiliates or achieving one or more of the performance criteria listed below, or other specific criteria determined by the Administrator. Shares underlying a stock payment that is subject to a vesting schedule or other conditions or criteria set by the Administrator will not be issued until those conditions have been satisfied. Stock payments may, but are not required to, be made in lieu of base salary, bonus, fees or other cash compensation otherwise payable to any individual who is eligible to receive awards under the 2013 Plan.

        Performance Awards.    Performance awards may be granted in the form of cash awards, stock awards or other performance or incentive awards that are paid in cash, shares or a combination of cash and shares. The value of performance awards may be linked to any one or more of the performance criteria listed below, or other specific criteria determined by the Administrator, in each case on a specified date or dates or over any period or periods determined by the Administrator. Performance awards may be payable upon the attainment of pre-established performance goals based on one or more of the performance criteria listed below, or other specific criteria determined by the Administrator. The goals are established and evaluated by the Administrator and may relate to performance over any periods as determined by the Administrator. The Administrator will also determine whether performance awards are intended to be performance-based compensation within the meaning of Section 162(m) of the Code. Following is a brief discussion of the requirements for awards to be treated as performance-based compensation within the meaning of Section 162(m) of the Code.

        Transferability of Awards.    Under the 2013 Plan, incentive stock options may not be sold, pledged, assigned, hypothecated, transferred or disposed of in any manner other than by will or by the laws of descent or distribution and may be exercised, during the lifetime of the grantee, only by the grantee. Other awards shall be transferable (i) by will and by the laws of descent and distribution and (ii) during the lifetime of the grantee, to the extent and in the manner authorized by the Administrator but only to the extent such transfers are made to family members, to family trusts, to family controlled entities and to charitable organizations, in all cases without payment for such transfers to the grantee. Notwithstanding the foregoing, the grantee may designate one or more beneficiaries of the grantee's award in the event of the grantee's death on a beneficiary designation form provided by the Administrator.

        Payment Methods.    The Administrator will determine the methods by which payments by any award holder with respect to any awards granted under the 2013 Plan may be paid and the form of such payment, including, without limitation: (1) cash or check; (2) shares of our common stock issuable pursuant to the award or held for such period of time as may be required by the Administrator in order to avoid adverse accounting consequences, in each case, having a fair market value on the date of delivery equal to the aggregate payments required; (3) delivery of a written or electronic notice that the award holder has placed a market sell order with a broker with respect to shares of our common stock then issuable upon exercise or vesting of an award, and that the broker has been directed to pay a sufficient portion of the net proceeds of the sale to us in satisfaction of the aggregate payments required; provided that payment of such proceeds is then made to us upon settlement of such sale); or (4) any other form of legal consideration acceptable to the Administrator. However, no participant who is a member of the Board or an "executive officer" of the Company within the meaning of Section 13(k) of the Exchange Act will be permitted to make payment with respect to any awards granted under the 2013 Plan, or continue any extension of credit with respect to such payment in any method that would violate the prohibitions on loans made or arranged by us as set forth in Section 13(k) of the Exchange Act. Only whole shares of common stock may be purchased or issued pursuant to an award, and the Administrator will determine whether cash will be given in lieu of any fractional shares or whether fractional shares will be eliminated by rounding down.

        Tax Withholding.    The Company may require the eligible individual to discharge applicable withholding tax obligations with respect to any award granted to the eligible individual. The Administrator, in its discretion, may withhold, or allow the individual to elect to have the Company withhold, shares of common stock otherwise issuable under any award (or allow the surrender of shares of common stock) having a fair market value on the date of withholding equal to the sums required to be withheld by federal, state, local and foreign law. The Administrator will determine the fair market value of the stock applicable to the determination of withholding obligations due for broker-assisted cashless options or stock appreciation right exercises consistent with the applicable provisions of the Code.

        Performance-Based Compensation under Section 162(m) of the Code.    The Administrator will determine whether specific performance awards are intended to constitute "qualified performance-based compensation" within the meaning of Section 162(m) and will have the discretion to pay compensation that is not qualified performance-based compensation and that is not deductible. Under Code Section 162(m), a "covered employee" is the Company's chief executive officer and the three (3) other most highly compensated officers of the Company other than the chief financial officer. Section 162(m) imposes a $1 million cap on the compensation deduction that the Company may take in respect of compensation paid to covered employees; however, compensation that qualifies as qualified performance-based compensation is excluded from the calculation of the $1 million cap, and thus remains deductible. In order to constitute qualified performance-based compensation under Section 162(m), in addition to certain other requirements, the relevant amounts must be payable only upon the attainment of pre-established, objective performance goals set by the Administrator and linked to shareholder-approved performance criteria. We seek shareholder approval of the below performance criteria so that we may qualify awards as qualified performance-based compensation. The 2013 Plan includes the following performance criteria that may be considered by the compensation committee when granting performance-based awards: (i) net earnings (either before or after one or more of the following: (A) interest, (B) taxes, (C) depreciation and (D) amortization); (ii) gross or net sales or revenue; (iii) net income (either before or after taxes); (iv) adjusted net income; (v) operating earnings or profit; (vi) cash flow (including, but not limited to, operating cash flow and free cash flow); (vii) return on assets; (viii) return on capital; (ix) return on stockholders' equity; (x) total stockholder return; (xi) return on sales; (xii) gross or net profit or operating margin; (xiii) costs; (xiv) expenses; (xv) working capital; (xvi) earnings per share; (xvii) adjusted earnings per share; (xviii) price per share; (xix) regulatory body approval for commercialization of a product; (xx) implementation, completion or attainment of objectively determinable objectives relating to research, development, regulatory, commercial, or strategic milestones or developments; (xxi) market share; and (xxii) economic value. Any of the foregoing performance criteria may be measured with respect to us, or any subsidiary, division, business unit or individual, either in absolute terms or as compared to any incremental increase or decrease or as compared to results of a peer group or to market performance indicators or indices. The compensation committee will define in an objective fashion the manner of calculating the performance criteria it selects to use for such awards. With regard to a particular performance period, the compensation committee will have the discretion to select the length of the performance period, the type of performance-based awards to be granted, and the performance goals that will be used to measure the performance for the period.

        Except as provided by the compensation committee at the time of grant, the achievement of each performance goal will be determined in accordance with U.S. GAAP, International Financial Reporting Standards, or such other accounting principles or standards as may apply to our financial statements under the U.S. federal securities laws from time to time, to the extent applicable. The compensation committee may provide that objectively determinable adjustments will be made for purposes of determining the achievement of one or more of the performance goals established for an award. Any such adjustments will be based on one or more of the following: (i) items related to a change in accounting principle; (ii) items relating to financing activities; (iii) expenses for restructuring or productivity initiatives; (iv) other non-operating items; (v) items related to acquisitions; (vi) items attributable to the business operations of any entity acquired by us during the performance period; (vii) items related to the disposal of a business or segment of a business; (viii) items related to discontinued operations that do not qualify as a segment of a business under applicable accounting standards; (ix) items attributable to any stock dividend, stock split, combination or exchange of shares occurring during the performance period; (x) any other items of significant income or expense which are determined to be appropriate adjustments; (xi) items relating to unusual or extraordinary corporate transactions, events or developments; (xii) items related to amortization of acquired intangible assets; (xiii) items that are outside the scope of our core, on-going business activities; (xiv) items related to acquired in-process research and development; (xv) items relating to changes in tax laws; (xvi) items relating to major licensing or partnership arrangements; (xvii) items relating to asset impairment charges; (xviii) items relating to gains or losses for litigation, arbitration and contractual settlements; or (xvix) items relating to any other unusual or nonrecurring events or changes in applicable laws, accounting principles or business conditions.

        Forfeiture, Recoupment and Clawback Provisions.    Pursuant to its general authority to determine the terms and conditions applicable to awards under the 2013 Plan, the Administrator shall have the right to provide, in an award agreement or otherwise, that an award shall be subject to the provisions of any recoupment or clawback policies implemented by the Company, including, without limitation, any recoupment or clawback policies adopted to comply with the requirements of the Dodd-Frank Wall Street Reform and Consumer Protection Act and any rules or regulations promulgated thereunder.

        Certain Adjustments.    If there is any stock dividend, stock split, combination or exchange of shares, merger, consolidation or other distribution (other than normal cash dividends) of our assets to stockholders, or any other change affecting the shares of our common stock or the share price of our common stock other than an equity restructuring (as defined in the 2013 Plan), the Administrator may make such equitable adjustments, if any, as the Administrator in its discretion may deem appropriate to reflect such change with respect to (1) the aggregate number and type of shares that may be issued under the 2013 Plan (including, but not limited to, adjustments of the number of shares available under the plan and the maximum number and kind of shares that may be subject to one or more awards to a participant pursuant to the 2013 Plan during any fiscal year), (2) the number and kind of shares, or other securities or property, subject to outstanding awards, (3) the terms and conditions of any outstanding awards (including, without limitation, any applicable performance targets or criteria with respect thereto), and (4) the grant or exercise price per share for any outstanding awards under the 2013 Plan. If there is any equity restructuring, (1) the number and type of securities subject to each outstanding award and the grant or exercise price per share for each outstanding award, if applicable, will be proportionately adjusted, and (2) the Administrator will make proportionate adjustments to reflect such equity restructuring with respect to the aggregate number and type of shares that may be issued under the 2013 Plan (including, but not limited to, adjustments of the number of shares available under the plan and the maximum number and kind of shares that may be subject to one or more awards to a participant pursuant to the plan during any fiscal year). Adjustments in the event of an equity restructuring will not be discretionary. Any adjustment affecting an award intended to qualify as performance-based compensation will be made consistent with the requirements of Section 162(m) of the Code and the regulations thereunder. The Administrator also has the authority under the 2013 Plan to take certain other actions with respect to outstanding awards in the event of a corporate transaction, including provision for the cash-out, termination, assumption or substitution of such awards.

        Change in Control.    In the event of a change in control of the Company, outstanding awards will continue in effect or may be either assumed by or substituted by the successor corporation or its affiliate. If the successor corporation refuses such assumption or substitution, the Administrator may cause any outstanding awards to become fully exercisable immediately prior to the consummation of the transaction and all forfeiture restrictions on any or all of such awards to lapse. If an award is exercisable in lieu of assumption or substitution in the event of a change in control, the Administrator will notify the holder of the award that the award shall be fully exercisable for a period of fifteen days from the date of such notice, contingent upon the occurrence of the change in control, and the award shall terminate upon the expiration of such period.

        Amendment, Suspension or Termination of the 2013 Plan.    The Board or the compensation committee may at any time amend, suspend or terminate the 2013 Plan. However, without approval of the Company's stockholders given within twelve (12) months before or after the action by the Administrator, no action of the Administrator may (a) increase the limits imposed in Section 3.1 on the maximum number of Shares which may be issued under the Plan (except as part of an adjustment for a corporate event), (b) reduce the price per share of any outstanding option or stock appreciation right granted under the 2012 Plan or (c) cancel any option or stock appreciation right in exchange for cash or another award when the option or stock appreciation right price per share exceeds the fair market value of the underlying shares. Except as required by Section 409A or the applicable forfeiture or clawback provision, no amendment, suspension or termination of the 2013 Plan shall, without the consent of the holder, impair any rights or obligations under any award granted or awarded, unless expressly provided in the award itself. The 2013 Plan will terminate on March 5, 2023, unless earlier terminated by the Board.

Federal Income Tax Consequences

        The following is general summary as of this date of the federal income tax consequences to us and to U.S. participants for awards granted under the plan. The federal tax laws may change and the federal, state and local tax consequences for any participant will depend upon his or her individual circumstances. Tax consequences for any particular individual may be different. This summary does not purport to be complete, and does not discuss state, local or non-U.S. tax consequences.

        Non-qualified Stock Options.    The grant of a non-qualified stock option under the 2013 Plan will not result in any federal income tax consequences to the participant or to the Company. Upon exercise of a non-qualified stock option, the participant is subject to income taxes at the rate applicable to ordinary compensation income on the difference between the option exercise price and the fair market value of the shares at the time of exercise. This income is subject to withholding for federal income and employment tax purposes. The Company is entitled to an income tax deduction in the amount of the income recognized by the participant, subject to possible limitations imposed by Section 162(m) of the Code and so long as the Company withholds the appropriate taxes with respect to such income (if required) and the participant's total compensation is deemed reasonable in amount. Any gain or loss on the participant's subsequent disposition of the shares of common stock will receive long or short-term capital gain or loss treatment, depending on whether the shares are held for more than one year following exercise. The Company does not receive a tax deduction for any such gain.

        A non-qualified stock option can be considered non-qualified deferred compensation and subject to Section 409A of the Code. A non-qualified stock option that does not meet the requirements of Code Section 409A can result in the acceleration of income recognition, an additional 20% tax obligation, plus penalties and interest.

        Incentive Stock Options.    The grant of an incentive stock option under the 2013 Plan will not result in any federal income tax consequences to the participant or to the Company. A participant recognizes no federal taxable income upon exercising an incentive stock option (subject to the alternative minimum tax rules discussed below), and the Company receives no deduction at the time of exercise. In the event of a disposition of stock acquired upon exercise of an incentive stock option, the tax consequences depend upon how long the participant has held the shares of common stock. If the participant does not dispose of the shares within two years after the incentive stock option was granted, nor within one year after the incentive stock option was exercised, the participant will recognize a long-term capital gain (or loss) equal to the difference between the sale price of the shares and the exercise price. The Company is not entitled to any deduction under these circumstances.

        If the participant fails to satisfy either of the foregoing holding periods (referred to as a "disqualifying disposition"), he or she must recognize ordinary income in the year of the disposition. The amount of ordinary income generally is the lesser of (i) the difference between the amount realized on the disposition and the exercise price or (ii) the difference between the fair market value of the stock at the time of exercise and the exercise price. Any gain in excess of the amount taxed as ordinary income will be treated as a long or short-term capital gain, depending on whether the stock was held for more than one year. The Company, in the year of the disqualifying disposition, is entitled to a deduction equal to the amount of ordinary income recognized by the participant, subject to possible limitations imposed by Section 162(m) of the Code and so long as the participant's total compensation is deemed reasonable in amount.

        The "spread" under an incentive stock option—i.e., the difference between the fair market value of the shares at exercise and the exercise price—is classified as an item of adjustment in the year of exercise for purposes of the alternative minimum tax. If a participant's alternative minimum tax liability exceeds such participant's regular income tax liability, the participant will owe the larger amount of taxes. In order to avoid the application of alternative minimum tax with respect to incentive stock options, the participant must sell the shares within the calendar year in which the incentive stock options are exercised. However, such a sale of shares within the year of exercise will constitute a disqualifying disposition, as described above.

        Stock Appreciation Rights.    Recipients of stock appreciation rights ("SARs") generally should not recognize income until the SAR is exercised (assuming there is no ceiling on the value of the right). Upon exercise, the recipient will normally recognize taxable ordinary income for federal income tax purposes equal to the amount of cash and fair market value of the shares, if any, received upon such exercise. Recipients who are employees will be subject to withholding for federal income and employment tax purposes with respect to income recognized upon exercise of a SAR. Recipients will recognize gain upon the disposition of any shares received on exercise of a SAR equal to the excess of (i) the amount realized on such disposition over (ii) the ordinary income recognized with respect to such shares under the principles set forth above. That gain will be taxable as long or short-term capital gain depending on whether the shares were held for more than one year. We will be entitled to a tax deduction to the extent and in the year that ordinary income is recognized by the recipient, subject to possible limitations imposed by Section 162(m) of the Code and so long as we withhold the appropriate taxes with respect to such income (if required) and the recipient's total compensation is deemed reasonable in amount.

        A SAR also can be considered non-qualified deferred compensation and subject to Section 409A of the Code. A SAR that does not meet the requirements of Code Section 409A can result in the acceleration of income recognition, an additional 20% tax obligation, plus penalties and interest.

        Restricted Stock.    A restricted stock award is subject to a "substantial risk of forfeiture" within the meaning of Section 83 of the Code to the extent the award will be forfeited in the event that the participant ceases to provide services to the Company. As a result of this substantial risk of forfeiture, the recipient will not recognize ordinary income at the time of the award, unless the participant is retirement eligible. Instead, the recipient will recognize ordinary income on the date when the stock is no longer subject to a substantial risk of forfeiture, or when the stock becomes transferable, if earlier. The recipient's ordinary income is measured as the difference between the amount paid for the stock, if any, and the fair market value of the stock on the earlier of those two dates.

        The recipient may accelerate his or her recognition of ordinary income, if any, and begin his or her capital gains holding period by timely filing (i.e., within thirty (30) days of the award) an election pursuant to Section 83(b) of the Code. In such event, the ordinary income recognized, if any, is measured as the difference between the amount paid for the stock, if any, and the fair market value of the stock on the date of award, and the capital gain holding period commences on such date. The ordinary income recognized by a recipient that is an employee or former employee will be subject to tax withholding by the Company.

        Restricted Stock Units.    With respect to awards of restricted stock units, no ordinary income is reportable when the restricted stock units are granted to a participant or upon vesting of the restricted stock units. Upon settlement, the recipient will recognize ordinary income in an amount equal to the value of the payment received pursuant to the restricted stock units. The ordinary income recognized by a recipient that is an employee or former employee will be subject to tax withholding by the Company.

        Restricted stock units also can be considered non-qualified deferred compensation and subject to Section 409A of the Code. A grant of restricted stock units that does not meet the requirements of Code Section 409A will result in an additional 20% tax obligation, plus penalties and interest to such recipient.

        Dividends and Dividend Equivalents.    Recipients of stock-based awards that earn dividends or dividend equivalents will recognize taxable ordinary income on any dividend payments received with respect to unvested and/or unexercised shares subject to such awards, which income is subject to withholding for federal income and employment tax purposes. We are entitled to an income tax deduction in the amount of the income recognized by a participant, subject to possible limitations imposed by Section 162(m) of the Code and so long as we withhold the appropriate taxes with respect to such income (if required) and the individual's total compensation is deemed reasonable in amount.

        Tax Effect for the Company.    Unless limited by Section 162(m) of the Code, the Company generally will be entitled to a tax deduction in connection with an award under the 2013 Plan in an amount equal to the ordinary income realized by a recipient at the time the recipient recognizes such income (for example, when restricted stock is no longer subject to the risk of forfeiture).

        In general, under Section 162(m), income tax deductions of publicly-held corporations may be limited to the extent total compensation (including base salary, annual bonus, stock option exercises and non-qualified benefits paid) for specified executive officers exceeds $1 million (less the amount of any "excess parachute payments" as defined in Section 280G of the Code) in any one year. However, under Section 162(m), the deduction limit does not apply to certain "qualified performance-based compensation" established by an independent compensation committee which conforms to certain conditions stated under the Code and related regulations. Options and stock appreciation rights granted by the compensation committee under the 2013 Plan are intended to qualify as "qualified performance-based compensation" under Section 162(m) of the Code. The 2013 Plan has been structured with the intent that certain other awards granted under the 2013 Plan may, in the discretion of the compensation committee, be structured so as to qualify for the "qualified performance-based compensation" exception to the $1 million annual deductibility limit of Section 162(m) of the Code. However, awards granted under the 2013 Plan will be treated as qualified performance-based compensation under Section 162(m) of the Code only if the awards and the procedures associated with them comply with all requirements of Section 162(m) of the Code.

        The Plan is not qualified under the provisions of section 401(a) of the Code and is not subject to any provisions of the Employee Retirement Income Security Act of 1974.

New Plan Benefits

        Awards are subject to the discretion of the Administrator and no determinations have been made by the Administrator as to any awards that may be granted pursuant to the 2013 Plan. Therefore, it is not possible to determine the benefits that will be received in the future by participants in the 2013 Plan or the benefits that would have been received by such participants if the 2013 Plan had been in effect in the year ended December 31, 2012. The following table sets forth, with respect to the individuals and groups identified therein the benefits and amounts that were allocated to such individuals and groups for fiscal year 2012 under the 2004 Plan.

Name and Position	Number of Shares Subject to Stock Option Awards Granted in 2012 (#)	Number of Shares Subject to Stock Awards Granted In 2012 (#)	Grant Date Fair Value of Awards Granted In 2012 ($)(1)
Craig A. Wheeler, President, Chief Executive Officer and Director	150,000	60,000	2,333,070
Richard P. Shea, Senior Vice President and Chief Financial Officer	20,000	7,000	295,636
James M. Roach, Chief Medical Officer and Senior Vice President, Development	26,183	10,473	407,242
Ganesh V. Kaundinya, Chief Scientific Officer and Senior Vice President, Research	26,183	10,473	407,242
Bruce A. Leicher, Senior Vice President, General Counsel and Secretary	30,000	13,000	482,054
All directors who are not employees (8 persons)	142,000	—	1,253,616
All current executive officers as a group (6 persons)	278,549	111,419	4,332,486
All employees who are not executive officers (238 persons)	688,227	87,013	7,550,467

(1)
Represents the total amount of the grant date fair value for awards in accordance with valuation methodology in FASB ASC Topic 718. Amount shown assumes settlement of performance based awards at target levels.

Required Vote

        The Board recommends a vote FOR the approval of the Momenta Pharmaceuticals, Inc. 2013 Incentive Award Plan.

 STOCKHOLDER PROPOSALS

        In order to be included in proxy material for the 2014 annual meeting of stockholders pursuant to Rule 14a-8 under the Securities and Exchange Act of 1934, as amended, stockholders' proposals must be received by us at our principal executive offices, 675 West Kendall Street, Cambridge, Massachusetts 02142, no later than January 1, 2014. We suggest that proponents submit their proposals by certified mail, return receipt requested, addressed to our Secretary, Bruce A. Leicher, Esq.

        Stockholders who intend to present a proposal at such meeting without inclusion of such proposal in our proxy materials pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, as amended, are required to provide advanced notice of such proposal to us at the aforementioned address not later than March 15, 2014.

        In addition, our by-laws require that we be given advance notice of stockholder nominations for election to the board of directors and of other matters which stockholders wish to present for action at an annual meeting of stockholders, other than matters included in our proxy statement. The required notice must be in writing and received by our Secretary at our principal offices not later than March 16, 2014 and not before February 15, 2014. However, if the 2014 annual meeting of stockholders is advanced by more than 20 days, or delayed by more than 60 days, from the first anniversary of the Annual Meeting, notice must be received no earlier than the 120th day prior to such annual meeting and not later than the close of business on the later of (1) the 90th day prior to such annual meeting and (2) the 10th day following the date on which notice of the date of such annual meeting was mailed or public disclosure of the date of such annual meeting was made, whichever occurs first. Our by-laws also specify requirements relating to the content of the notice that stockholders must provide, including a stockholder nomination for election to the board of directors, to be properly presented at the 2014 annual meeting of stockholders.

HOUSEHOLDING OF ANNUAL MEETING MATERIALS

        The SEC has adopted rules that permit companies and intermediaries (such as banks and brokers) to satisfy the delivery requirements for proxy statements and annual reports with respect to two or more stockholders sharing the same address by delivering a single proxy statement addressed to those stockholders. This process, which is commonly referred to as "householding," potentially means extra convenience for stockholders and cost savings for companies.

        This year, a number of banks and brokers with account holders who are our stockholders will be householding our proxy materials. A single proxy statement will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your bank or broker that it will be householding communications to your address, householding will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in householding and would prefer to receive a separate proxy statement and annual report, please notify your bank or broker, direct your written request to Momenta Pharmaceuticals, Inc., 675 West Kendall Street, Cambridge, Massachusetts 02142, Attention Bruce A, Leicher, General Counsel and Secretary, or contact Momenta Pharmaceuticals, Inc. by telephone at (617) 491-9700 or by facsimile at (617) 621-0431. Stockholders who currently receive multiple copies of the proxy statement at their address and would like to request householding of their communications should contact their bank or broker.

OTHER MATTERS

        Our board of directors is not aware of any matter to be presented for action at the Annual Meeting other than the matters referred to above and does not intend to bring any other matters before the Annual Meeting. However, if other matters should properly come before the Annual Meeting, it is intended that holders of the proxies will vote thereon in their discretion.

 GENERAL

        The accompanying proxy is solicited by and on behalf of our board of directors, whose notice of meeting is attached to this proxy statement, and the entire cost of such solicitation will be borne by us.

        In addition to the use of the mails, proxies may be solicited by personal interview, telephone and telegram by directors, officers and other employees of Momenta who will not be specially compensated for these services. We will also request that brokers, nominees, custodians and other fiduciaries forward soliciting materials to the beneficial owners of shares held of record by such brokers, nominees, custodians and other fiduciaries. We will reimburse such persons for their reasonable expenses in connection therewith.

        We have also engaged AST Phoenix Advisors to assist in the solicitation of proxies and provide related advice and informational support for a services fee and the reimbursement of customary disbursements that are not expected to exceed $8,000 in the aggregate.

        Certain information contained in this proxy statement relating to the occupations and security holdings of our directors and officers is based upon information received from the individual directors and officers.

        WE WILL FURNISH, WITHOUT CHARGE, A COPY OF OUR REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 2012, INCLUDING CONSOLIDATED FINANCIAL STATEMENTS BUT NOT INCLUDING EXHIBITS, TO EACH OF OUR STOCKHOLDERS OF RECORD ON APRIL 15, 2013, AND TO EACH BENEFICIAL STOCKHOLDER ON THAT DATE UPON WRITTEN REQUEST MADE TO BRUCE A. LEICHER, SECRETARY, MOMENTA PHARMACEUTICALS, INC., 675 WEST KENDALL STREET, CAMBRIDGE, MASSACHUSETTS 02142. A REASONABLE FEE WILL BE CHARGED FOR COPIES OF REQUESTED EXHIBITS.

        PLEASE VOTE YOUR SHARES OVER THE INTERNET OR BY TELEPHONE AS PROVIDED IN THE INSTRUCTIONS SET FORTH ON THE ENCLOSED PROXY CARD, OR COMPLETE, DATE, SIGN AND RETURN THE PROXY CARD AT YOUR EARLIEST CONVENIENCE IN THE ENCLOSED RETURN ENVELOPE. A PROMPT RETURN OF YOUR PROXY CARD WILL BE APPRECIATED AS IT WILL SAVE THE EXPENSE OF FURTHER MAILINGS.

        By Order of the Board of Directors,

Craig A. Wheeler

President and Chief Executive Officer

Cambridge, Massachusetts
April 22, 2013

 Exhibit A

MOMENTA PHARMACEUTICALS, INC.
2013 INCENTIVE AWARD PLAN

ARTICLE 1.

PURPOSE

        The purpose of the Momenta Pharmaceuticals, Inc. 2013 Incentive Award Plan (as it may be amended or restated from time to time, the "Plan") is to promote the success and enhance the value of Momenta Pharmaceuticals, Inc. (the "Company") by linking the individual interests of the members of the Board, Employees, and Consultants to those of Company stockholders and by providing such individuals with an incentive for outstanding performance to generate superior returns to Company stockholders. The Plan is further intended to provide flexibility to the Company in its ability to motivate, attract, and retain the services of members of the Board, Employees, and Consultants upon whose judgment, interest, and special effort the successful conduct of the Company's operation is largely dependent.

ARTICLE 2.

DEFINITIONS AND CONSTRUCTION

        Wherever the following terms are used in the Plan they shall have the meanings specified below, unless the context clearly indicates otherwise. The singular pronoun shall include the plural where the context so indicates.

        2.1   "Administrator" shall mean the entity that conducts the general administration of the Plan as provided in Article 13. With reference to the duties of the Committee under the Plan which have been delegated to one or more persons pursuant to Section 13.6, or as to which the Board has assumed, the term "Administrator" shall refer to such person(s) unless the Committee or the Board has revoked such delegation or the Board has terminated the assumption of such duties.

        2.2   "Applicable Accounting Standards" shall mean Generally Accepted Accounting Principles in the United States, International Financial Reporting Standards or such other accounting principles or standards as may apply to the Company's financial statements under United States federal securities laws from time to time.

        2.3   "Applicable Law" shall mean any applicable law, including without limitation: (i) provisions of the Code, the Securities Act, the Exchange Act and any rules or regulations thereunder; (ii) corporate, securities, tax or other laws, statutes, rules, requirements or regulations, whether federal, state, local or foreign; and (iii) rules of any securities exchange or automated quotation system on which the Shares are listed, quoted or traded.

        2.4   "Award" shall mean an Option, a Restricted Stock award, a Restricted Stock Unit award, a Performance Award, a Dividend Equivalents award, a Stock Payment award or a Stock Appreciation Right, which may be awarded or granted under the Plan (collectively, "Awards").

        2.5   "Award Agreement" shall mean any written notice, agreement, terms and conditions, contract or other instrument or document evidencing an Award, including through electronic medium, which shall contain such terms and conditions with respect to an Award as the Administrator shall determine consistent with the Plan.

        2.6   "Award Limit" shall mean with respect to Awards that shall be payable in Shares or in cash, as the case may be, the respective limit set forth in Section 3.3.

        2.7   "Board" shall mean the Board of Directors of the Company.

        2.8   "Change in Control" shall mean and includes each of the following:

          (a)   A transaction or series of transactions (other than an offering of Common Stock to the general public through a registration statement filed with the Securities and Exchange Commission) whereby any "person" or related "group" of "persons" (as such terms are used in Sections 13(d) and 14(d)(2) of the Exchange Act) (other than the Company, any of its subsidiaries, an employee benefit plan maintained by the Company or any of its subsidiaries or a "person" that, prior to such transaction, directly or indirectly controls, is controlled by, or is under common control with, the Company) directly or indirectly acquires beneficial ownership (within the meaning of Rule 13d-3 under the Exchange Act) of securities of the Company possessing more than 50% of the total combined voting power of the Company's securities outstanding immediately after such acquisition; or

          (b)   During any period of two consecutive years, individuals who, at the beginning of such period, constitute the Board together with any new Director(s) (other than a Director designated by a person who shall have entered into an agreement with the Company to effect a transaction described in Section 2.8(a) or 2.8(c)) whose election by the Board or nomination for election by the Company's stockholders was approved by a vote of at least two-thirds of the Directors then still in office who either were Directors at the beginning of the two-year period or whose election or nomination for election was previously so approved, cease for any reason to constitute a majority thereof; or

          (c)   The consummation by the Company (whether directly involving the Company or indirectly involving the Company through one or more intermediaries) of (x) a merger, consolidation, reorganization, or business combination or (y) a sale or other disposition of all or substantially all of the Company's assets in any single transaction or series of related transactions or (z) the acquisition of assets or stock of another entity, in each case other than a transaction:

              (i)  which results in the Company's voting securities outstanding immediately before the transaction continuing to represent (either by remaining outstanding or by being converted into voting securities of the Company or the person that, as a result of the transaction, controls, directly or indirectly, the Company or owns, directly or indirectly, all or substantially all of the Company's assets or otherwise succeeds to the business of the Company (the Company or such person, the "Successor Entity")) directly or indirectly, at least a majority of the combined voting power of the Successor Entity's outstanding voting securities immediately after the transaction, and

             (ii)  after which no person or group beneficially owns voting securities representing 50% or more of the combined voting power of the Successor Entity; provided, however, that no person or group shall be treated for purposes of this Section 2.8(c)(ii) as beneficially owning 50% or more of the combined voting power of the Successor Entity solely as a result of the voting power held in the Company prior to the consummation of the transaction; or

          (d)   The liquidation or dissolution of the Company.

Notwithstanding the foregoing, if a Change in Control constitutes a payment event with respect to any portion of an Award that provides for the deferral of compensation and is subject to Section 409A of the Code, the transaction or event described in subsection (a), (b), (c) or (d) with respect to such Award (or portion thereof) must also constitute a "change in control event," as defined in Treasury Regulation Section 1.409A-3(i)(5) to the extent required by Section 409A.

The Committee shall have full and final authority, which shall be exercised in its sole discretion, to determine conclusively whether a Change in Control of the Company has occurred pursuant to the above definition, and the date of the occurrence of such Change in Control and any incidental matters relating thereto; provided that any exercise of authority in conjunction with a determination of whether a Change in Control is a "change in control event" as defined in Treasury Regulation Section 1.409A-3(i)(5) shall be consistent with such regulation.

        2.9   "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time, together with the regulations and official guidance promulgated thereunder.

        2.10 "Committee" shall mean the Compensation Committee of the Board, or another committee or subcommittee of the Board or the Compensation Committee, appointed as provided in Section 13.1.

        2.11 "Common Stock" shall mean the common stock of the Company, par value $0.0001 per share.

        2.12 "Company" shall have the meaning set forth in Article 1.

        2.13 "Consultant" shall mean any consultant or adviser engaged to provide services to the Company or any Subsidiary that qualifies as a consultant under the applicable rules of the Securities and Exchange Commission for registration of shares on a Form S-8 Registration Statement.

        2.14 "Covered Employee" shall mean any Employee who is, or could be, a "covered employee" within the meaning of Section 162(m) of the Code.

        2.15 "Director" shall mean a member of the Board, as constituted from time to time.

        2.16 "Disability" shall mean that the Holder is either (a) unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than twelve months, or (b) by reason of any medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than twelve months, receiving income replacement benefits for a period of not less than three months under an accident and health plan covering employees of the Company. For purposes of the Plan, a Holder shall be deemed to have incurred a Disability if the Holder is determined to be totally disabled by the Social Security Administration or in accordance with the applicable disability insurance program of the Company's, provided that the definition of "disability" applied under such disability insurance program complies with the requirements of this definition.

        2.17 "Dividend Equivalent" shall mean a right to receive the equivalent value (in cash or Shares) of dividends paid on Shares, awarded under Section 10.2.

        2.18 "DRO" shall mean a domestic relations order as defined by the Code or Title I of the Employee Retirement Income Security Act of 1974, as amended from time to time, or the rules thereunder.

        2.19 "Effective Date" shall mean the date the Plan is approved by the Board.

        2.20 "Eligible Individual" shall mean any person who is an Employee, a Consultant or a Non-Employee Director, as determined by the Committee.

        2.21 "Employee" shall mean any officer or other employee (as determined in accordance with Section 3401(c) of the Code and the Treasury Regulations thereunder) of the Company or of any Subsidiary.

        2.22 "Equity Restructuring" shall mean a nonreciprocal transaction between the Company and its stockholders, such as a stock dividend, stock split, spin-off or recapitalization through a large, nonrecurring cash dividend, that affects the number or kind of Shares (or other securities of the Company) or the share price of Common Stock (or other securities) and causes a change in the per-share value of the Common Stock underlying outstanding Awards.

        2.23 "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended from time to time.

        2.24 "Expiration Date" shall have the meaning given to such term in Section 14.1.

        2.25 "Fair Market Value" shall mean, as of any given date, the value of a Share determined as follows:

          (a)   If the Common Stock is listed on any (i) established securities exchange (such as the New York Stock Exchange, the NASDAQ Global Market and the NASDAQ Global Select Market), (ii) national market system or (iii) automated quotation system on which the Shares are listed, quoted or traded, its Fair Market Value shall be the closing sales price for a Share as quoted on such exchange or system for such date or, if there is no closing sales price for a Share on the date in question, the closing sales price for a Share on the last preceding date for which such quotation exists, as reported in The Wall Street Journal or such other source as the Administrator deems reliable; or

          (b)   If the Common Stock is neither listed on an established securities exchange, national market system or automated quotation system, its Fair Market Value shall be established by the Administrator in good faith.

        2.26 "Full Value Award" shall mean any Award other than an Option or a Stock Appreciation Right and that is settled by the issuance of Shares.

        2.27 "Greater Than 10% Stockholder" shall mean an individual then owning (within the meaning of Section 424(d) of the Code) more than 10% of the total combined voting power of all classes of stock of the Company or any subsidiary corporation (as defined in Section 424(f) of the Code) or parent corporation thereof (as defined in Section 424(e) of the Code).

        2.28 "Holder" shall mean a person who has been granted an Award.

        2.29 "Incentive Stock Option" shall mean an Option that is intended to qualify as an incentive stock option and conforms to the applicable provisions of Section 422 of the Code.

        2.30 "Non-Employee Director" shall mean a Director of the Company who is not an Employee.

        2.31 "Non-Employee Director Equity Compensation Policy" shall have the meaning set forth in Section 4.6.

        2.32 "Non-Qualified Stock Option" shall mean an Option that is not an Incentive Stock Option.

        2.33 "Option" shall mean a right to purchase Shares at a specified exercise price, granted under Article 6. An Option shall be either a Non-Qualified Stock Option or an Incentive Stock Option; provided, however, that Options granted to Non-Employee Directors and Consultants shall only be Non-Qualified Stock Options.

        2.34 "Option Term" shall have the meaning set forth in Section 6.4.

        2.35 "Parent" shall mean any entity (other than the Company), whether domestic or foreign, in an unbroken chain of entities ending with the Company if each of the entities other than the Company beneficially owns, at the time of the determination, securities or interests representing at least fifty percent (50%) of the total combined voting power of all classes of securities or interests in one of the other entities in such chain.

        2.36 "Performance Award" shall mean a cash bonus award, stock bonus award, performance award or incentive award that is paid in cash, Shares or a combination of both, awarded under Section 10.1.

        2.37 "Performance-Based Compensation" shall mean any compensation that is intended to qualify as "performance-based compensation" as described in Section 162(m)(4)(C) of the Code.

        2.38 "Performance Criteria" shall mean the criteria (and adjustments) that the Committee selects for an Award for purposes of establishing the Performance Goal or Performance Goals for a Performance Period, determined as follows:

          (a)   The Performance Criteria that shall be used to establish Performance Goals are limited to the following: (i) net earnings (either before or after one or more of the following: (A) interest, (B) taxes, (C) depreciation and (D) amortization); (ii) gross or net sales or revenue; (iii) net income (either before or after taxes); (iv) adjusted net income; (v) operating earnings or profit; (vi) cash flow (including, but not limited to, operating cash flow and free cash flow); (vii) return on assets; (viii) return on capital; (ix) return on stockholders' equity; (x) total stockholder return; (xi) return on sales; (xii) gross or net profit or operating margin; (xiii) costs; (xiv) expenses; (xv) working capital; (xvi) earnings per share; (xvii) adjusted earnings per share; (xviii) price per share; (xix) regulatory body approval for commercialization of a product; (xx) implementation, completion or attainment of objectively determinable objectives relating to research, development, regulatory, commercial, or strategic milestones or developments; (xxi) market share; and (xxii) economic value, any of which may be measured either in absolute terms or as compared to any incremental increase or decrease or as compared to results of a peer group or to market performance indicators or indices.

          (b)   The Administrator, in its sole discretion, may provide that one or more objectively determinable adjustments shall be made to one or more of the Performance Goals. Such adjustments may include one or more of the following: (i) items related to a change in accounting principle; (ii) items relating to financing activities; (iii) expenses for restructuring or productivity initiatives; (iv) other non-operating items; (v) items related to acquisitions; (vi) items attributable to the business operations of any entity acquired by the Company during the Performance Period; (vii) items related to the disposal of a business or segment of a business; (viii) items related to discontinued operations that do not qualify as a segment of a business under Applicable Accounting Standards; (ix) items attributable to any stock dividend, stock split, combination or exchange of stock occurring during the Performance Period; (x) any other items of significant income or expense which are determined to be appropriate adjustments; (xi) items relating to unusual or extraordinary corporate transactions, events or developments, (xii) items related to amortization of acquired intangible assets; (xiii) items that are outside the scope of the Company's core, on-going business activities; (xiv) items related to acquired in-process research and development; (xv) items relating to changes in tax laws; (xvi) items relating to major licensing or partnership arrangements; (xvii) items relating to asset impairment charges; (xviii) items relating to gains or losses for litigation, arbitration and contractual settlements; or (xix) items relating to any other unusual or nonrecurring events or changes in Applicable Law, accounting principles or business conditions. For all Awards intended to qualify as Performance-Based Compensation, such determinations shall be made within the time prescribed by, and otherwise in compliance with, Section 162(m) of the Code.

        2.39 "Performance Goals" shall mean, for a Performance Period, one or more goals established in writing by the Administrator for the Performance Period based upon one or more Performance Criteria. Depending on the Performance Criteria used to establish such Performance Goals, the Performance Goals may be expressed in terms of overall Company performance or the performance of a Subsidiary, division, business unit, or an individual. The achievement of each Performance Goal shall be determined, to the extent applicable, with reference to Applicable Accounting Standards.

        2.40 "Performance Period" shall mean one or more periods of time, which may be of varying and overlapping durations, as the Administrator may select, over which the attainment of one or more Performance Goals will be measured for the purpose of determining a Holder's right to, and the payment of, an Award.

        2.41 "Performance Stock Unit" shall mean a Performance Award awarded under Section 10.1 which is denominated in units of value including dollar value of Shares.

        2.42 "Permitted Transferee" shall mean, with respect to a Holder, any "family member" of the Holder, as defined in the instructions to Form S-8 under the Securities Act.

        2.43 "Plan" shall have the meaning set forth in Article 1.

        2.44 "Prior Plans" shall mean, collectively, the following plans of the Company: the Amended and Restated 2002 Stock Incentive Plan and the 2004 Stock Incentive Plan, in each case as such plan may be or may have been amended from time to time.

        2.45 "Program" shall mean any program adopted by the Administrator pursuant to the Plan containing the terms and conditions intended to govern a specified type of Award granted under the Plan and pursuant to which such type of Award may be granted under the Plan.

        2.46 "Restricted Stock" shall mean Common Stock awarded under Article 8 that is subject to certain restrictions and may be subject to risk of forfeiture or repurchase.

        2.47 "Restricted Stock Units" shall mean the right to receive Shares awarded under Article 9.

        2.48 "Securities Act" shall mean the Securities Act of 1933, as amended.

        2.49 "Shares" shall mean shares of Common Stock.

        2.50 "Stock Appreciation Right" shall mean a stock appreciation right granted under Article 11.

        2.51 "Stock Appreciation Right Term" shall have the meaning set forth in Section 11.4.

        2.52 "Stock Payment" shall mean (a) a payment in the form of Shares, or (b) an option or other right to purchase Shares, as part of a bonus, deferred compensation or other arrangement, awarded under Section 10.3.

        2.53 "Subsidiary" shall mean any entity (other than the Company), whether domestic or foreign, in an unbroken chain of entities beginning with the Company if each of the entities other than the last entity in the unbroken chain beneficially owns, at the time of the determination, securities or interests representing at least fifty percent (50%) of the total combined voting power of all classes of securities or interests in one of the other entities in such chain.

        2.54 "Substitute Award" shall mean an Award granted under the Plan upon the assumption of, or in substitution for, outstanding equity awards previously granted by a company or other entity in connection with a corporate transaction, such as a merger, combination, consolidation or acquisition of property or stock; provided, however, that in no event shall the term "Substitute Award" be construed to refer to an award made in connection with the cancellation and repricing of an Option or Stock Appreciation Right.

        2.55 "Termination of Service" shall mean:

          (a)   As to a Consultant, the time when the engagement of a Holder as a Consultant to the Company or a Subsidiary is terminated for any reason, with or without cause, including, without limitation, by resignation, discharge, death or retirement, but excluding terminations where the Consultant simultaneously commences or remains in employment or service with the Company or any Subsidiary.

          (b)   As to a Non-Employee Director, the time when a Holder who is a Non-Employee Director ceases to be a Director for any reason, including, without limitation, a termination by resignation, failure to be elected, death or retirement, but excluding terminations where the Holder simultaneously commences or remains in employment or service with the Company or any Subsidiary.

          (c)   As to an Employee, the time when the employee-employer relationship between a Holder and the Company or any Subsidiary is terminated for any reason, including, without limitation, a termination by resignation, discharge, death, disability or retirement; but excluding terminations where the Holder simultaneously commences or remains in employment or service with the Company or any Subsidiary.

        The Administrator, in its sole discretion, shall determine the effect of all matters and questions relating to any Termination of Service, including, without limitation, the question of whether a Termination of Service resulted from a discharge for cause and all questions of whether particular leaves of absence constitute a Termination of Service; provided, however, that, with respect to Incentive Stock Options, unless the Administrator otherwise provides in the terms of the Program, the Award Agreement or otherwise, or as otherwise required by Applicable Law, a leave of absence, change in status from an employee to an independent contractor or other change in the employee-employer relationship shall constitute a Termination of Service only if, and to the extent that, such leave of absence, change in status or other change interrupts employment for the purposes of Section 422(a)(2) of the Code and the then-applicable regulations and revenue rulings under said Section. For purposes of the Plan, a Holder's employee-employer relationship or consultancy relations shall be deemed to be terminated in the event that the Subsidiary employing or contracting with such Holder ceases to remain an Subsidiary following any merger, sale of stock or other corporate transaction or event (including, without limitation, a spin-off).

ARTICLE 3.

SHARES SUBJECT TO THE PLAN

        3.1    Number of Shares.

          (a)   Subject to adjustment as provided in Section 3.1(b) and Section 14.2, the aggregate number of Shares which may be issued or transferred pursuant to Awards under the Plan is the sum of (i) 3,300,000 Shares, plus (ii) the number of Shares subject to any option or stock appreciation right granted under a Prior Plan on or prior to December 31, 2012 to the extent such Shares become available for issuance under this Plan pursuant to Section 3.1(b) below thereafter, plus (iii) 1.35 Shares multiplied by the number of Shares subject to any award granted under a Prior Plan on or prior to December 31, 2012 other than an option or stock appreciation right to the extent such Shares become available for issuance under this Plan pursuant to Section 3.1(b) below thereafter; provided, however, that in no event shall the number of Shares which shall become available for issuance or transfer pursuant to Awards under the Plan pursuant to clauses (ii) and (iii) above exceed an aggregate of 6,523,488 Shares. Any Shares that are subject to Awards of Options or Stock Appreciation Rights granted under the Plan shall be counted against this limit as one (1) Share for every one (1) Share granted. Any Shares that are subject to Awards granted under the Plan that are other than Options or Stock Appreciation Rights shall be counted against this limit as 1.35 Shares for every one (1) Share granted. After the date that the Plan is approved by the Company's shareholders, no awards may be granted under any Prior Plan, however, any awards under any Prior Plan that are outstanding as of the date that the Plan is approved by the Company's shareholders shall continue to be subject to the terms and conditions of such Prior Plan. Notwithstanding anything in this Section 3.1 to the contrary, the number of Shares that may be issued or transferred pursuant to Awards under the Plan (including Incentive Stock Options) shall not exceed an aggregate of 9,823,488 Shares, subject to adjustment pursuant to Section 14.2.

          (b)   If (i) any Shares subject to an Award are forfeited or expire or an Award is settled for cash (in whole or in part), or (ii) after the Effective Date any Shares subject to an award granted under any Prior Plan on or prior to December 31, 2012 are forfeited or expire or an award granted under any Prior Plan on or prior to December 31, 2012 is settled for cash (in whole or in part), the Shares subject to such Award or award under the Prior Plan shall, to the extent of such forfeiture, expiration or cash settlement, again be available for Awards under the Plan, in accordance with Section 3.1(d) below. Notwithstanding anything to the contrary contained herein, the following Shares shall not be added to the Shares authorized for grant under Section 3.1(a) and shall not be available for future grants of Awards: (i) Shares tendered by a Holder or withheld by the Company in payment of the exercise price of an Option; (ii) Shares tendered by the Holder or withheld by the Company to satisfy any tax withholding obligation with respect to an Award; (iii) Shares subject to a Stock Appreciation Right that are not issued in connection with the stock settlement of the Stock Appreciation Right on exercise thereof; and (iv) Shares purchased on the open market with the cash proceeds from the exercise of Options. Any Shares repurchased by the Company under Section 8.4 at the same or lower price paid by the Holder so that such Shares are returned to the Company shall again be available for Awards. The payment of Dividend Equivalents in cash in conjunction with any outstanding Awards shall not be counted against the Shares available for issuance under the Plan. Notwithstanding the provisions of this Section 3.1(b), no Shares may again be optioned, granted or awarded if such action would cause an Incentive Stock Option to fail to qualify as an incentive stock option under Section 422 of the Code.

          (c)   Substitute Awards shall not reduce the Shares authorized for grant under the Plan. Additionally, in the event that a company acquired by the Company or any Subsidiary or with which the Company or any Subsidiary combines has shares available under a pre-existing plan approved by stockholders and not adopted in contemplation of such acquisition or combination, the shares available for grant pursuant to the terms of such pre-existing plan (as adjusted, to the extent appropriate, using the exchange ratio or other adjustment or valuation ratio or formula used in such acquisition or combination to determine the consideration payable to the holders of common stock of the entities party to such acquisition or combination) may be used for Awards under the Plan and shall not reduce the Shares authorized for grant under the Plan; provided that Awards using such available Shares shall not be made after the date awards or grants could have been made under the terms of the pre-existing plan, absent the acquisition or combination, and shall only be made to individuals who were not employed by or providing services to the Company or its Subsidiaries immediately prior to such acquisition or combination.

          (d)   Any Shares that again become available for grant pursuant to this Section 3.1 shall be added back as: (i) one (1) Share if such Shares were subject to an Option or a Stock Appreciation Right granted under the Plan or an option or stock appreciation right granted under any Prior Plan, and (ii) as 1.35 Shares if such Shares were subject to Awards other than Options or Stock Appreciation Rights granted under the Plan or awards other than options or stock appreciation rights granted under any of the Prior Plans.

        3.2    Stock Distributed.    Any Shares distributed pursuant to an Award may consist, in whole or in part, of authorized and unissued Common Stock, treasury Common Stock or Common Stock purchased on the open market.

        3.3    Limitation on Number of Shares Subject to Awards.    Notwithstanding any provision in the Plan to the contrary, and subject to Section 14.2, the maximum aggregate number of Shares with respect to one or more Awards that may be granted to any one person other than a Non-Employee Director during any calendar year shall be 1,000,000, the maximum aggregate number of Shares with respect to one or more Awards that may be granted to a Non-Employee Director during any calendar year shall be 100,000 and the maximum aggregate amount of cash that may be paid in cash to any one person during any calendar year with respect to one or more Awards initially payable in cash shall be five million dollars.

 ARTICLE 4.

GRANTING OF AWARDS

        4.1    Participation.    The Administrator may, from time to time, select from among all Eligible Individuals, those to whom an Award shall be granted and shall determine the nature and amount of each Award, which shall not be inconsistent with the requirements of the Plan. Except as provided in Section 4.6 regarding the grant of Awards pursuant to the Non-Employee Director Equity Compensation Policy, no Eligible Individual shall have any right to be granted an Award pursuant to the Plan.

        4.2    Award Agreement.    Each Award shall be evidenced by an Award Agreement that sets forth the terms, conditions and limitations for such Award, which may include the term of the Award, the provisions applicable in the event of the Holder's Termination of Service, and the Company's authority to unilaterally or bilaterally amend, modify, suspend, cancel or rescind an Award. Award Agreements evidencing Awards intended to qualify as Performance-Based Compensation shall contain such terms and conditions as may be necessary to meet the applicable provisions of Section 162(m) of the Code. Award Agreements evidencing Incentive Stock Options shall contain such terms and conditions as may be necessary to meet the applicable provisions of Section 422 of the Code.

        4.3    Limitations Applicable to Section 16 Persons.    Notwithstanding any other provision of the Plan, the Plan, and any Award granted or awarded to any individual who is then subject to Section 16 of the Exchange Act, shall be subject to any additional limitations set forth in any applicable exemptive rule under Section 16 of the Exchange Act (including Rule 16b-3 of the Exchange Act and any amendments thereto) that are requirements for the application of such exemptive rule. To the extent permitted by Applicable Law, the Plan and Awards granted or awarded hereunder shall be deemed amended to the extent necessary to conform to such applicable exemptive rule.

        4.4    At-Will Employment; Voluntary Participation.    Nothing in the Plan or in any Program or Award Agreement hereunder shall confer upon any Holder any right to continue in the employ of, or as a Director or Consultant for, the Company or any Subsidiary, or shall interfere with or restrict in any way the rights of the Company and any Subsidiary, which rights are hereby expressly reserved, to discharge any Holder at any time for any reason whatsoever, with or without cause, and with or without notice, or to terminate or change all other terms and conditions of employment or engagement, except to the extent expressly provided otherwise in a written agreement between the Holder and the Company or any Subsidiary. Participation by each Holder in the Plan shall be voluntary and nothing in the Plan shall be construed as mandating that any Eligible Individual shall participate in the Plan.

        4.5    Foreign Holders.    Notwithstanding any provision of the Plan to the contrary, in order to comply with the laws in countries other than the United States in which the Company and its Subsidiaries operate or have Employees, Non-Employee Directors or Consultants, or in order to comply with the requirements of any foreign securities exchange, the Administrator, in its sole discretion, shall have the power and authority to: (a) determine which Subsidiaries shall be covered by the Plan; (b) determine which Eligible Individuals outside the United States are eligible to participate in the Plan; (c) modify the terms and conditions of any Award granted to Eligible Individuals outside the United States to comply with applicable foreign laws or listing requirements of any such foreign securities exchange; (d) establish subplans and modify exercise procedures and other terms and procedures, to the extent such actions may be necessary or advisable (any such subplans and/or modifications shall be attached to the Plan as appendices); provided, however, that no such subplans and/or modifications shall increase the share limitations contained in Sections 3.1 and 3.3; and (e) take any action, before or after an Award is made, that it deems advisable to obtain approval or comply with any necessary local governmental regulatory exemptions or approvals or listing requirements of any such foreign securities exchange. Notwithstanding the foregoing, the Administrator may not take any actions hereunder, and no Awards shall be granted, that would violate Applicable Law. For purposes of the Plan, all references to foreign laws, rules, regulations or taxes shall be references to the laws, rules, regulations and taxes of any applicable jurisdiction other than the United States or a political subdivision thereof.

        4.6    Non-Employee Director Awards.    The Administrator, in its sole discretion, may provide that Awards granted to Non-Employee Directors shall be granted pursuant to a written nondiscretionary formula established by the Administrator (the "Non-Employee Director Equity Compensation Policy"), subject to the limitations of the Plan. The Non-Employee Director Equity Compensation Policy shall set forth the type of Award(s) to be granted to Non-Employee Directors, the number of Shares to be subject to Non-Employee Director Awards (subject to the limits of the Plan), the conditions on which such Awards shall be granted, become exercisable and/or payable and expire, and such other terms and conditions as the Administrator shall determine in its sole discretion. The Non-Employee Director Equity Compensation Policy may be modified by the Administrator from time to time in its sole discretion.

        4.7    Stand-Alone and Tandem Awards.    Awards granted pursuant to the Plan may, in the sole discretion of the Administrator, be granted either alone, in addition to, or in tandem with, any other Award granted pursuant to the Plan. Awards granted in addition to or in tandem with other Awards may be granted either at the same time as or at a different time from the grant of such other Awards.

ARTICLE 5.

PROVISIONS APPLICABLE TO AWARDS INTENDED TO QUALIFY AS PERFORMANCE-BASED COMPENSATION

        5.1    Purpose.    The Committee, in its sole discretion, may determine at the time an Award is granted or at any time thereafter whether such Award is intended to qualify as Performance-Based Compensation. If the Committee, in its sole discretion, decides to grant such an Award to an Eligible Individual that is intended to qualify as Performance-Based Compensation (other than an Option or Stock Appreciation Right), then the provisions of this Article 5 shall control over any contrary provision contained in the Plan. The Administrator, in its sole discretion, may grant Awards to other Eligible Individuals that are based on Performance Criteria or Performance Goals or any such other criteria and goals as the Administrator shall establish, but that do not satisfy the requirements of this Article 5 and that are not intended to qualify as Performance-Based Compensation. Unless otherwise specified by the Committee at the time of grant, the Performance Criteria with respect to an Award intended to be Performance-Based Compensation payable to a Covered Employee shall be determined on the basis of Applicable Accounting Standards.

        5.2    Applicability.    The grant of an Award to an Eligible Individual for a particular Performance Period shall not require the grant of an Award to such Eligible Individual in any subsequent Performance Period and the grant of an Award to any one Eligible Individual shall not require the grant of an Award to any other Eligible Individual in such period or in any other period.

        5.3    Types of Awards.    Notwithstanding anything in the Plan to the contrary, the Committee may grant any Award to an Eligible Individual intended to qualify as Performance-Based Compensation, including, without limitation, Restricted Stock the restrictions with respect to which lapse upon the attainment of specified Performance Goals, Restricted Stock Units that vest and become payable upon the attainment of specified Performance Goals and any Performance Awards described in Article 10 that vest or become exercisable or payable upon the attainment of one or more specified Performance Goals.

        5.4    Procedures with Respect to Performance-Based Awards.    To the extent necessary to comply with the requirements of Section 162(m)(4)(C) of the Code, with respect to any Award granted to one or more Eligible Individuals which is intended to qualify as Performance-Based Compensation, no later than 90 days following the commencement of any Performance Period or any designated fiscal period or period of service (or such earlier time as may be required under Section 162(m) of the Code), the Committee shall, in writing, (a) designate one or more Eligible Individuals, (b) select the Performance Criteria applicable to the Performance Period, (c) establish the Performance Goals, and amounts of such Awards, as applicable, which may be earned for such Performance Period based on the Performance Criteria, and (d) specify the relationship between Performance Criteria and the Performance Goals and the amounts of such Awards, as applicable, to be earned by each Covered Employee for such Performance Period. Following the completion of each Performance Period, the Committee shall certify in writing whether and the extent to which the applicable Performance Goals have been achieved for such Performance Period. In determining the amount earned under such Awards, the Committee shall have the right to reduce or eliminate (but not to increase) the amount payable at a given level of performance to take into account additional factors that the Committee may deem relevant, including the assessment of individual or corporate performance for the Performance Period.

        5.5    Payment of Performance-Based Awards.    Unless otherwise provided in the applicable Program or Award Agreement and only to the extent otherwise permitted by Section 162(m) of the Code, as to an Award that is intended to qualify as Performance-Based Compensation, the Holder must be employed by the Company or a Subsidiary throughout the Performance Period. Unless otherwise provided in the applicable Performance Goals, Program or Award Agreement, a Holder shall be eligible to receive payment pursuant to such Awards for a Performance Period only if and to the extent the Performance Goals for such period are achieved.

        5.6    Additional Limitations.    Notwithstanding any other provision of the Plan and except as otherwise determined by the Administrator, any Award which is granted to an Eligible Individual and is intended to qualify as Performance-Based Compensation shall be subject to any additional limitations set forth in Section 162(m) of the Code or any regulations or rulings issued thereunder that are requirements for qualification as Performance-Based Compensation, and the Plan and the applicable Program and Award Agreement shall be deemed amended to the extent necessary to conform to such requirements.

ARTICLE 6.

GRANTING OF OPTIONS

        6.1    Granting of Options to Eligible Individuals.    The Administrator is authorized to grant Options to Eligible Individuals from time to time, in its sole discretion, on such terms and conditions as it may determine, which shall not be inconsistent with the Plan.

        6.2    Qualification of Incentive Stock Options.    No Incentive Stock Option shall be granted to any person who is not an Employee of the Company or any subsidiary corporation (as defined in Section 424(f) of the Code) of the Company. No person who qualifies as a Greater Than 10% Stockholder may be granted an Incentive Stock Option unless such Incentive Stock Option conforms to the applicable provisions of Section 422 of the Code. Any Incentive Stock Option granted under the Plan may be modified by the Administrator, with the consent of the Holder, to disqualify such Option from treatment as an "incentive stock option" under Section 422 of the Code. To the extent that the aggregate Fair Market Value of stock with respect to which "incentive stock options" (within the meaning of Section 422 of the Code, but without regard to Section 422(d) of the Code) are exercisable for the first time by a Holder during any calendar year under the Plan, and all other plans of the Company and any parent or subsidiary corporation thereof (each as defined in Section 424(e) and

424(f) of the Code, respectively), exceeds $100,000, the Options shall be treated as Non-Qualified Stock Options to the extent required by Section 422 of the Code. The rule set forth in the immediately preceding sentence shall be applied by taking Options and other "incentive stock options" into account in the order in which they were granted and the Fair Market Value of stock shall be determined as of the time the respective options were granted.

        6.3    Option Exercise Price.    The exercise price per Share subject to each Option shall be set by the Administrator, but shall not be less than 100% of the Fair Market Value of a Share on the date the Option is granted (or, as to Incentive Stock Options, on the date the Option is modified, extended or renewed for purposes of Section 424(h) of the Code). In addition, in the case of Incentive Stock Options granted to a Greater Than 10% Stockholder, such price shall not be less than 110% of the Fair Market Value of a Share on the date the Option is granted (or the date the Option is modified, extended or renewed for purposes of Section 424(h) of the Code).

        6.4    Option Term.    The term of each Option (the "Option Term") shall be set by the Administrator in its sole discretion; provided, however, that the Option Term shall not be more than ten (10) years from the date the Option is granted, or five (5) years from the date an Incentive Stock Option is granted to a Greater Than 10% Stockholder. The Administrator shall determine the time period, including the time period following a Termination of Service, during which the Holder has the right to exercise the vested Options, which time period may not extend beyond the last day of the Option Term. Except as limited by the requirements of Section 409A, the Administrator may extend the Option Term of any outstanding Option, and may extend the time period during which vested Options may be exercised, in connection with any Termination of Service of the Holder, and may amend, subject to Section 14.1, any other term or condition of such Option relating to such a Termination of Service.

        6.5    Option Vesting.

          (a)   The period during which the right to exercise, in whole or in part, an Option vests in the Holder shall be set by the Administrator and the Administrator may determine that an Option may not be exercised in whole or in part for a specified period after it is granted. Such vesting may be based on service with the Company or any Subsidiary, any of the Performance Criteria, or any other criteria selected by the Administrator, and, except as limited by the Plan, at any time after the grant of an Option, the Administrator, in its sole discretion and subject to whatever terms and conditions it selects, may accelerate the period during which an Option vests.

          (b)   No portion of an Option which is unexercisable at a Holder's Termination of Service shall thereafter become exercisable, except as may be otherwise provided by the Administrator either in the applicable Program, the Award Agreement evidencing the grant of an Option, or by action of the Administrator following the grant of the Option. Unless otherwise determined by the Administrator in the Award Agreement or by action of the Administrator following the grant of the Option, the portion of an Option that is unexercisable at a Holder's Termination of Service shall automatically expire thirty (30) days following such Termination of Service.

        6.6    Substitute Awards.    Notwithstanding the foregoing provisions of this Article 6 to the contrary, in the case of an Option that is a Substitute Award, the price per share of the Shares subject to such Option may be less than the Fair Market Value per share on the date of grant; provided that the excess of: (a) the aggregate Fair Market Value (as of the date such Substitute Award is granted) of the Shares subject to the Substitute Award, over (b) the aggregate exercise price thereof does not exceed the excess of: (x) the aggregate fair market value (as of the time immediately preceding the transaction giving rise to the Substitute Award, such fair market value to be determined by the Administrator) of the shares of the predecessor entity that were subject to the grant assumed or substituted for by the Company, over (y) the aggregate exercise price of such shares.

 ARTICLE 7.

EXERCISE OF OPTIONS

        7.1    Partial Exercise.    An exercisable Option may be exercised in whole or in part. However, an Option shall not be exercisable with respect to fractional Shares and the Administrator may require that, by the terms of the Option, a partial exercise must be with respect to a minimum number of Shares.

        7.2    Manner of Exercise.    Unless otherwise indicated in an Award Agreement, all or a portion of an exercisable Option shall be deemed exercised upon delivery of all of the following to the Secretary of the Company, the stock administrator of the Company or such other person or entity designated by the Administrator, or his, her or its office, as applicable:

          (a)   A written or electronic notice complying with the applicable rules established by the Administrator stating that the Option, or a portion thereof, is exercised. The notice shall be signed by the Holder or other person then entitled to exercise the Option or such portion of the Option;

          (b)   Such representations and documents as the Administrator, in its sole discretion, deems necessary or advisable to effect compliance with Applicable Law. The Administrator, in its sole discretion, may also take whatever additional actions it deems appropriate to effect such compliance including, without limitation, placing legends on share certificates and issuing stop-transfer notices to agents and registrars;

          (c)   In the event that the Option shall be exercised pursuant to Section 12.3 by any person or persons other than the Holder, appropriate proof of the right of such person or persons to exercise the Option, as determined in the sole discretion of the Administrator; and

          (d)   Full payment of the exercise price and applicable withholding taxes to the stock administrator of the Company for the Shares with respect to which the Option, or portion thereof, is exercised, in a manner permitted by Sections 12.1 and 12.2.

        7.3    Notification Regarding Disposition.    The Holder shall give the Company prompt written or electronic notice of any disposition of Shares acquired by exercise of an Incentive Stock Option which occurs within (a) two years from the date of granting (including the date the Option is modified, extended or renewed for purposes of Section 424(h) of the Code) such Option to such Holder, or (b) one year after the transfer of such Shares to such Holder.

ARTICLE 8.

AWARD OF RESTRICTED STOCK

        8.1    Award of Restricted Stock.

          (a)   The Administrator is authorized to grant Restricted Stock to Eligible Individuals, and shall determine the terms and conditions, including the restrictions applicable to each award of Restricted Stock, which terms and conditions shall not be inconsistent with the Plan, and may impose such conditions on the issuance of such Restricted Stock as it deems appropriate.

          (b)   The Administrator shall establish the purchase price, if any, and form of payment for Restricted Stock; provided, however, that if a purchase price is charged, such purchase price shall be no less than the par value, if any, of the Shares to be purchased, unless otherwise permitted by Applicable Law. In all cases, legal consideration shall be required for each issuance of Restricted Stock.

        8.2    Rights as Stockholders.    Subject to Section 8.4, upon issuance of Restricted Stock, the Holder shall have, unless otherwise provided by the Administrator, all the rights of a stockholder with respect to said Shares, subject to the restrictions in the applicable Program or in each individual Award Agreement, including the right to receive all dividends and other distributions paid or made with respect to the Shares; provided, however, that, in the sole discretion of the Administrator, any extraordinary distributions with respect to the Shares shall be subject to the restrictions set forth in Section 8.3. In addition, with respect to a share of Restricted Stock with performance-based vesting, dividends which are paid prior to vesting shall only be paid out to the Holder to the extent that the performance-based vesting conditions are subsequently satisfied and the share of Restricted Stock vests.

        8.3    Restrictions.    All shares of Restricted Stock (including any shares received by Holders thereof with respect to shares of Restricted Stock as a result of stock dividends, stock splits or any other form of recapitalization) shall, in the terms of the applicable Program or in each individual Award Agreement, be subject to such restrictions and vesting requirements as the Administrator shall provide. Such restrictions may include, without limitation, restrictions concerning voting rights and transferability and such restrictions may lapse separately or in combination at such times and pursuant to such circumstances or based on such criteria as selected by the Administrator, including, without limitation, criteria based on the Holder's duration of employment, directorship or consultancy with the Company, the Performance Criteria, Company performance, individual performance or other criteria selected by the Administrator. By action taken after the Restricted Stock is issued, the Administrator may, on such terms and conditions as it may determine to be appropriate, accelerate the vesting of such Restricted Stock by removing any or all of the restrictions imposed by the terms of the applicable Program or Award Agreement. Restricted Stock may not be sold or encumbered until all restrictions are terminated or expire.

        8.4    Repurchase or Forfeiture of Restricted Stock.    Except as otherwise determined by the Administrator at the time of the grant of the Award or thereafter, if no price was paid by the Holder for the Restricted Stock, upon a Termination of Service during the applicable restriction period, the Holder's rights in unvested Restricted Stock then subject to restrictions shall lapse, and such Restricted Stock shall be surrendered to the Company and cancelled without consideration. If a price was paid by the Holder for the Restricted Stock, upon a Termination of Service during the applicable restriction period, the Company shall have the right to repurchase from the Holder the unvested Restricted Stock then subject to restrictions at a cash price per share equal to the price paid by the Holder for such Restricted Stock or such other amount as may be specified in the applicable Program or Award Agreement. Notwithstanding the foregoing, the Administrator, in its sole discretion, may provide that upon certain events, including a Change in Control, the Holder's death, retirement or disability or any other specified Termination of Service or any other event, the Holder's rights in unvested Restricted Stock shall not lapse, such Restricted Stock shall vest and, if applicable, the Company shall not have a right of repurchase.

        8.5    Certificates for Restricted Stock.    Restricted Stock granted pursuant to the Plan may be evidenced in such manner as the Administrator shall determine. Certificates or book entries evidencing shares of Restricted Stock shall include an appropriate legend referring to the terms, conditions, and restrictions applicable to such Restricted Stock. The Company, in its sole discretion, may (a) retain physical possession of any stock certificate evidencing shares of Restricted Stock until the restrictions thereon shall have lapsed and/or (b) require that the stock certificates evidencing shares of Restricted Stock be held in custody by a designated escrow agent (which may but need not be the Company) until the restrictions thereon shall have lapsed, and that the Holder deliver a stock power, endorsed in blank, relating to such Restricted Stock.

        8.6    Section 83(b) Election.    If a Holder makes an election under Section 83(b) of the Code to be taxed with respect to the Restricted Stock as of the date of transfer of the Restricted Stock rather than as of the date or dates upon which the Holder would otherwise be taxable under Section 83(a) of the Code, the Holder shall be required to deliver a copy of such election to the Company promptly after filing such election with the Internal Revenue Service along with proof of the timely filing thereof with the Internal Revenue Service.

 ARTICLE 9.

AWARD OF RESTRICTED STOCK UNITS

        9.1    Grant of Restricted Stock Units.    The Administrator is authorized to grant Awards of Restricted Stock Units to any Eligible Individual selected by the Administrator in such amounts and subject to such terms and conditions as determined by the Administrator.

        9.2    Term.    Except as otherwise provided herein, the term of a Restricted Stock Unit award shall be set by the Administrator in its sole discretion.

        9.3    Purchase Price.    The Administrator shall specify the purchase price, if any, to be paid by the Holder to the Company with respect to any Restricted Stock Unit award; provided, however, that value of the consideration shall not be less than the par value of a Share, unless otherwise permitted by Applicable Law.

        9.4    Vesting of Restricted Stock Units.    At the time of grant, the Administrator shall specify the date or dates on which the Restricted Stock Units shall become fully vested and nonforfeitable, and may specify such conditions to vesting as it deems appropriate, including, without limitation, vesting based upon the Holder's duration of service to the Company or any Subsidiary, one or more Performance Criteria, Company performance, individual performance or other specific criteria, in each case on a specified date or dates or over any period or periods, as determined by the Administrator.

        9.5    Maturity and Payment.    At the time of grant, the Administrator shall specify the maturity date applicable to each grant of Restricted Stock Units, which shall be no earlier than the vesting date or dates of the Award and may be determined at the election of the Holder (if permitted by the applicable Award Agreement); provided that, except as otherwise determined by the Administrator, set forth in any applicable Award Agreement, and subject to compliance with Section 409A of the Code, in no event shall the maturity date relating to each Restricted Stock Unit occur following the later of (a) the 15th day of the third month following the end of calendar year in which the applicable portion of the Restricted Stock Unit vests; or (b) the 15th day of the third month following the end of the Company's fiscal year in which the applicable portion of the Restricted Stock Unit vests. On the maturity date, the Company shall, subject to Section 12.4(e), transfer to the Holder one unrestricted, fully transferable Share for each Restricted Stock Unit scheduled to be paid out on such date and not previously forfeited, or in the sole discretion of the Administrator, an amount in cash equal to the Fair Market Value of such Shares on the maturity date or a combination of cash and Common Stock as determined by the Administrator.

        9.6    Payment upon Termination of Service.    An Award of Restricted Stock Units shall only be payable while the Holder is an Employee, a Consultant or a member of the Board, as applicable; provided, however, that the Administrator, in its sole discretion, may provide (in an Award Agreement or otherwise) that a Restricted Stock Unit award may be paid subsequent to a Termination of Service in certain events, including a Change in Control, the Holder's death, retirement or disability or any other specified Termination of Service.

        9.7    No Rights as a Stockholder.    Unless otherwise determined by the Administrator, a Holder of Restricted Stock Units shall possess no incidents of ownership with respect to the Shares represented by such Restricted Stock Units, unless and until such Shares are transferred to the Holder pursuant to the terms of this Plan and the Award Agreement.

 ARTICLE 10.

AWARD OF PERFORMANCE AWARDS, DIVIDEND EQUIVALENTS AND STOCK PAYMENTS

        10.1    Performance Awards.

          (a)   The Administrator is authorized to grant Performance Awards, including Awards of Performance Stock Units, to any Eligible Individual and to determine whether such Performance Awards shall be Performance-Based Compensation. The value of Performance Awards, including Performance Stock Units, may be linked to any one or more of the Performance Criteria or other specific criteria determined by the Administrator, in each case on a specified date or dates or over any period or periods and in such amounts as may be determined by the Administrator. Performance Awards, including Performance Stock Unit awards may be paid in cash, Shares, or a combination of cash and Shares, as determined by the Administrator.

          (b)   Without limiting Section 10.1(a), the Administrator may grant Performance Awards to any Eligible Individual in the form of a cash bonus payable upon the attainment of objective Performance Goals, or such other criteria, whether or not objective, which are established by the Administrator, in each case on a specified date or dates or over any period or periods determined by the Administrator. Any such bonuses paid to a Holder which are intended to be Performance-Based Compensation shall be based upon objectively determinable bonus formulas established in accordance with the provisions of Article 5.

        10.2    Dividend Equivalents.

        Dividend Equivalents may be granted by the Administrator based on dividends declared on the Common Stock, to be credited as of dividend payment dates with respect to dividends with record dates that occur during the period between the date an Award is granted to a Holder and the date such Award vests, is exercised, is distributed or expires, as determined by the Administrator. Such Dividend Equivalents shall be converted to cash or additional Shares by such formula and at such time and subject to such restrictions and limitations as may be determined by the Administrator. In addition, Dividend Equivalents with respect to an Award with performance-based vesting that are based on dividends paid prior to the vesting of such Award shall only be paid out to the Holder to the extent that the performance-based vesting conditions are subsequently satisfied and the Award vests.

        10.3    Stock Payments.    The Administrator is authorized to make Stock Payments to any Eligible Individual. The number or value of Shares of any Stock Payment shall be determined by the Administrator and may be based upon one or more Performance Criteria or any other specific criteria, including service to the Company or any Subsidiary, determined by the Administrator. Shares underlying a Stock Payment which is subject to a vesting schedule or other conditions or criteria set by the Administrator shall not be issued until those conditions have been satisfied. Unless otherwise provided by the Administrator, a Holder of a Stock Payment shall have no rights as a Company stockholder with respect to such Stock Payment until such time as the Stock Payment has vested and the Shares underlying the Award have been issued to the Holder. Stock Payments may, but are not required to, be made in lieu of base salary, bonus, fees or other cash compensation otherwise payable to such Eligible Individual.

        10.4    Term.    The term of a Performance Award, Dividend Equivalent award and/or Stock Payment award shall be established by the Administrator in its sole discretion.

        10.5    Purchase Price.    The Administrator may establish the purchase price of a Performance Award or Shares distributed as a Stock Payment award; provided, however, that value of the consideration shall not be less than the par value of a Share, unless otherwise permitted by Applicable Law.

        10.6    Termination of Service.    A Performance Award, Stock Payment award, and/or Dividend Equivalent award is distributable only while the Holder is an Employee, Director or Consultant, as applicable. The Administrator, however, in its sole discretion, may provide that the Performance Award, Dividend Equivalent award, and/or Stock Payment award may be distributed subsequent to a Termination of Service in certain events, including a Change in Control, the Holder's death, retirement or disability or any other specified Termination of Service.

ARTICLE 11.

AWARD OF STOCK APPRECIATION RIGHTS

        11.1    Grant of Stock Appreciation Rights.

          (a)   The Administrator is authorized to grant Stock Appreciation Rights to Eligible Individuals from time to time, in its sole discretion, on such terms and conditions as it may determine, which shall not be inconsistent with the Plan.

          (b)   A Stock Appreciation Right shall entitle the Holder (or other person entitled to exercise the Stock Appreciation Right pursuant to the Plan) to exercise all or a specified portion of the Stock Appreciation Right (to the extent then exercisable pursuant to its terms) and to receive from the Company an amount determined by multiplying the difference obtained by subtracting the exercise price per share of the Stock Appreciation Right from the Fair Market Value on the date of exercise of the Stock Appreciation Right by the number of Shares with respect to which the Stock Appreciation Right shall have been exercised, subject to any limitations the Administrator may impose. Except as described in (c) below, the exercise price per Share subject to each Stock Appreciation Right shall be set by the Administrator, but shall not be less than 100% of the Fair Market Value on the date the Stock Appreciation Right is granted.

          (c)   Notwithstanding the foregoing provisions of Section 11.1(b) to the contrary, in the case of a Stock Appreciation Right that is a Substitute Award, the price per share of the Shares subject to such Stock Appreciation Right may be less than 100% of the Fair Market Value per share on the date of grant; provided that the excess of: (i) the aggregate Fair Market Value (as of the date such Substitute Award is granted) of the Shares subject to the Substitute Award, over (ii) the aggregate exercise price thereof does not exceed the excess of: (x) the aggregate fair market value (as of the time immediately preceding the transaction giving rise to the Substitute Award, such fair market value to be determined by the Administrator) of the shares of the predecessor entity that were subject to the grant assumed or substituted for by the Company, over (y) the aggregate exercise price of such shares.

        11.2    Stock Appreciation Right Vesting.

          (a)   The period during which the right to exercise, in whole or in part, a Stock Appreciation Right vests in the Holder shall be set by the Administrator and the Administrator may determine that a Stock Appreciation Right may not be exercised in whole or in part for a specified period after it is granted. Such vesting may be based on service with the Company or any Subsidiary, any of the Performance Criteria, or any other criteria selected by the Administrator. Except as limited by the Plan, at any time after grant of a Stock Appreciation Right, the Administrator, in its sole discretion and subject to whatever terms and conditions it selects, may accelerate the period during which a Stock Appreciation Right vests.

          (b)   No portion of a Stock Appreciation Right which is unexercisable at a Holder's Termination of Service shall thereafter become exercisable, except as may be otherwise provided by the Administrator in the applicable Program, the Award Agreement evidencing the grant of a Stock Appreciation Right, or by action of the Administrator following the grant of the Stock Appreciation Right.

        11.3    Manner of Exercise.    All or a portion of an exercisable Stock Appreciation Right shall be deemed exercised upon delivery of all of the following to the Secretary of the Company, the stock administrator of the Company, or such other person or entity designated by the Administrator, or his, her or its office, as applicable:

          (a)   A written or electronic notice complying with the applicable rules established by the Administrator stating that the Stock Appreciation Right, or a portion thereof, is exercised. The notice shall be signed by the Holder or other person then entitled to exercise the Stock Appreciation Right or such portion of the Stock Appreciation Right;

          (b)   Such representations and documents as the Administrator, in its sole discretion, deems necessary or advisable to effect compliance with Applicable Law. The Administrator, in its sole discretion, may also take whatever additional actions it deems appropriate to effect such compliance, including, without limitation, placing legends on share certificates and issuing stop-transfer notices to agents and registrars;

          (c)   In the event that the Stock Appreciation Right shall be exercised pursuant to this Section 11.3 by any person or persons other than the Holder, appropriate proof of the right of such person or persons to exercise the Stock Appreciation Right, as determined in the sole discretion of the Administrator; and

          (d)   Full payment of the exercise price and applicable withholding taxes to the stock administrator of the Company for the Shares with respect to which the Stock Appreciation Right, or portion thereof, is exercised, in a manner permitted by Sections 12.1 and 12.2.

        11.4    Stock Appreciation Right Term.    The term of each Stock Appreciation Right (the "Stock Appreciation Right Term") shall be set by the Administrator in its sole discretion; provided, however, that the Stock Appreciation Right Term shall not be more than ten (10) years from the date the Stock Appreciation Right is granted. The Administrator shall determine the time period, including the time period following a Termination of Service, during which the Holder has the right to exercise the vested Stock Appreciation Rights, which time period may not extend beyond the last day of the Stock Appreciation Right Term applicable to such Stock Appreciation Right. Except as limited by the requirements of Section 409A of the Code and regulations and rulings thereunder or the first sentence of this Section 11.4, the Administrator may extend the Stock Appreciation Right Term of any outstanding Stock Appreciation Right, and may extend the time period during which vested Stock Appreciation Rights may be exercised, in connection with any Termination of Service of the Holder, and may amend, subject to Section 14.1, any other term or condition of such Stock Appreciation Right relating to such a Termination of Service.

        11.5    Payment.    Payment of the amounts payable with respect to Stock Appreciation Rights pursuant to this Article 11 shall be in cash, Shares (based on its Fair Market Value as of the date the Stock Appreciation Right is exercised), or a combination of both, as determined by the Administrator.

ARTICLE 12.

ADDITIONAL TERMS OF AWARDS

        12.1    Payment.    The Administrator shall determine the methods by which payments by any Holder with respect to any Awards granted under the Plan shall be made, including, without limitation: (a) cash or check, (b) Shares (including, in the case of payment of the exercise price of an Award, Shares issuable pursuant to the exercise of the Award) or Shares held for such period of time as may be required by the Administrator in order to avoid adverse accounting consequences, in each case, having a Fair Market Value on the date of delivery equal to the aggregate payments required, (c) delivery of a written or electronic notice that the Holder has placed a market sell order with a broker acceptable to the Company with respect to Shares then issuable upon exercise or vesting of an

Award, and that the broker has been directed to pay a sufficient portion of the net proceeds of the sale to the Company in satisfaction of the aggregate payments required; provided that payment of such proceeds is then made to the Company upon settlement of such sale, or (d) any other form of legal consideration acceptable to the Administrator in its sole discretion. The Administrator shall also determine the methods by which Shares shall be delivered or deemed to be delivered to Holders. Notwithstanding any other provision of the Plan to the contrary, no Holder who is a Director or an "executive officer" of the Company within the meaning of Section 13(k) of the Exchange Act shall be permitted to make payment with respect to any Awards granted under the Plan, or continue any extension of credit with respect to such payment, with a loan from the Company or a loan arranged by the Company in violation of Section 13(k) of the Exchange Act.

        12.2    Tax Withholding.    The Company or any Subsidiary shall have the authority and the right to deduct or withhold, or require a Holder to remit to the Company, an amount sufficient to satisfy federal, state, local and foreign taxes (including the Holder's FICA, employment tax or other social security contribution obligation) required by law to be withheld with respect to any taxable event concerning a Holder arising as a result of the Plan. The Administrator, in its sole discretion and in satisfaction of the foregoing requirement, may withhold, or allow a Holder to elect to have the Company withhold, Shares otherwise issuable under an Award (or allow the surrender of Shares). The number of Shares which may be so withheld or surrendered shall be limited to the number of Shares which have a fair market value on the date of withholding or repurchase equal to the aggregate amount of such liabilities based on the minimum statutory withholding rates for federal, state, local and foreign income tax and payroll tax purposes that are applicable to such supplemental taxable income. The Administrator shall determine the fair market value of the Shares, consistent with applicable provisions of the Code, for tax withholding obligations due in connection with a broker-assisted cashless Option or Stock Appreciation Right exercise involving the sale of Shares to pay the Option or Stock Appreciation Right exercise price or any tax withholding obligation.

        12.3    Transferability of Awards.

          (a)   Except as otherwise provided in Section 12.3(b) and 12.3(c):

              (i)  No Award under the Plan may be sold, pledged, assigned or transferred in any manner other than by will or the laws of descent and distribution or, subject to the consent of the Administrator, pursuant to a DRO, unless and until such Award has been exercised, or the Shares underlying such Award have been issued, and all restrictions applicable to such Shares have lapsed;

             (ii)  No Award or interest or right therein shall be liable for the debts, contracts or engagements of the Holder or the Holder's successors in interest or shall be subject to disposition by transfer, alienation, anticipation, pledge, hypothecation, encumbrance, assignment or any other means whether such disposition be voluntary or involuntary or by operation of law by judgment, levy, attachment, garnishment or any other legal or equitable proceedings (including bankruptcy), and any attempted disposition thereof shall be null and void and of no effect, except to the extent that such disposition is permitted by Section 12.3(a)(i); and

            (iii)  During the lifetime of the Holder, only the Holder may exercise an Award (or any portion thereof) granted to such Holder under the Plan, unless it has been disposed of pursuant to a DRO; after the death of the Holder, any exercisable portion of an Award may, prior to the time when such portion becomes unexercisable under the Plan or the applicable Program or Award Agreement, be exercised by the Holder's personal representative or by any person empowered to do so under the deceased Holder's will or under the then-applicable laws of descent and distribution.

          (b)   Notwithstanding Section 12.3(a), the Administrator, in its sole discretion, may determine to permit a Holder to transfer an Award other than an Incentive Stock Option to any one or more Permitted Transferees, subject to the following terms and conditions: (i) an Award transferred to a Permitted Transferee shall not be assignable or transferable by the Permitted Transferee other than by will or the laws of descent and distribution or pursuant to a DRO; (ii) an Award transferred to a Permitted Transferee shall continue to be subject to all the terms and conditions of the Award as applicable to the original Holder (other than the ability to further transfer the Award); and (iii) the Holder and the Permitted Transferee shall execute any and all documents requested by the Administrator, including, without limitation documents to (A) confirm the status of the transferee as a Permitted Transferee, (B) satisfy any requirements for an exemption for the transfer under Applicable Law and (C) evidence the transfer.

          (c)   Notwithstanding Section 12.3(a), a Holder may, in the manner determined by the Administrator, designate a beneficiary to exercise the rights of the Holder and to receive any distribution with respect to any Award upon the Holder's death. A beneficiary, legal guardian, legal representative, or other person claiming any rights pursuant to the Plan is subject to all terms and conditions of the Plan and any Program or Award Agreement applicable to the Holder, except to the extent the Plan, the Program and the Award Agreement otherwise provide, and to any additional restrictions deemed necessary or appropriate by the Administrator. If the Holder is married or a domestic partner in a domestic partnership qualified under Applicable Law and resides in a community property state, a designation of a person other than the Holder's spouse or domestic partner, as applicable, as the Holder's beneficiary with respect to more than 50% of the Holder's interest in the Award shall not be effective without the prior written or electronic consent of the Holder's spouse or domestic partner. If no beneficiary has been designated or survives the Holder, payment shall be made to the person entitled thereto pursuant to the Holder's will or the laws of descent and distribution. Subject to the foregoing, a beneficiary designation may be changed or revoked by a Holder at any time; provided that the change or revocation is filed with the Administrator prior to the Holder's death.

        12.4    Conditions to Issuance of Shares.

          (a)   Notwithstanding anything herein to the contrary, the Company shall not be required to issue or deliver any certificates or make any book entries evidencing Shares pursuant to the exercise of any Award, unless and until the Board or the Committee has determined, with advice of counsel, that the issuance of such Shares is in compliance with Applicable Law and the Shares are covered by an effective registration statement or applicable exemption from registration. In addition to the terms and conditions provided herein, the Board or the Committee may require that a Holder make such reasonable covenants, agreements and representations as the Board or the Committee, in its sole discretion, deems advisable in order to comply with Applicable Law.

          (b)   All share certificates delivered pursuant to the Plan and all Shares issued pursuant to book entry procedures are subject to any stop-transfer orders and other restrictions as the Administrator deems necessary or advisable to comply with Applicable Law. The Administrator may place legends on any share certificate or book entry to reference restrictions applicable to the Shares.

          (c)   The Administrator shall have the right to require any Holder to comply with any timing or other restrictions with respect to the settlement, distribution or exercise of any Award, including a window-period limitation, as may be imposed in the sole discretion of the Administrator.

          (d)   No fractional Shares shall be issued and the Administrator, in its sole discretion, shall determine whether cash shall be given in lieu of fractional Shares or whether such fractional Shares shall be eliminated by rounding down.

          (e)   Notwithstanding any other provision of the Plan, unless otherwise determined by the Administrator or required by Applicable Law, the Company shall not deliver to any Holder certificates evidencing Shares issued in connection with any Award and instead such Shares shall be recorded in the books of the Company (or, as applicable, its transfer agent or stock plan administrator).

        12.5    Forfeiture and Claw-Back Provisions.    Pursuant to its general authority to determine the terms and conditions applicable to Awards under the Plan, the Administrator shall have the right to provide, in an Award Agreement or otherwise, or to require a Holder to agree by separate written or electronic instrument, that: (i) Any proceeds, gains or other economic benefit actually or constructively received by the Holder upon any receipt or exercise of the Award, or upon the receipt or resale of any Shares underlying the Award, shall be paid to the Company, and (ii) the Award shall terminate and any unexercised portion of the Award (whether or not vested) shall be forfeited, if (x) a Termination of Service occurs prior to a specified date, or within a specified time period following receipt or exercise of the Award, or (y) the Holder at any time, or during a specified time period, engages in any activity in competition with the Company, or which is inimical, contrary or harmful to the interests of the Company, as further defined by the Administrator or (z) the Holder incurs a Termination of Service for "cause" (as such term is defined in the sole discretion of the Administrator, or as set forth in a written agreement relating to such Award between the Company and the Holder). All Awards (including any proceeds, gains or other economic benefit actually or constructively received by the Holder upon any receipt or exercise of any Award or upon the receipt or resale of any Shares underlying the Award) shall be subject to the provisions of any claw-back policy implemented by the Company, including, without limitation, any claw-back policy adopted to comply with the requirements of Applicable Law, including without limitation the Dodd-Frank Wall Street Reform and Consumer Protection Act and any rules or regulations promulgated thereunder, to the extent set forth in such claw-back policy and/or in the applicable Award Agreement.

        12.6    Prohibition on Repricing.    Subject to Section 14.2, the Administrator shall not, without the approval of the stockholders of the Company, (i) authorize the amendment of any outstanding Option or Stock Appreciation Right to reduce its price per share, or (ii) cancel any Option or Stock Appreciation Right in exchange for cash or another Award when the Option or Stock Appreciation Right price per share exceeds the Fair Market Value of the underlying Shares. Subject to Section 14.2, the Administrator shall have the authority, without the approval of the stockholders of the Company, to amend any outstanding Award to increase the price per share or to cancel and replace an Award with the grant of an Award having a price per share that is greater than or equal to the price per share of the original Award. Furthermore, for purposes of this Section 12.6, except in connection with a corporate transaction involving the Company (including, without limitation, any stock dividend, stock split, extraordinary cash dividend, recapitalization, reorganization, merger, consolidation, split-up, spin-off, combination or exchange of shares), the terms of outstanding Awards may not be amended to reduce the exercise price per share of outstanding Options or Stock Appreciation Rights or cancel outstanding Options or Stock Appreciation Rights in exchange for cash, other Awards or Options or Stock Appreciation Rights with an exercise price per share that is less than the exercise price per share of the original Options or Stock Appreciation Rights without the approval of the stockholders of the Company.

ARTICLE 13.

ADMINISTRATION

        13.1    Administrator.    The Committee (or another committee or a subcommittee of the Board assuming the functions of the Committee under the Plan) shall administer the Plan (except as otherwise permitted herein). To the extent necessary to comply with Rule 16b-3 of the Exchange Act, and with respect to Awards that are intended to be Performance-Based Compensation, including

Options and Stock Appreciation Rights, the Committee (or another committee or subcommittee of the Board assuming the functions of the Committee under the Plan) shall take all action with respect to such Awards, and the individuals taking such action shall consist solely of two or more Non-Employee Directors appointed by and holding office at the pleasure of the Board, each of whom is intended to qualify as both a "non-employee director" as defined by Rule 16b-3 of the Exchange Act or any successor rule and an "outside director" for purposes of Section 162(m) of the Code. Additionally, to the extent required by Applicable Law, each of the individuals constituting the Committee (or another committee or subcommittee of the Board assuming the functions of the Committee under the Plan) shall be an "independent director" under the rules of any securities exchange or automated quotation system on which the Shares are listed, quoted or traded. Notwithstanding the foregoing, any action taken by the Committee shall be valid and effective, whether or not members of the Committee at the time of such action are later determined not to have satisfied the requirements for membership set forth in this Section 13.l or otherwise provided in any charter of the Committee. Except as may otherwise be provided in any charter of the Committee, appointment of Committee members shall be effective upon acceptance of appointment. Committee members may resign at any time by delivering written or electronic notice to the Board. Vacancies in the Committee may only be filled by the Board. Notwithstanding the foregoing, (a) the full Board, acting by a majority of its members in office, shall conduct the general administration of the Plan with respect to Awards granted to Non-Employee Directors and, with respect to such Awards, the terms "Administrator" and "Committee" as used in the Plan shall be deemed to refer to the Board and (b) the Board or Committee may delegate its authority hereunder to the extent permitted by Section 13.6.

        13.2    Duties and Powers of Committee.    It shall be the duty of the Committee to conduct the general administration of the Plan in accordance with its provisions. The Committee shall have the power to interpret the Plan, the Program and the Award Agreement, and to adopt such rules for the administration, interpretation and application of the Plan as are not inconsistent therewith, to interpret, amend or revoke any such rules and to amend any Program or Award Agreement; provided that the rights or obligations of the Holder of the Award that is the subject of any such Program or Award Agreement are not affected adversely by such amendment, unless the consent of the Holder is obtained or such amendment is otherwise permitted under Section 12.5 or Section 14.10. Any such grant or award under the Plan need not be the same with respect to each Holder. Any such interpretations and rules with respect to Incentive Stock Options shall be consistent with the provisions of Section 422 of the Code. In its sole discretion, the Board may at any time and from time to time exercise any and all rights and duties of the Committee under the Plan except with respect to matters which under Rule 16b-3 under the Exchange Act or any successor rule, or Section 162(m) of the Code, or any regulations or rules issued thereunder, or the rules of any securities exchange or automated quotation system on which the Shares are listed, quoted or traded are required to be determined in the sole discretion of the Committee.

        13.3    Action by the Committee.    Unless otherwise established by the Board or in any charter of the Committee, a majority of the Committee shall constitute a quorum and the acts of a majority of the members present at any meeting at which a quorum is present, and acts approved in writing by all members of the Committee in lieu of a meeting, shall be deemed the acts of the Committee. Each member of the Committee is entitled to, in good faith, rely or act upon any report or other information furnished to that member by any officer or other employee of the Company or any Subsidiary, the Company's independent certified public accountants, or any executive compensation consultant or other professional retained by the Company to assist in the administration of the Plan.

        13.4    Authority of Administrator.    Subject to the Company's Bylaws, the Committee's Charter and any specific designation in the Plan, the Administrator has the exclusive power, authority and sole discretion to:

          (a)   Designate Eligible Individuals to receive Awards;

          (b)   Determine the type or types of Awards to be granted to each Eligible Individual;

          (c)   Determine the number of Awards to be granted and the number of Shares to which an Award will relate;

          (d)   Determine the terms and conditions of any Award granted pursuant to the Plan, including, but not limited to, the exercise price, grant price, purchase price, any Performance Criteria, any reload provision, any restrictions or limitations on the Award, any schedule for vesting, lapse of forfeiture restrictions or restrictions on the exercisability of an Award, and accelerations or waivers thereof, and any provisions related to non-competition and recapture of gain on an Award, based in each case on such considerations as the Administrator in its sole discretion determines;

          (e)   Determine whether, to what extent, and pursuant to what circumstances an Award may be settled in, or the exercise price of an Award may be paid in cash, Shares, other Awards, or other property, or an Award may be canceled, forfeited, or surrendered;

          (f)    Prescribe the form of each Award Agreement, which need not be identical for each Holder;

          (g)   Decide all other matters that must be determined in connection with an Award;

          (h)   Establish, adopt, or revise any rules and regulations as it may deem necessary or advisable to administer the Plan;

          (i)    Interpret the terms of, and any matter arising pursuant to, the Plan, any Program or any Award Agreement;

          (j)    Make all other decisions and determinations that may be required pursuant to the Plan or as the Administrator deems necessary or advisable to administer the Plan; and

          (k)   Accelerate wholly or partially the vesting or lapse of restrictions of any Award or portion thereof at any time after the grant of an Award, subject to whatever terms and conditions it selects and Section 14.2.

        13.5    Decisions Binding.    The Administrator's interpretation of the Plan, any Awards granted pursuant to the Plan, any Program, any Award Agreement and all decisions and determinations by the Administrator with respect to the Plan are final, binding and conclusive on all parties.

        13.6    Delegation of Authority.    To the extent permitted by Applicable Law, the Board or Committee may from time to time delegate to a committee of one or more members of the Board or one or more officers of the Company the authority to grant or amend Awards or to take other administrative actions pursuant to this Article 13; provided, however, that in no event shall an officer of the Company be delegated the authority to grant awards to, or amend awards held by, the following individuals: (a) individuals who are subject to Section 16 of the Exchange Act, (b) Covered Employees or (c) officers of the Company (or Directors) to whom authority to grant or amend Awards has been delegated hereunder; provided, further, that any delegation of administrative authority shall only be permitted to the extent it is permissible under Section 162(m) of the Code and other Applicable Law. Any delegation hereunder shall be subject to the restrictions and limits that the Board or Committee specifies at the time of such delegation, and the Board may at any time rescind the authority so delegated or appoint a new delegatee. At all times, the delegatee appointed under this Section 13.6 shall serve in such capacity at the pleasure of the Board and the Committee.

 ARTICLE 14.

MISCELLANEOUS PROVISIONS

        14.1    Amendment, Suspension or Termination of the Plan.    Except as otherwise provided in this Section 14.1, the Plan may be wholly or partially amended or otherwise modified, suspended or terminated at any time or from time to time by the Board or the Committee. However, without approval of the Company's stockholders given within twelve (12) months before or after the action by the Administrator, no action of the Administrator may, except as provided in Section 14.2, (a) increase the limits imposed in Section 3.1 on the maximum number of Shares which may be issued under the Plan, (b) reduce the price per share of any outstanding Option or Stock Appreciation Right granted under the Plan or take any action prohibited under Section 12.6, or (c) cancel any Option or Stock Appreciation Right in exchange for cash or another Award when the Option or Stock Appreciation Right price per share exceeds the Fair Market Value of the underlying Shares. Except as provided in Section 12.5 and Section 14.10, no amendment, suspension or termination of the Plan shall, without the consent of the Holder, impair any rights or obligations under any Award theretofore granted or awarded, unless the Award itself otherwise expressly so provides. No Awards may be granted or awarded during any period of suspension or after termination of the Plan, and notwithstanding anything herein to the contrary, in no event may any Award be granted under the Plan after the tenth (10th) anniversary of the Effective Date (the "Expiration Date"). Any Awards that are outstanding on the Expiration Date shall remain in force according to the terms of the Plan and the applicable Award Agreement.

        14.2    Changes in Common Stock or Assets of the Company, Acquisition or Liquidation of the Company and Other Corporate Events.

          (a)   In the event of any stock dividend, stock split, combination or exchange of shares, merger, consolidation or other distribution (other than normal cash dividends) of Company assets to stockholders, or any other change affecting the Shares of the Company's stock or the share price of the Company's stock other than an Equity Restructuring, the Administrator may make equitable adjustments, if any, to reflect such change with respect to: (i) the aggregate number and kind of Shares that may be issued under the Plan (including, but not limited to, adjustments of the limitations in Sections 3.1 and 3.3 on the maximum number and kind of Shares which may be issued under the Plan, and adjustments of the Award Limit, and adjustments of the manner in which shares subject to Full Value Awards will be counted); (ii) the number and kind of Shares (or other securities or property) subject to outstanding Awards; (iii) (iii) the terms and conditions of any outstanding Awards (including, without limitation, any applicable performance targets or criteria with respect thereto); and (iv) the grant or exercise price per share for any outstanding Awards under the Plan. Any adjustment affecting an Award intended as Performance-Based Compensation shall be made consistent with the requirements of Section 162(m) of the Code.

          (b)   In the event of any transaction or event described in Section 14.2(a) or any unusual or nonrecurring transactions or events affecting the Company, any Subsidiary of the Company, or the financial statements of the Company or any Subsidiary, or of changes in Applicable Law or accounting principles, the Administrator, in its sole discretion, and on such terms and conditions as it deems appropriate, either by the terms of the Award or by action taken prior to the occurrence of such transaction or event and either automatically or upon the Holder's request, is hereby authorized to take any one or more of the following actions whenever the Administrator determines that such action is appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan or with respect to any

  Award under the Plan, to facilitate such transactions or events or to give effect to such changes in laws, regulations or principles:

              (i)  To provide for either (A) termination of any such Award in exchange for an amount of cash, if any, equal to the amount that would have been attained upon the exercise of such Award or realization of the Holder's rights (and, for the avoidance of doubt, if as of the date of the occurrence of the transaction or event described in this Section 14.2 the Administrator determines in good faith that no amount would have been attained upon the exercise of such Award or realization of the Holder's rights, then such Award may be terminated by the Company without payment) or (B) the replacement of such Award with other rights or property selected by the Administrator, in its sole discretion, having an aggregate value not exceeding the amount that could have been attained upon the exercise of such Award or realization of the Holder's rights had such Award been currently exercisable or payable or fully vested;

             (ii)  To provide that such Award be assumed by the successor or survivor corporation, or a parent or subsidiary thereof, or shall be substituted for by similar options, rights or awards covering the stock of the successor or survivor corporation, or a parent or subsidiary thereof, with appropriate adjustments as to the number and kind of shares and prices;

            (iii)  To make adjustments in the number and type of Shares of the Company's stock (or other securities or property) subject to outstanding Awards, and in the number and kind of outstanding Restricted Stock and/or in the terms and conditions of (including the grant or exercise price), and the criteria included in, outstanding Awards and Awards which may be granted in the future;

            (iv)  To provide that such Award shall be exercisable or payable or fully vested with respect to all Shares covered thereby, notwithstanding anything to the contrary in the Plan or the applicable Program or Award Agreement; and

             (v)  To provide that the Award cannot vest, be exercised or become payable after such event.

          (c)   In connection with the occurrence of any Equity Restructuring, and notwithstanding anything to the contrary in Section 14.2(a) and 14.2(b):

              (i)  The number and type of securities subject to each outstanding Award and/or the exercise price or grant price thereof, if applicable, shall be equitably adjusted; and/or

             (ii)  The Administrator shall make such equitable adjustments, if any, as the Administrator, in its sole discretion, may deem appropriate to reflect such Equity Restructuring with respect to the aggregate number and kind of Shares that may be issued under the Plan (including, but not limited to, adjustments of the limitations in Sections 3.1 and 3.3 on the maximum number and kind of Shares which may be issued under the Plan, adjustments of the Award Limit, and adjustments of the manner in which Shares subject to Full Value Awards will be counted). The adjustments provided under this Section 14.2(c) shall be nondiscretionary and shall be final and binding on the affected Holder and the Company.

          (d)   Notwithstanding any other provision of the Plan, in the event of a Change in Control, each outstanding Award shall continue in effect or be assumed or an equivalent Award substituted by the successor corporation or a parent or subsidiary of the successor corporation.

          (e)   In the event that the successor corporation in a Change in Control refuses to assume or substitute for the Award, the Administrator may cause any or all of such Awards to become fully exercisable immediately prior to the consummation of such transaction and all forfeiture restrictions on any or all of such Awards to lapse. If an Award is exercisable in lieu of assumption or substitution in the event of a Change in Control, the Administrator shall notify the Holder that the Award shall be fully exercisable for a period of fifteen (15) days from the date of such notice, contingent upon the occurrence of the Change in Control, and the Award shall terminate upon the expiration of such period.

          (f)    For the purposes of this Section 14.2, an Award shall be considered assumed if, following the Change in Control, the Award confers the right to purchase or receive, for each Share subject to the Award immediately prior to the Change in Control, the consideration (whether stock, cash, or other securities or property) received in the Change in Control by holders of Common Stock for each Share held on the effective date of the transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding Shares); provided, however, that if such consideration received in the Change in Control was not solely common stock of the successor corporation or its parent, the Administrator may, with the consent of the successor corporation, provide for the consideration to be received upon the exercise of the Award, for each Share subject to an Award, to be solely common stock of the successor corporation or its parent equal in fair market value to the per-share consideration received by holders of Common Stock in the Change in Control.

          (g)   The Administrator, in its sole discretion, may include such further provisions and limitations in any Award, agreement or certificate, as it may deem equitable and in the best interests of the Company that are not inconsistent with the provisions of the Plan.

          (h)   With respect to Awards which are granted to Covered Employees and are intended to qualify as Performance-Based Compensation, no adjustment or action described in this Section 14.2 or in any other provision of the Plan shall be authorized to the extent that such adjustment or action would cause such Award to fail to so qualify as Performance-Based Compensation, unless the Administrator determines that the Award should not so qualify. No adjustment or action described in this Section 14.2 or in any other provision of the Plan shall be authorized to the extent that such adjustment or action would cause the Plan to violate Section 422(b)(1) of the Code. Furthermore, no such adjustment or action shall be authorized to the extent such adjustment or action would result in short-swing profits liability under Section 16 or violate the exemptive conditions of Rule 16b-3 unless the Administrator determines that the Award is not to comply with such exemptive conditions.

          (i)    The existence of the Plan, the Program, the Award Agreement and the Awards granted hereunder shall not affect or restrict in any way the right or power of the Company or the stockholders of the Company to make or authorize any adjustment, recapitalization, reorganization or other change in the Company's capital structure or its business, any merger or consolidation of the Company, any issue of stock or of options, warrants or rights to purchase stock or of bonds, debentures, preferred or prior preference stocks whose rights are superior to or affect the Common Stock or the rights thereof or which are convertible into or exchangeable for Common Stock, or the dissolution or liquidation of the Company, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise.

          (j)    No action shall be taken under this Section 14.2 which shall cause an Award to fail to be exempt from or comply with Section 409A of the Code or the Treasury Regulations thereunder.

          (k)   In the event of any pending stock dividend, stock split, combination or exchange of shares, merger, consolidation or other distribution (other than normal cash dividends) of Company assets to stockholders, or any other change affecting the Shares or the share price of the Common Stock including any Equity Restructuring, for reasons of administrative convenience, the Administrator, in its sole discretion, may refuse to permit the exercise of any Award during a period of up to thirty (30) days prior to the consummation of any such transaction.

        14.3    Approval of Plan by Stockholders.    The Plan shall be submitted for the approval of the Company's stockholders within twelve (12) months after the date of the Board's initial adoption of the Plan. Awards may be granted or awarded prior to such stockholder approval; provided that such Awards shall not be exercisable, shall not vest and the restrictions thereon shall not lapse and no Shares shall be issued pursuant thereto prior to the time when the Plan is approved by the stockholders; and provided, further, that if such approval has not been obtained at the end of said twelve (12) month period, all Awards previously granted or awarded under the Plan shall thereupon be canceled and become null and void.

        14.4    No Stockholders Rights.    Except as otherwise provided herein, a Holder shall have none of the rights of a stockholder with respect to Shares covered by any Award until the Holder becomes the record owner of such Shares.

        14.5    Paperless Administration.    In the event that the Company establishes, for itself or using the services of a third party, an automated system for the documentation, granting or exercise of Awards, such as a system using an internet website or interactive voice response, then the paperless documentation, granting or exercise of Awards by a Holder may be permitted through the use of such an automated system.

        14.6    Effect of Plan upon Other Compensation Plans.    The adoption of the Plan shall not affect any other compensation or incentive plans in effect for the Company or any Subsidiary. Nothing in the Plan shall be construed to limit the right of the Company or any Subsidiary: (a) to establish any other forms of incentives or compensation for Employees, Directors or Consultants of the Company or any Subsidiary, or (b) to grant or assume options or other rights or awards otherwise than under the Plan in connection with any proper corporate purpose including without limitation, the grant or assumption of options in connection with the acquisition by purchase, lease, merger, consolidation or otherwise, of the business, stock or assets of any corporation, partnership, limited liability company, firm or association.

        14.7    Compliance with Laws.    The Plan, the granting and vesting of Awards under the Plan and the issuance and delivery of Shares and the payment of money under the Plan or under Awards granted or awarded hereunder are subject to compliance with all Applicable Law (including but not limited to state, federal and foreign securities law and margin requirements), and to such approvals by any listing, regulatory or governmental authority as may, in the opinion of counsel for the Company, be necessary or advisable in connection therewith. Any securities delivered under the Plan shall be subject to such restrictions, and the person acquiring such securities shall, if requested by the Company, provide such assurances and representations to the Company as the Company may deem necessary or desirable to assure compliance with all Applicable Law. To the extent permitted by Applicable Law, the Plan and Awards granted or awarded hereunder shall be deemed amended to the extent necessary to conform to Applicable Law.

        14.8    Titles and Headings, References to Sections of the Code or Exchange Act.    The titles and headings of the Sections in the Plan are for convenience of reference only and, in the event of any conflict, the text of the Plan, rather than such titles or headings, shall control. References to sections of the Code or the Exchange Act shall include any amendment or successor thereto.

        14.9    Governing Law.    The Plan and any agreements hereunder shall be administered, interpreted and enforced under the internal laws of the State of Delaware without regard to conflicts of laws thereof or of any other jurisdiction.

        14.10    Section 409A.    To the extent that the Administrator determines that any Award granted under the Plan is subject to Section 409A of the Code, the Program pursuant to which such Award is granted and the Award Agreement evidencing such Award shall incorporate the terms and conditions required by Section 409A of the Code. To the extent applicable, the Plan, the Program and any Award

Agreements shall be interpreted in accordance with Section 409A of the Code and Department of Treasury regulations and other interpretive guidance issued thereunder, including without limitation any such regulations or other guidance that may be issued after the Effective Date. Notwithstanding any provision of the Plan to the contrary, in the event that following the Effective Date the Administrator determines that any Award may be subject to Section 409A of the Code and related Department of Treasury guidance (including such Department of Treasury guidance as may be issued after the Effective Date), the Administrator may adopt such amendments to the Plan and the applicable Program and Award Agreement or adopt other policies and procedures (including amendments, policies and procedures with retroactive effect), or take any other actions, that the Administrator determines are necessary or appropriate to (a) exempt the Award from Section 409A of the Code and/or preserve the intended tax treatment of the benefits provided with respect to the Award, or (b) comply with the requirements of Section 409A of the Code and related Department of Treasury guidance and thereby avoid the application of any penalty taxes under such Section.

        14.11    No Rights to Awards.    No Eligible Individual or other person shall have any claim to be granted any Award pursuant to the Plan, and neither the Company nor the Administrator is obligated to treat Eligible Individuals, Holders or any other persons uniformly.

        14.12    Unfunded Status of Awards.    The Plan is intended to be an "unfunded" plan for incentive compensation. With respect to any payments not yet made to a Holder pursuant to an Award, nothing contained in the Plan or any Program or Award Agreement shall give the Holder any rights that are greater than those of a general creditor of the Company or any Subsidiary.

        14.13    Indemnification.    To the extent allowable pursuant to Applicable Law, each member of the Committee or of the Board shall be indemnified and held harmless by the Company from any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by such member in connection with or resulting from any claim, action, suit, or proceeding to which he or she may be a party or in which he or she may be involved by reason of any action or failure to act pursuant to the Plan and against and from any and all amounts paid by him or her in satisfaction of judgment in such action, suit, or proceeding against him or her; provided he or she gives the Company an opportunity, at its own expense, to handle and defend the same before he or she undertakes to handle and defend it on his or her own behalf. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled pursuant to the Company's Certificate of Incorporation or Bylaws, as a matter of law, or otherwise, or any power that the Company may have to indemnify them or hold them harmless.

        14.14    Relationship to other Benefits.    No payment pursuant to the Plan shall be taken into account in determining any benefits under any pension, retirement, savings, profit sharing, group insurance, welfare or other benefit plan of the Company or any Subsidiary except to the extent otherwise expressly provided in writing in such other plan or an agreement thereunder.

        14.15    Expenses.    The expenses of administering the Plan shall be borne by the Company and its Subsidiaries.

* * * * *

I hereby certify that the foregoing Plan was duly adopted by the Board of Directors of Momenta Pharmaceuticals, Inc. on March 5, 2013.

* * * * *

I hereby certify that the foregoing Plan was approved by the stockholders of Momenta Pharmaceuticals, Inc. on                              , 2013.

Executed on this                day of                        , 2013.

Corporate Secretary

1 1 12345678 12345678 12345678 12345678 12345678 12345678 12345678 12345678 000000000000 NAME THE COMPANY NAME INC. - COMMON 123,456,789,012.12345 THE COMPANY NAME INC. - CLASS A 123,456,789,012.12345 THE COMPANY NAME INC. - CLASS B 123,456,789,012.12345 THE COMPANY NAME INC. - CLASS C 123,456,789,012.12345 THE COMPANY NAME INC. - CLASS D 123,456,789,012.12345 THE COMPANY NAME INC. - CLASS E 123,456,789,012.12345 THE COMPANY NAME INC. - CLASS F 123,456,789,012.12345 THE COMPANY NAME INC. - 401 K 123,456,789,012.12345 . x 02 0000000000 JOB # 1 OF 2 1 OF 2 PAGE SHARES CUSIP # SEQUENCE # THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: Signature (Joint Owners) Signature [PLEASE SIGN WITHIN BOX] Date Date CONTROL # SHARES To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below. 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0000176287_1 R1.0.0.51160 For Withhold For All All All Except The Board of Directors recommends you vote FOR the following: 1. Election of Directors Nominees 01 Thomas P. Koestler 02 Bennett M. Shapiro 03 Elizabeth Stoner MOMENTA PHARMACEUTICALS, INC. 675 WEST KENDALL STREET CAMBRIDGE, MA 02142 Investor Address Line 1 Investor Address Line 2 Investor Address Line 3 Investor Address Line 4 Investor Address Line 5 John Sample 1234 ANYWHERE STREET ANY CITY, ON A1A 1A1 Investor Address Line 1 Investor Address Line 2 Investor Address Line 3 Investor Address Line 4 Investor Address Line 5 John Sample 1234 ANYWHERE STREET ANY CITY, ON A1A 1A1 VOTE BY INTERNET - www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS If you would like to reduce the costs incurred by Momenta Pharmaceuticals, Inc. in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. The Board of Directors recommends you vote FOR proposals 2, 3 and 4. For Against Abstain 2. To ratify the selection by the audit committee of the Company's board of directors of Ernst & Young LLP as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2013. 3. To approve, on an advisory basis, the compensation of the Company's named executive officers. 4. To approve the Momenta Pharmaceuticals, Inc. 2013 Incentive Award Plan. NOTE: The shares represented by this proxy when properly executed will be voted in the manner directed herein by the undersigned Stockholder(s). If no direction is made, this proxy will be voted FOR items 1, 2, 3 and 4. If any other matters properly come before the meeting, or if cumulative voting is required,the person named in the proxy will vote in their discretion. Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer. Yes No Please indicate if you plan to attend this meeting

ANNUAL MEETING OF STOCKHOLDERS OF
MOMENTA PHARMACEUTICALS, INC.

June 11, 2013

Please date, sign and mail your proxy card in the envelope provided as soon as possible.

Dear Stockholder:

Please take note of the important information enclosed with this proxy card. There are matters related to the operation of the Company that require your prompt attention. Your vote counts, and you are strongly encouraged to exercise your right to vote the shares.

Please mark the boxes on the proxy card to indicate how the shares will be voted. Then sign and date the card, detach it and return your proxy in the enclosed postage-paid envelope.

Thank you in advance for your prompt consideration of these matters.

Sincerely,

Momenta Pharmaceuticals, Inc.

0000176287_2 R1.0.0.51160

Continued and to be signed on reverse side

0000176287_2 R1.0.0.51160 Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Annual Report, Notice & Proxy Statement is/ are available at www.proxyvote.com . PROXY MOMENTA PHARMACEUTICALS, INC. 675 WEST KENDALL STREET CAMBRIDGE, MASSACHUSETTS 02142 The undersigned, revoking all prior proxies, hereby appoints Craig A. Wheeler, Bruce A. Leicher and Richard P. Shea, as proxies, each with the power to appoint his substitute, and hereby authorizes each of them to represent and vote, as designated on the reverse side, all shares of common stock of Momenta Pharmaceuticals, Inc., held of record by the undersigned on April 15, 2013 at the Annual Meeting of Stockholders to be held on June 11, 2013 at 10:30 a.m., at the Hotel Marlowe, 25 Edwin H. Land Blvd., Cambridge, Massachusetts 02141 and any adjournments thereof. The undersigned hereby directs Messrs. Wheeler, Leicher and Shea to vote in accordance with their best judgment on any matters which may properly come before the Annual Meeting, all as indicated in the Notice of Annual Meeting, receipt of which is hereby acknowledged, and to act on the matters set forth in such Notice as specifi ed by the undersigned. THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED. IF NO DIRECTION IS GIVEN WITH RESPECT TO A PARTICULAR PROPOSAL, THIS PROXY WILL BE VOTED FOR PROPOSALS 1, 2, 3 and 4, AND IN THE DISCRETION OF MESSRS. WHEELER, LEICHER AND SHEA, ON ANY OTHER ITEMS THAT MAY PROPERLY COME BEFORE THE ANNUAL MEETING. ATTENDANCE OF THE UNDERSIGNED AT THE ANNUAL MEETING OR AT ANY ADJOURNMENT THEREOF WILL NOT BE DEEMED TO REVOKE THIS PROXY UNLESS THE UNDERSIGNED REVOKES THIS PROXY IN WRITING. UNLESS VOTING THE SHARES OF OUR COMMON STOCK OVER THE INTERNET OR BY TELEPHONE, PLEASE FILL IN, DATE, SIGN AND MAIL THIS PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE. THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON JUNE 11, 2013 Continued and to be signed on reverse side

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MOMENTA PHARMACEUTICALS, INC. 675 West Kendall Street Cambridge, Massachusetts 02142
MOMENTA PHARMACEUTICALS, INC. 675 West Kendall Street Cambridge, Massachusetts 02142
MOMENTA PHARMACEUTICALS, INC. 675 WEST KENDALL STREET CAMBRIDGE, MASSACHUSETTS 02142
PROXY STATEMENT
PROPOSAL ONE ELECTION OF DIRECTORS
CORPORATE GOVERNANCE
EXECUTIVE COMPENSATION
SUMMARY COMPENSATION TABLE FOR 2012
2012 GRANTS OF PLAN-BASED AWARDS
OUTSTANDING EQUITY AWARDS AT 2012 YEAR-END
2012 OPTION EXERCISES AND STOCK VESTED
2012 DIRECTOR COMPENSATION
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT AND RELATED STOCKHOLDER MATTERS
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
POLICIES AND PROCEDURES FOR RELATED PERSON TRANSACTIONS
PROPOSAL TWO RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
PROPOSAL THREE ADVISORY VOTE ON EXECUTIVE COMPENSATION
PROPOSAL FOUR APPROVAL OF THE MOMENTA PHARMACEUTICALS, INC. 2013 INCENTIVE AWARD PLAN
STOCKHOLDER PROPOSALS
HOUSEHOLDING OF ANNUAL MEETING MATERIALS
OTHER MATTERS
GENERAL
  Exhibit A
MOMENTA PHARMACEUTICALS, INC. 2013 INCENTIVE AWARD PLAN ARTICLE 1. PURPOSE
ARTICLE 2. DEFINITIONS AND CONSTRUCTION
ARTICLE 3. SHARES SUBJECT TO THE PLAN
ARTICLE 4. GRANTING OF AWARDS
ARTICLE 5. PROVISIONS APPLICABLE TO AWARDS INTENDED TO QUALIFY AS PERFORMANCE-BASED COMPENSATION
ARTICLE 6. GRANTING OF OPTIONS
ARTICLE 7. EXERCISE OF OPTIONS
ARTICLE 8. AWARD OF RESTRICTED STOCK
ARTICLE 9. AWARD OF RESTRICTED STOCK UNITS
ARTICLE 10. AWARD OF PERFORMANCE AWARDS, DIVIDEND EQUIVALENTS AND STOCK PAYMENTS
ARTICLE 11. AWARD OF STOCK APPRECIATION RIGHTS
ARTICLE 12. ADDITIONAL TERMS OF AWARDS
ARTICLE 13. ADMINISTRATION
ARTICLE 14. MISCELLANEOUS PROVISIONS